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                           LOAN AND SECURITY AGREEMENT

                           Dated as of March 24, 1998

                                     Between

                             ITHACA INDUSTRIES, INC.

                                 (the Borrower)

                                       and

                                THE LENDERS PARTY
                            HERETO FROM TIME TO TIME

                                  (the Lenders)

                                       and

                                NATIONSBANK, N.A.

                                   (the Agent)

                                       and

                             NATIONSBANC MONTGOMERY
                                 SECURITIES LLC

                      (the Syndication Agent and Arranger)

                                       and

                        BANKAMERICA BUSINESS CREDIT, INC.

                            (the Documentation Agent)

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                              TABLE OF CONTENTS(7)

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ARTICLE 1

      DEFINITIONS.............................................................1
      SECTION 1.1.  Definitions...............................................1

ARTICLE 2

      REVOLVING CREDIT FACILITY..............................................37
      SECTION 2.1.  Revolving Credit Loans...................................37
      SECTION 2.2.  Manner of Borrowing Revolving Credit Loans...............38
      SECTION 2.3.  Repayment of Revolving Credit Loans......................40
      SECTION 2.4.  Revolving Credit Note....................................40
      SECTION 2.5.  Extension of Revolving Credit Facility...................41

ARTICLE 3

      LETTER OF CREDIT FACILITY..............................................41
      SECTION 3.1.  Agreement to Issue.......................................41
      SECTION 3.2.  Amounts..................................................41
      SECTION 3.3.  Conditions...............................................41
      SECTION 3.4.  Issuance of Letters of Credit............................42
      SECTION 3.5.  Duties of the Issuing Bank...............................43
      SECTION 3.6.  Payment of Reimbursement Obligations.....................43
      SECTION 3.7.  Participations...........................................43
      SECTION 3.8.  Indemnification, Exoneration.............................45
      SECTION 3.9.  Supporting Letter of Credit; Cash Collateral.............47

ARTICLE 4

      TERM LOAN FACILITY.....................................................48
      SECTION 4.1.  Term Loan................................................48
      SECTION 4.2.  Manner of Borrowing Term Loan............................48
      SECTION 4.3.  Repayment of Term Loan...................................48
      SECTION 4.4.  Term Notes...............................................48
      SECTION 4.5.  Prepayment of Term Loan..................................49

--------

(7) This Table of Contents is included for reference purposes only and does not constitute part of the Loan and Security Agreement.


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ARTICLE 5

      GENERAL LOAN PROVISIONS................................................49
      SECTION 5.1.  Interest.................................................49
      SECTION 5.2.  Certain Fees.............................................51
      SECTION 5.3.  Manner of Payment........................................53
      SECTION 5.4.  General..................................................53
      SECTION 5.5.  Loan Accounts; Statements of Accounts....................54
      SECTION 5.6.  Termination of Agreement.................................54
      SECTION 5.7.  Making of Loans..........................................55
      SECTION 5.8.  Settlement Among Lenders.................................57
      SECTION 5.9.  Mandatory Prepayments....................................62
      SECTION 5.10.  Prepayment Fee..........................................64
      SECTION 5.11.  Payments Not at End of Interest Period; Failure
                       to Borrow.............................................65
      SECTION 5.12.  Assumptions Concerning Funding of Eurodollar Rate Loans.65
      SECTION 5.13.  Notice of Conversion or Continuation....................66
      SECTION 5.14.  Conversion or Continuation..............................66
      SECTION 5.15.  Duration of Interest Periods; Maximum Number of
                       Eurodollar Rate Loans; Minimum Increments.............66
      SECTION 5.16.  Changed Circumstances...................................67
      SECTION 5.17.  Cash Collateral Account.................................70

ARTICLE 6

      CONDITIONS PRECEDENT...................................................71
      SECTION 6.1.  Conditions Precedent to Initial Loans and Letters
                      of Credit......................71
      SECTION 6.2.  All Loans; Letters of Credit.............................76

ARTICLE 7

      REPRESENTATIONS AND WARRANTIES OF BORROWER.............................77
      SECTION 7.1.  Representations and Warranties...........................77
      SECTION 7.2.  Survival of Representations and Warranties, Et...........89

ARTICLE 8

      SECURITY INTEREST......................................................89
      SECTION 8.1.  Security Interest........................................89
      SECTION 8.2.  Continued Priority of Security Interest..................90


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ARTICLE 9

      COLLATERAL COVENANTS...................................................91
      SECTION 9.1.  Collection of Receivables................................91
      SECTION 9.2.  Verification and Notification............................92
      SECTION 9.3.  Disputes, Returns and Adjustments........................92
      SECTION 9.4.  Invoices.................................................93
      SECTION 9.5.  Delivery of Instruments..................................93
      SECTION 9.6.  Sales of Inventory.......................................93
      SECTION 9.7.  Ownership and Defense of Title...........................93
      SECTION 9.8.  Insurance................................................94
      SECTION 9.9.  Location of Offices and Collateral.......................95
      SECTION 9.10.  Records Relating to Collateral..........................95
      SECTION 9.11.  Inspection..............................................95
      SECTION 9.12.  Information and Reports.................................96
      SECTION 9.13.  Power of Attorney.......................................97
      SECTION 9.14.  Additional Real Estate and Leases.......................97
      SECTION 9.15.  Assignment of Claims Act................................98
      SECTION 9.16.  Covenant to Guarantee Obligations and Give Security.....98

ARTICLE 10

      AFFIRMATIVE COVENANTS..................................................99
      SECTION 10.1.  Preservation of Corporate Existence and
                       Similar Matters.......................................99
      SECTION 10.2.  Compliance with Applicable Laws.........................99
      SECTION 10.3.  Maintenance of Property................................100
      SECTION 10.4.  Conduct of Business....................................100
      SECTION 10.5.  Insurance..............................................100
      SECTION 10.6.  Payment of Taxes and Claims............................100
      SECTION 10.7.  Accounting Methods and Financial Records...............100
      SECTION 10.8.  Use of Proceeds........................................101
      SECTION 10.9.  Hazardous Waste and Substances; Environmental
                            Requirements....................................101
      SECTION 10.10.  Syndication...........................................102
      SECTION 10.11.  Interest Rate Protection Agreements...................102

ARTICLE 11

      INFORMATION...........................................................102
      SECTION 11.1.  Financial Statements...................................102
      SECTION 11.2.  Accountants' Certificate...............................103
      SECTION 11.3.  Officer's Certificate..................................103
      SECTION 11.4.  Copies of Other Reports................................104
      SECTION 11.5.  Notice of Litigation and Other.........................104


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      SECTION 11.6.  ERISA..................................................105
      SECTION 11.7.  Accuracy of Information................................105
      SECTION 11.8.  Revisions or Updates to Schedules......................106
      SECTION 11.9.  Seller Subordinated Indebtedness Certificate...........106

ARTICLE 12

      NEGATIVE COVENANTS....................................................106
      SECTION 12.1.  Financial Ratios.......................................106
      SECTION 12.2.  Indebtedness for Money Borrowed........................107
      SECTION 12.3.  Guarantees.............................................108
      SECTION 12.4.  Investments............................................108
      SECTION 12.5.  Capital Expenditures...................................108
      SECTION 12.6.  Restricted Payments, Et................................108
      SECTION 12.7.  Merger, Consolidation and Sale of Assets...............108
      SECTION 12.8.  Transactions with Affiliates...........................109
      SECTION 12.9.  Liens..................................................109
      SECTION 12.10.  Capitalized Lease Obligations.........................109
      SECTION 12.11.  Operating Lease Obligations...........................109
      SECTION 12.12.  Plans.................................................110
      SECTION 12.13.  Amendments of Other Agreements........................110
      SECTION 12.14.  Minimum Availability..................................110
      SECTION 12.15.  Fiscal Year...........................................110
      SECTION 12.16.  Limitation on Issuance of Capital Stock...............110
      SECTION 12.17.  Limitation on Certain Restrictions on Subsidiaries....110

ARTICLE 13

      DEFAULT...............................................................111
      SECTION 13.1.  Events of Default......................................111
      SECTION 13.2.  Remedies...............................................115
      SECTION 13.3.  Application of Proceeds................................117
      SECTION 13.4.  Power of Attorney......................................118
      SECTION 13.5.  Miscellaneous Provisions...............................118

ARTICLE 14

      ASSIGNMENTS...........................................................119
      SECTION 14.1.  Successors and Assigns; Participations.................119
      SECTION 14.2.  Representation of Lenders..............................122


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ARTICLE 15

      AGENT.................................................................122
      SECTION 15.1.  Appointment of Agent...................................122
      SECTION 15.2.  Delegation of Duties...................................123
      SECTION 15.3.  Exculpatory Provisions.................................123
      SECTION 15.4.  Reliance by Agent......................................123
      SECTION 15.5.  Notice of Default......................................124
      SECTION 15.6.  Non-Reliance on Agent and Other Lenders................124
      SECTION 15.7.  Indemnification........................................124
      SECTION 15.8.  Agent in Its Individual Capacity.......................125
      SECTION 15.9.  Successor Agent........................................125
      SECTION 15.10.  Notices from Agent to Lenders.........................126
      SECTION 15.11.  Syndication Agent; Documentation Agent................126
      SECTION 15.12.  Intercreditor Agreement...............................126

ARTICLE 16

      MISCELLANEOUS.........................................................126
      SECTION 16.1.  Notices................................................126
      SECTION 16.2.  Expenses...............................................127
      SECTION 16.3.  Stamp and Other Taxes..................................128
      SECTION 16.4.  Setoff.................................................128
      SECTION 16.5.  Litigation.............................................129
      SECTION 16.6.  Waiver of Rights.......................................129
      SECTION 16.7.  Consent to Advertising and Publicity...................130
      SECTION 16.8.  Reversal of Payments...................................130
      SECTION 16.9.  Injunctive Relief......................................130
      SECTION 16.10.  Accounting Matters....................................131
      SECTION 16.11.  Amendments; Waivers...................................131
      SECTION 16.12.  Assignment............................................133
      SECTION 16.13.  Performance of Borrower's Duties......................133
      SECTION 16.14.  Indemnification.......................................133
      SECTION 16.15.  All Powers Coupled with Interest......................134
      SECTION 16.16.  Survival..............................................134
      SECTION 16.17.  Titles and Captions...................................134
      SECTION 16.18.  Severability of Provisions............................134
      SECTION 16.19.  Governing Law.........................................135
      SECTION 16.20.  Counterparts..........................................135
      SECTION 16.21.  Reproduction of Documents.............................135
      SECTION 16.22.  Term of Agreement.....................................135
      SECTION 16.23.  Pro-Rata Participation................................135
      SECTION 16.24.  Receivables Securitization............................136


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      SECTION 16.25.  Final Agreement.......................................136
      SECTION 16.26.  Waiver of Consequential Damages, Etc..................136


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                         ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I                 PERFORMANCE PRICING MATRIX
ANNEX II                COMMITMENTS

EXHIBIT A-1             FORM OF REVOLVING CREDIT NOTE
EXHIBIT A-2             FORM OF TERM NOTE
EXHIBIT B               FORM OF BORROWING BASE CERTIFICATE
EXHIBIT C               FORM OF OPINION OF COUNSEL FOR BORROWER
EXHIBIT D               FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT E               FORM OF SETTLEMENT REPORT
EXHIBIT F               FORM OF COMPLIANCE CERTIFICATE

Schedule 1.1A           Permitted Liens
Schedule 1.1B           Excepted Accounts
Schedule 7.1(a)         Organization
Schedule 7.1(c)         Subsidiaries; Ownership of Stock
Schedule 7.1(e)         Compliance with Laws
Schedule 7.1(f)         Description of Business
Schedule 7.1(g)         Governmental Approvals
Schedule 7.1(h)         Title to Properties
Schedule 7.1(i)         Liens
Schedule 7.1(j)         Indebtedness and Guarantees
Schedule 7.1(k)         Litigation
Schedule 7.1(l)         Tax Matters
Schedule 7.1(p)         ERISA
Schedule 7.1(t)         Location of Offices and Receivables
Schedule 7.1(u)         Locations of Inventory
Schedule 7.1(v)         Locations of Equipment
Schedule 7.1(w)         Real Estate
Schedule 7.1(x)         Corporate and Fictitious Names
Schedule 7.1(aa)        Employee Relations
Schedule 7.1(bb)        Proprietary Rights
Schedule 7.1(cc)        Trade Names
Schedule 10.8           Use of Proceeds


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

                           LOAN AND SECURITY AGREEMENT

                           Dated as of March 24, 1998

      ITHACA INDUSTRIES, INC., a Delaware corporation, the Lenders party to this Agreement from time to time, NATIONSBANK, N.A., a national banking association, as agent for the Lenders, NATIONSBANC MONTGOMERY SECURITIES LLC, as syndication agent for the Lenders (the "Syndication Agent") and as arranger (the "Arranger"), and BANKAMERICA BUSINESS CREDIT, INC., as document agent (the "Documentation Agent"), agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

            SECTION 1.1. Definitions. For the purposes of this Agreement:

            "Account Debtor" means a Person who is obligated on a Receivable.

            "Acquire" or "Acquisition", as applied to any Business Unit or Investment, means the acquiring or acquisition of such Business Unit or Investment by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

            "Acquired Assets" means the assets and business of the Seller acquired by the Borrower from the Seller pursuant to the Acquisition Documents.

            "Acquisition Agreement" means the Asset Purchase Agreement dated as of March 13, 1998 between the Seller and the Borrower, as the same may be amended up to and through the Effective Date with the consent of the Lenders.

            "Acquisition Documents" means, collectively, the Acquisition Agreement and all other documents, agreements and certificates executed in connection with the consummation of the transactions contemplated by the Acquisition Agreement.

            "Acquisition Documents Assignment" means the Collateral Assignment of Acquisition Documents, in form and substance satisfactory to the Agent, dated on or about the Effective Date, made by the Borrower in favor of the Agent, for the benefit of the Secured Creditors, as such agreement may be amended, modified or supplemented from time to time.


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            "Affiliate" means, with respect to a Person, (a) any partner, officer, shareholder (if holding more than 10% of the outstanding shares of capital stock of such Person), director, employee or managing agent of such Person, (b) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. Notwithstanding the foregoing, when used in subpart (g) and (p) of the definition of "Eligible Receivables", in subpart
(c) of the definition of "Restricted Payment", and in Section 12.8, "Affiliate" means (a) any partner, officer, director, employee or managing agent of such Person, (b) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 50% or more of any class of voting stock or partnership or other voting interest of such Person or any Subsidiary of such Person, or (iii) 50% or more of the voting stock or partnership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise.

            "Agency Account" means an account of the Borrower maintained by it with a Clearing Bank pursuant to an Agency Account Agreement.

            "Agency Account Agreement" means an agreement among the Borrower, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Receivables or of any other Collateral and the application of such payments to the Secured Obligations.

            "Agent" means NationsBank, N.A., a national banking association, and any successor agent appointed pursuant to Section 15.9 hereof.

            "Agent's Office" means the office of the Agent specified in or determined in accordance with the provisions of Section 16.1.

            "Agreement" means and includes this Agreement, including all Annexes, Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto.

            "Agreement Date" means the date as of which this Agreement is dated.

            "Applicable Laws" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

            "Applicable Margin" means, as to the applicable Type and class of Loan, the following:

                  Revolving Credit Loans

                  Prime Rate Margin          =     0.75%
                  Eurodollar Rate Margin     =     2.50%

                  Term Loan

                  Prime Rate Margin          =     1.00%
                  Eurodollar Rate Margin     =     2.75%

The Applicable Margin shall be adjusted in accordance with the performance pricing matrix set forth on Annex I attached hereto based upon (a) the ratio of Consolidated Funded Indebtedness as of the date of determination to Consolidated Operating Cash Flow for the preceding four fiscal quarters, and (b) the Consolidated Fixed Charge Coverage Ratio for the preceding four fiscal quarters. Adjustments to the Applicable Margin shall be effective as of (i) the first day of the calendar month after the Agent's receipt of the Borrower's audited financial statements as of each fiscal year end (commencing with the financial statements for the fiscal year ending on January 30, 1999) in conformance with
Section 11.1(b), together with the accountant's certificate described in Section
11.2 setting forth the calculations necessary to determine the ratios referred to above, and (ii) the first day of the calendar month after the Agent's receipt of the Borrower's financial statements as of the last day of each subsequent fiscal quarter during each fiscal year in conformance with Section 11.1(c), together with the officer's certificate described in Section 11.3 setting forth the calculations necessary to determine the ratios referred to above; provided no decrease in the Applicable Margin shall be made if a Default or Event of Default exists as of the effective date of such scheduled adjustment. In the event the Borrower fails to provide in a timely manner the financial statements and certificates referred to above, and without prejudice to any additional rights under Sections 5.1(d) and 13.2, the maximum Applicable Margin shall apply to all Eurodollar Rate Loans and Prime Rate Loans until the first day of the calendar month after the Agent's receipt of such financial statements and certificates.

            "Asset Disposition" means the disposition of any asset of the Borrower or any of its Subsidiaries, other than sales of Inventory in the ordinary course of business.

            "Assignment and Acceptance" means an assignment and acceptance in the form attached hereto as Exhibit D assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to Section 14.1.


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            "Assignment of Factoring Proceeds" means an assignment by the
Borrower of the factoring proceeds payable to the Borrower pursuant to the terms of the Non-Notification Factoring Agreement, executed by the Borrower, the Agent, and the Factor.

            "Availability" means at any time (a) the amount described in clause
(b) of the definition of Borrowing Base at such time minus (b) the aggregate principal amount of Revolving Credit Loans outstanding at such time.

            "Benefit Plan" means an "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

            "Borrower" means Ithaca Industries, Inc., a Delaware corporation, and its successors and permitted assigns.

            "Borrowing" means a borrowing of Revolving Credit Loans bearing interest at the same rate, made by all Lenders on the same date and, in the case of Eurodollar Rate Loans, having a single Interest Period, and the continuation or conversion of an existing Loan or Loans in whole or in part.

            "Borrowing Base" means at any time an amount equal to the lesser of:

            (a) the Revolving Credit Facility minus the Letter of Credit Reserve, or

            (b) an amount equal to

                  (i) 85% of the face value of Eligible Receivables due and
            owing at such time, plus

                  (ii) the lesser of

                        (A) 55% (or, in the case of Eligible Inventory
                  consisting of work-in-process, the WIP Advance Rate) of the lesser of cost determined on a FIFO (or first-in-first-out) accounting basis and fair market value of Eligible Inventory, net of the Borrower's reserve for obsolescence and any other Inventory reserves of the Borrower at such time, plus 55% of the Foreign Letter of Credit Amount at such time, and

                        (B) $40,000,000, minus

                  (iii) the sum of

                        (A) the Letter of Credit Reserve, plus

                        (B) such other reserves as the Agent shall deem proper
                  in its reasonable judgment based on customary asset-based lending practices.

            "Borrowing Base Certificate" means a certificate in the form attached hereto as Exhibit B.

            "Business Day" means (a) any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia are authorized or required to close and (b) in respect of any determination with respect to a Eurodollar Rate Loan, any day referred to in clause (a) that is also a day on which tradings are conducted in the London interbank eurodollar market.

            "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

            "Capital Expenditures" means all capitalized expenditures, plus all capitalized Enterprise Resource Planning expenditures, in each case as determined in accordance with GAAP, but excluding any such expenditure made (i) to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is made with insurance proceeds or condemnation awards relating to any such damage, loss, destruction or condemnation or (ii) proceeds from the sale exchange of property to the extent utilized to purchase functionally equivalent property or equipment.

            "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

            "Cash Collateral" means collateral consisting of cash or Cash Equivalents on which the Agent, for the benefit of the Secured Creditors, has a first priority Lien.

            "Cash Collateral Account" means a special interest-bearing deposit account consisting of cash maintained at the principal office of the Agent and under the sole dominion and control of the Agent, for the benefit of the Secured Creditors, established pursuant to the provisions of Section 5.17 for the purposes set forth therein.

            "Cash Equivalents" means

            (a) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in each case maturing no later than 90 days from the date of acquisition;

            (b) certificates of deposit maturing no later than 90 days from the date of acquisition issued by U.S. commercial banks having a combined capital and surplus of over $200,000,000 and having a long-term debt rating of A- by S&P or A3 or better by Moody's;

            (c) commercial paper of a domestic issuer rated A-1 by S&P and P-1 by Moody's and maturing not more than ninety days after the date of acquisition;

            (d) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and

            (e) shares in money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through
      (d) of this definition.

            "Clearing Bank" means a banking institution with which an Agency Account has been established pursuant to an Agency Account Agreement.

            "Collateral" means and includes, collectively, all of the collateral referred to in each of the Security Documents and all of the Borrower's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

            (a) all Receivables,

            (b) all Inventory,

            (c) all Equipment,

            (d) all Contract Rights,

            (e) all General Intangibles,

            (f) all Real Estate,

            (g) all goods and other property, whether or not delivered,

                  (i) the sale or lease of which gives or purports to give rise to any Receivable, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or

                  (ii) securing any Receivable,

      including, without limitation, all rights as an unpaid vendor or lien or (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other property,

            (h) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any Receivable or other Collateral, or are acquired for the purpose of securing and enforcing any item thereof,

            (i) all documents of title, policies and certificates of insurance, securities, chattel paper and other documents and instruments evidencing or pertaining to any and all items of Collateral,

            (j) any demand, time, savings, passbook, money market or like depository account, and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC,

            (k) all Pledged Stock and all securities accounts, all commodity contracts and all commodity accounts,

            (l) (i) any investment account maintained by or on behalf of the Borrower with the Agent or any Lender or any Affiliate of the Agent or any Lender, (ii) any agreement governing such account, (iii) all cash, money, notes, securities, instruments, goods, accounts, documents, chattel paper, general intangibles and other property now or hereafter held by the Agent or any Lender or any Affiliate of the Agent or any Lender on behalf of the Borrower in connection with such investment account or deposited by the Borrower or on the Borrower's behalf to such investment account or otherwise credited thereto for the Borrower's benefit, or distributable to the Borrower from such investment account, together with all contracts for the sale or purchase of the foregoing, (iv) all of the Borrower's right, title and interest with respect to the deposit, investment, allocation, disposition, distribution or withdrawal of the foregoing, (v) all of the Borrower's right, title and interest with respect to the making of amendments, modifications or additions of or to the terms and conditions under which the investment account or investments maintained therein is to be maintained by the Borrower, the Agent, any Lender or any Affiliate of the Agent or any Lender on the Borrower's behalf, and (vi) all of the Borrower's books, records and receipts pertaining to or confirming any of the foregoing,

            (m) all files, correspondence, computer programs, tapes, discs and related data processing software which contain information identifying or pertaining to any of the Receivables, or any Account Debtor, or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof,

            (n) all cash and Cash Equivalents deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for the benefit of the Secured Creditors, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Security Documents, but specifically excluding deposits in the Excepted Accounts, and

            (o) any and all products and proceeds of the foregoing (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of, the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

            "Commitment" means, as to each Lender, the amount set forth on Annex II attached hereto, representing such Lender's obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of Section 14.1), to make Revolving Credit Loans and the Term Loan and to purchase participations in Letters of Credit or, from and after the date hereof, in the Register (as defined in Section 14.1) representing such Lender's obligation to make Revolving Credit Loans and to purchase participations in Letters of Credit and in its corresponding interest in all obligations outstanding under the Term Loan.

            "Commitment Percentage" means, as to each Lender, the percentage of the Total Commitment obtained by dividing such Lender's Commitment by the Total Commitment.

            "Consolidated Fixed Charge Coverage Ratio" means the ratio of (a) Consolidated Operating Cash Flow less Unfunded Capital Expenditures (other than Unfunded Capital Expenditures consisting of capitalized Enterprise Resource Planning expenditures) less cash dividends paid less cash taxes paid to (b) Consolidated Fixed Charges; provided, that, in calculating the Consolidated Fixed Charge Coverage Ratio for any fiscal period which includes the period from February 1, 1998 to and including the Effective Date, the Seller shall be deemed to have been a Consolidated Subsidiary of the Borrower for the period from February 1, 1998 to and including the Effective Date for all purposes except for the calculation of cash dividends.

            "Consolidated Fixed Charges" means, on a consolidated basis for the Borrower and its Consolidated Subsidiaries, the sum of cash Interest Expense (excluding the

Agent's annual $75,000 fee described in Section 5.2(b)) and scheduled principal payments, determined in accordance with GAAP.

            "Consolidated Funded Indebtedness" means (a) all Indebtedness under this Agreement and the Second Lien Senior Secured Facility and (b) all other Indebtedness for Money Borrowed of the Borrower and its Consolidated Subsidiaries.

            "Consolidated Net Income" means, for any period, net income (income after tax payments) determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

                  (a) any net income of any Person if such person is not a
            Subsidiary, except that equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person to the Borrower or any of its Consolidated Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Consolidated Subsidiary, to the limitation contained in clause (c) below);

                  (b) any net income of any Person acquired in a pooling of
            interests transaction for any period prior to the date of such acquisition;

                  (c) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Borrower to the extent of such restrictions, except that equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary to the Borrower or any of its Consolidated Subsidiaries during such period as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause);

                  (d) any gain or loss realized upon the sale or other
            disposition of any property, plant or equipment (including pursuant to any sale-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any capital stock of any Person; or

                  (e) other extraordinary items.

            "Consolidated Operating Cash Flow" means, in respect of any period, the sum of (a) Consolidated Net Income for such period and (b) the amount of all Interest Expense, depreciation, amortization and income taxes of the Borrower and its Consolidated Subsidiaries, but only to the extent deducted in the determination of Consolidated Net Income for such period; provided, that, in calculating Consolidated

Operating Cash Flow (except as such term is used to calculate Excess Cash Flow) for any fiscal period which includes the period from February 1, 1998 to and including the Effective Date, the Seller shall be deemed to have been a Consolidated Subsidiary of the Borrower for the period from February 1, 1998 to and including the Effective Date.

            "Consolidated Subsidiaries" means, as to the Borrower, the Subsidiaries of the Borrower whose accounts are at the time in question consolidated with those of the Borrower in accordance with GAAP.

            "Consolidated Tangible Net Worth" means the consolidated shareholders' equity of the Borrower as would be shown on a consolidated balance sheet of the Borrower less the book value of all assets which would be shown as intangible assets, all determined in accordance with GAAP.

            "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

            "Contingent Liability Reserve" means a reserve established by the Agent against the Borrowing Base in an amount equal to the amount deducted from the cash proceeds of any Asset Disposition pursuant to clauses (d) and (e) in the definition of "Net Proceeds" for contingent liabilities relating to the asset disposed.

            "Contract Rights" means any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper.

            "Copyrights" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to
(a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications, (b) all renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable from third parties under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing, and (e) all rights corresponding to any of the foregoing throughout the world.

            "Default" means any of the events specified in Section 13.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

            "Default Margin" means 3%.

            "Disbursement Account" means one or more accounts maintained by and in the name of the Borrower with a Disbursing Bank for the purposes of disbursing Revolving Credit Loan proceeds and amounts deposited thereto.

            "Disbursing Bank" means any commercial bank with which a Disburse ment Account is maintained after the Effective Date.

            "Dollar" and "$" means freely transferable United States dollars.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

            "Effective Date" means the later of (a) the Agreement Date, and (b) the first date on which all of the conditions set forth in Article 6 shall have been fulfilled or waived.

            "Effective Interest Rate" means each rate of interest per annum on the Revolving Credit Loans and the Term Loan in effect from time to time pursuant to the provisions of Sections 5.1(a) and (b).

            "Eligible Assignee" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement;
(c) any Affiliate of any Lender; and (d) if an Event of Default exists, any Person reasonably acceptable to the Agent; provided in each case that the representation contained in Section 14.2 hereof shall be applicable with respect to such Person.

            "Eligible Inventory" means Inventory of the Borrower which the Agent, in its reasonable judgment, determines to meet all of the following requirements:

            (a) such Inventory is owned by the Borrower, is stored at a location listed on Schedule 7.1(u), is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien,

            (b) such Inventory is in good condition and meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale,

            (c) such Inventory is currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower's business and is not discontinued, slow moving (as determined by Agent and Borrower based on the Borrower's general ledger reserve) or stale,

            (d) such Inventory is not obsolete or repossessed or used goods taken in trade, and such Inventory is not returned goods, unless such returned Inventory is saleable in the ordinary course of Borrower's business,

            (e) such Inventory is located within the United States at one of the locations set forth in the most recent Schedule of Inventory,

            (f) such Inventory is in the possession and control of the Borrower and not any third party or if the Inventory is held by a third party bailee and a negotiable instrument has not been issued with respect to it
      (i) a financing statement which names the third party bailee as the debtor/bailee, names the Borrower as the secured party/bailor, names the Agent as assignee of the secured party/bailor and contains a description of such Inventory acceptable to the Agent and otherwise in compliance with the requirements of Section 9-304(3) of the UCC has been filed in the appropriate filing office and (ii) such other steps as the Agent may reasonably require in order to establish and preserve the priority of the Security Interest against secured creditors of the third party bailee or the Borrower shall have been taken,

            (g) if such Inventory is located in a warehouse or other facility leased by the Borrower, the lessor has delivered to the Agent, on behalf of the Lenders, a waiver and consent in form and substance satisfactory to the Agent, and

            (h) such Inventory is not determined by the Agent, on behalf of the Lenders, in its reasonable judgment, based on customary asset-based lending practices, to be ineligible for any other reason.

            "Eligible Receivable" means a Receivable of the Borrower that consists of the unpaid portion of the obligation stated on the invoice issued to an Account Debtor with respect to Inventory sold and shipped to or services performed for such Account Debtor in the ordinary course of business, net of any credits or rebates owed by the Borrower to the Account Debtor and net of any commissions payable by the Borrower to third parties and that the Agent, in its reasonable judgment, determines to meet all of the following requirements:

            (a) such Receivable is owned by the Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of the Borrower to make such Receivable payable by the Account Debtor,

            (b) such Receivable shall be no older than 90 days from the date of invoice and have a due date no later than 60 days from the invoice date,

            (c) the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis, and not on a bill and hold basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis, or on the basis of any other similar understanding, and no material part of such goods has been returned or rejected,

            (d) such Receivable is not evidenced by chattel paper or an instrument of any kind, or if such Receivable is evidenced by chattel paper or an instrument, such chattel paper or instrument has been collaterally assigned to the Agent, for the benefit of the Secured Creditors, pursuant to an assignment in form and substance satisfactory to the Agent and is in the possession of the Agent,

            (e) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Agent's sole judgment, have a materially adverse effect on such Account Debtor's ability to pay the Receivable, unless such Receivable is covered by the Non-Notification Factoring Agreement and the Assignment of Factoring Proceeds is in effect,

            (f) such Receivable is not owing by an Account Debtor having 50% or more in face value of its then-existing accounts owing to the Borrower which do not meet the requirements set forth in clause (b) above,

            (g) such Receivable is not owing by an Account Debtor whose then-existing accounts owing to the Borrower (together with accounts owing from Affiliates of such Account Debtor) exceed in face amount 15% (in the case of J.C. Penney, 60%, and in the case of Sears, 25%) of the Borrower's total Eligible Receivables, provided this restriction shall only exclude the amount in excess of such concentration limit,

            (h) if such Receivable arises from the performance of services, such services have been fully rendered and do not relate to any warranty claim or obligation,

            (i) such Receivable is not owing by an Account Debtor that is located outside of the United States of America (for this purpose, the Commonwealth of Puerto Rico shall be considered located within the United States of America) or Canada,

            (j) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present or contingent offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor, except if the Person which is the obligor under any such Receivable has disputed liability or made any claim of offset, deduction, counterclaim or defense, only the portion of the Receivable subject thereto shall be deemed ineligible under this clause
      (j),

            (k) such Receivable is subject to the first priority Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever, other than Permitted Liens,

            (l) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Agent,

            (m) the Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, or to any other prohibition (under Applicable Laws, by contract or otherwise) against its assignment or requiring notice of or consent to such assignment, unless all such required notices have been given, all such required consents have been received and all other procedures have been complied with such that such Receivable shall have been duly and validly assigned to the Agent, for the benefit of the Secured Creditors,

            (n) the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien, except the Security Interest and Permitted Liens,

            (o) the Borrower is not in material breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable nor in breach of any representation or warranty, covenant or other agreement contained in the Loan Documents with respect to such Receivable,

            (p) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate, creditor, tenant, lessor or supplier of the Borrower,

            (q) the Borrower is not the beneficiary of any letter of credit supporting such Receivable and the Account Debtor's obligations in respect thereof, unless such letter of credit has been transferred to the Agent under documents satisfactory to the Agent,

            (r) such Receivable does not arise out of finance or similar charges by the Borrower or other fees for the time value of money,

            (s) the Account Debtor with respect to such Receivable is not located in any state denying creditors access to its courts in the absence of qualification to transact business in such state or the filing of a notice of business activities report or other similar filing, unless the Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a notice of business activities report or similar filing with the applicable state agency for the then current year, and

            (t) neither the Account Debtor with respect to such Receivable, nor such Receivable, is determined by the Agent in its reasonable judgment, based on customary asset-based lending practices, to be ineligible for any other reason.

            "Environmental Indemnity Agreement" means the Environmental Indemnity Agreement, dated as of the Effective Date, between the Borrower and the Agent, for the ratable benefit of the Secured Creditors, pursuant to which the Borrower agrees to indemnify the Agent and the Secured Creditors for certain matters related to Environmental Laws, as amended, modified or supplemented from time to time.

            "Environmental Laws" means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., as amended; the Clean Air Act, 46 U.S.C. ss. 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

            "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

            "Equipment" means and includes, all machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description used in the Borrower's business operations or owned by the Borrower or in which the Borrower has an interest, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

            "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, a simple per annum interest rate determined pursuant to the following formula:

      Eurodollar Rate  =  Interbank Offered Rate
                          ----------------------
                          1 - Eurodollar Reserve Percentage

The Eurodollar Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

            "Eurodollar Rate Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate, including any such Loans continued as or converted into a Eurodollar Rate Loan on the same day by the Lenders for the same Interest Period.

            "Eurodollar Rate Revolving Credit Loan" means a Eurodollar Rate Loan outstanding under the Revolving Credit Facility.

            "Eurodollar Rate Term Loan" means a Eurodollar Rate Loan outstanding under the Term Loan Facility.

            "Eurodollar Reserve Percentage" means that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not any Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Rate Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to any Lender.

            "Event of Default" means any of the events specified in Section 13.1, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

            "Excepted Accounts" means those certain depository and other bank accounts listed on Schedule 1.1B, so long as (excluding the Borrower's payroll accounts and Honduran Accounts) no more than $10,000 is on deposit in any such account at any time. The Honduran Accounts shall be considered Excepted Accounts so long as no more than $250,000 is on deposit in any such account for more than 5 consecutive Business Days; provided, however, a Honduran Account may, for no more than 5 consecutive Business Days during the month of June of each year and 5 consecutive Business Days during the month of December of each year have additional deposits of up to $1,500,000 for payment of extra payroll and other benefit payments in accordance with the customs and practice of the Borrower's Honduran Subsidiaries and still be considered an Excepted Account hereunder.

            "Excess Cash Flow" means, for any fiscal year, (a) Consolidated Operating Cash Flow less (b) the sum of the Borrower's and its Consolidated Subsidiaries' cash Interest Expense, scheduled and mandatory principal payments, cash taxes, Unfunded Capital Expenditures and WIP Deductions.

            "Factor" means Republic Business Credit Corporation, its successors, or another factor reasonably acceptable to the Agent.

            "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by NationsBank from three federal funds brokers of recognized standing selected by NationsBank.

            "Fee Letter" has the meaning set forth in Section 5.2(a).

            "Financial Officer" means the chief financial officer, treasurer or controller of the Borrower.

            "Financing Statements" means any and all Uniform Commercial Code financing statements, in form and substance satisfactory to the Agent, executed and delivered by the Borrower to the Agent, naming the Agent, for the benefit of the Secured Creditors, as secured party and the Borrower as debtor, in connection with this Agreement.

            "Foreign Letter of Credit Amount" means the outstanding amount available to be drawn under Letters of Credit issued in favor of third-party contractors (or their designees) to support the production of goods for the Borrower outside of the United States of America, which goods (a) are not owned by the Borrower at the time of issuance of any such Letters of Credit, and (b) will become In-Transit Inventory substantially simultaneously with the first payment or disbursement by the Issuing Bank under such Letters of Credit.

            "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to the Borrower or any Subsidiary, consistent with the prior financial practice of the Borrower, as reflected on the financial statements referred to in Section 7.1(n); provided, however, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by the Borrower's independent public accountants, such changes shall be included in GAAP as applicable to the Borrower only from and after such date as the Borrower, the Required Lenders and the Agent shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants set forth in
Article 12. The parties hereto agree to promptly enter into reasonable amendments in order to reflect such changes in GAAP.

            "General Intangibles" means all of the Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower of every kind and nature (other than Accounts), including, without limitation, all Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to the Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to the Borrower to secure payment by an Account Debtor of any of the Accounts.

            "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

            "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include

            (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

            (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                  (i) the purchase of securities or obligations,

                  (ii) the purchase, sale or lease (as lessee or lessor) of
            property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

                  (iii) the supplying of funds to or in any other manner
            investing in the obligor with respect to such obligation,

                  (iv) repayment of amounts drawn down by beneficiaries of
            letters of credit, or

                  (v) the supplying of funds to or investing in a Person on
            account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

            "Honduran Account" means active deposit and other bank accounts of the Borrower or the Borrower's Honduran Subsidiaries located in Honduras, Central America, whether such accounts are now existing or established in the future.

            "Hosiery Inventory" means Inventory consisting of sheer and opaque hosiery, tights and trouser socks.

            "Indebtedness" of any Person means, without duplication, all (a) Indebtedness for Money Borrowed, (b) redemption obligations (but excluding redemption obligations that occur only upon the occurrence of a contingency if such obligations are expressly subject to repayment in full of the Secured Obligations) in respect of mandatorily redeemable preferred stock, but only if the redemption obligations mature within six years of the Effective Date, (c) liabilities for the deferred purchase price of acquired property (excluding accounts payable not overdue by more than 60 days that arise in the ordinary course of business, and excluding accounts payable overdue by more than 60 days provided such accounts payable are being disputed in good faith by the Borrower, but including all liabilities created through any conditional sale or title retention agreement with respect to acquired property), (d) rentals capitalized in accordance with GAAP under any Capitalized Lease, (e) all liabilities in respect of unreimbursed draws under letters of credit or similar instruments,
(f) payment obligations with respect to interest rate swaps, currency swaps and similar obligations which require payments, whether periodically or upon the happening of a contingency, and (g) all Indebtedness or other obligations of others with respect to which such Person has become liable through a Guarantee.

            "Initial Loans" means the Revolving Credit Loans and the Term Loan made to the Borrower on the Effective Date pursuant to the Initial Notice of Borrowing.

            "Initial Notice of Borrowing" means the Notice of Borrowing given by the Borrower with respect to the Initial Loans which shall also specify the method of disbursement.

            "Installment Payment Date" means the first day of each month commencing on April 1, 1998 to and including March 1, 2003.

            "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the per annum rate of interest determined by the Agent (each such determination to be conclusive and binding absent manifest error) as of two Business Days prior to the first day of such Interest Period as the effective rate at which deposits in immediately available funds in Dollars are being offered or quoted to major banks in the London interbank market for deposits for a term comparable to such Interest Period and in the amount of such Eurodollar Rate Loan, which rate shall be determined from the display designated as Page 3750 of Dow Services, Inc. In the event Page 3750 shall be unavailable for any reason, such rate may be determined by the Agent from any other interest rate reporting service of recognized standing that the Agent shall select.

            "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the Effective Date, between the Agent, the Lenders, the Syndication Agent, the Arranger, the Documentation Agent, the Investor, and NationsBank, N.A. in its capacity as the collateral agent under the Second Lienholder Loan Agreement.

            "Interest Expense" means interest on Indebtedness during the period for which computation is being made, excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind and other non-cash interest.

            "Interest Payment Date" means, (a) in the case of each Prime Rate Loan, the first day of each calendar month commencing on April 1, 1998, and (b) in the case of each Eurodollar Rate Loan, the last day of the Interest Period applicable thereto (and, if an Interest Period is greater than three months, at three month intervals after the first day of such Interest Period).

            "Interest Period" with respect to each Eurodollar Rate Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Rate Loan and ending 1, 2, 3 or 6 months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; provided, that:

            (a) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of clause (c) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

            (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

            (c) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date;

            (d) no Interest Period applicable to a Eurodollar Rate Term Loan may end after the next scheduled principal repayment date unless the aggregate principal amount of Prime Rate Term Loans and Eurodollar Rate Term Loans having Interest Periods ending prior to such repayment date is at least equal to the amount of the principal repayment due hereunder on such date; and

            (e) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

            "Interest Rate Protection Agreement" shall mean an interest rate swap, cap or collar agreement or similar arrangement between the Borrower and a Lender or an Affiliate of a Lender, or another financial institution acceptable to the Agent, providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

            "Internal Revenue Code" means the Internal Revenue Code of 1986.

            "In-Transit Inventory" shall mean Inventory owned by the Borrower, in the possession, custody or control of the Borrower or its agents, located outside of, but in transit to, the United States of America and in which the Borrower has granted to the Agent, for the benefit of the Secured Creditors, a legal, valid, enforceable, fully perfected, first priority Security Interest, subject to no Liens other than Permitted Liens, and to which effect an opinion of counsel to the Borrower has been given in form and substance reasonably satisfactory to the Agent and the Lenders (it being understood that such opinion may contain customary exceptions or limitations).

            "Inventory" means all inventory as such term is defined in the Uniform Commercial Code and shall include, without limitation, (a) all goods intended for sale or lease by the Borrower, or for display or demonstration, and other products intended for sale by the Borrower to its customers, (b) all work in process, (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in the Borrower's business, and (d) all documents evidencing and general intangibles relating to any of the foregoing.

            "Investment" means, with respect to any Person, (a) the acquisition or ownership by such Person of any share of capital stock, evidence of Indebtedness or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses and extensions of trade credit in the ordinary course of business, (c) any Guaranty of the obligations of any other Person, (d) any other investment (other than the Acquisition of a Business Unit) in any other Person, and (e) any commitment or option to make any of the investments listed in clauses (a) through (d) above if, in the case of an option, the consideration therefor exceeds $100.

            "Investor" means Foothill Capital Corporation and its successors and assigns.

            "IRS" means the Internal Revenue Service.

            "Issuing Bank" means NationsBank or, if the Borrower shall elect to use another Lender as the issuer of Letters of Credit under Article 3 and such other Lender shall accept such role, such other Lender, provided that at all times all outstanding

Letters of Credit (other than those collateralized by cash or by another letter of credit) must have been issued by the same Lender.

            "Lender" means at any time any lender party to this Agreement at such time, including any such Person becoming a party hereto pursuant to the provisions of Article 14, and its successors and assigns, and "Lenders" means at any time all of the lenders party to this Agreement at such time, including any such Persons becoming parties hereto pursuant to the provisions of Article 14, and their successors and assigns.

            "Letter of Credit" means any Letter of Credit issued by the Issuing Bank for the account of the Borrower pursuant to Article 3.

            "Letter of Credit Amount" means, with respect to any Letter of Credit, the aggregate maximum amount at any time available for drawing under such Letter of Credit.

            "Letter of Credit Facility" means the amount of $15,000,000.

            "Letter of Credit Obligations" means, at any time, the sum of (a) the Reimbursement Obligations of the Borrower at such time, plus (b) the aggregate Letter of Credit Amount of Letters of Credit outstanding at such time, plus (c) the aggregate Letter of Credit Amount of Letters of Credit the issuance of which has been authorized by the Agent and the Issuing Bank pursuant to
Section 3.4(b) but that have not yet been issued, in each case as reasonably determined by the Agent.

            "Letter of Credit Reserve" means, at any time, the aggregate Letter of Credit Obligations at such time, other than Letter of Credit Obligations that are fully secured by Cash Collateral.

            "Lien" as applied to the property of any Person means (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or similar encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, and (c) the filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, excluding informational financing statements relating to property leased or intellectual property licensed by the Borrower.

            "Loan" means any Revolving Credit Loan or Term Loan, as well as all such loans collectively, as the context requires.

            "Loan Account" and "Loan Accounts" shall have the meanings ascribed thereto in Section 5.5.

            "Loan Documents" means collectively this Agreement, the Notes, the Fee Letter, the Security Documents and each other instrument, agreement or document executed by the Borrower or any Subsidiary of the Borrower in connection with the making of any Loan under this Agreement, whether on or after the Effective Date.

            "Materially Adverse Effect" means any act, omission, situation, circumstance, event or undertaking which would, singly or in any combination with one or more other related acts, omissions, situations, circumstances, events or undertakings have a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the value of the Collateral or the Real Estate taken as a whole,
(c) the Security Interest or the priority of the Security Interest, (d) the ability of the Borrower or any of its Subsidiaries to perform in any material respect any material obligations under this Agreement or any other Loan Document to which it is a party, or (e) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of the Agent or any Lender to enforce any material rights or remedies under or in connection with any Loan Document.

            "Minimum Commitment" means $10,000,000.

            "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable, and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business), (c) Indebtedness that constitutes a Capitalized Lease Obligation, and (d) Indebtedness that is such by virtue of clause (h) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed.

            "Moody's" means Moody's Investor Service, Inc. (or its successor).

            "Mortgages" means and includes any and all of the mortgages, leasehold mortgages, deeds of trust, deeds to secure debt, assignments and other instruments executed and delivered by the Borrower pursuant to which the Borrower grants to the Agent a Lien on all the Borrower's Real Estate (excluding leasehold interests, other than the lease of the Borrower's Real Estate located in Siler City, North Carolina and Qualifying Leases) and a collateral assignment of the Borrower's interest under the lease of Borrower's Real Estate located in Siler City, North Carolina and under Qualifying Leases, and all amendments, modifications and supplements thereto.

            "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six years.

            "NationsBank" means NationsBank, N.A., and its successors and permitted assigns.

            "Net Outstandings" of any Lender means, at any time, the sum of (a) all amounts paid by such Lender (other than pursuant to Section 15.7) to the Agent in respect of Revolving Credit Loans or otherwise under this Agreement, minus (b) all amounts paid by the Agent to such Lender which are received by the Agent and which, pursuant to this Agreement, are paid over to such Lender for application in reduction of the outstanding principal balance of the Revolving Credit Loans.

            "Net Proceeds" means proceeds received by the Borrower or any of its Subsidiaries in cash from any Asset Disposition, net of: (a) the transaction costs of such sale, lease, transfer or other disposition; (b) any tax liability arising from such transaction; (c) amounts applied to repayment of Indebtedness (other than the Secured Obligations) secured by a Lien on the asset or property disposed; (d) reasonable reserves related to any contingent liability relating to the asset or property disposed which the Borrower or its Subsidiaries will retain following such Asset Disposition; and (e) amounts held in escrow pending resolution of contingencies or the like until actually received.

            "Net Worth" means, with respect to any Person, such Person's total shareholder's equity (including capital stock, additional paid-in capital and retained earnings, after deducting treasury stock) which would appear as such on a balance sheet of such Person prepared in accordance with GAAP.

            "Non-Notification Factoring Agreement" means an agreement regarding the factoring of certain Receivables of the Borrower by and between the Factor and the Borrower.

            "Non-Ratable Loan" means a Revolving Credit Loan made by NationsBank in accordance with the provisions of Section 5.8(c).

            "Note" means any of the Revolving Credit Notes or Term Notes and "Notes" means more than one such Note.

            "Notice of Borrowing" means a written notice, or telephonic notice followed by a confirming same-day written notice, requesting a Borrowing of either a Prime Rate Loan or a Eurodollar Rate Loan, which is given by telex or facsimile transmission in accordance with the applicable provisions of this Agreement and which specifies (i) the amount of the requested Borrowing, (ii) the date of the requested Borrowing, and (iii) if the requested Borrowing is of a Eurodollar Rate Loan, the duration of the applicable Interest Period.

            "Notice of Conversion or Continuation" has the meaning specified in
Section 5.13.

            "Operating Lease" means any lease (other than a lease constituting a Capitalized Lease Obligation) of real or personal property.

            "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

            "Patent Assignment" means the Conditional Assignment and Patent Security Agreement, dated on or about the Effective Date, by the Borrower to the Agent for the benefit of the Secured Creditors, as the same may be amended, modified or supplemented from time to time.

            "Patents" means and includes, in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to (a) any and all patents and patent applications, (b) inventions and improvements described and claimed therein, (c) reissues, divisions, continuations, renewals, extensions, continuations-in-part and continued prosecution applications thereof, (d) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof, (e) rights to sue for past, present and future infringements thereof, and (f) all rights corresponding to any of the foregoing throughout the world.

            "Permitted Guarantees" means (a) Guarantees by the Borrower of obligations of its Subsidiary Guarantors, (b) Guarantees by the Borrower of obligations of its other Subsidiaries to the extent such Guarantees constitute a "Permitted Investment" under clause (e) or (f) of the definition thereof, (c) Guarantees by the Subsidiary Guarantors of the Borrower's obligations under the Second Lien Senior Secured Facility, and (d) Guarantees by the Subsidiary Guarantors of the Borrower's obligations under the Loan Agreement and the other Loan Documents.

            "Permitted Investments" means Investments in:

            (a) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in each case maturing no later than one year from the date of acquisition;

            (b) certificates of deposit maturing no later than one year from the date of acquisition issued by U.S. commercial banks having a combined capital and surplus of over $200,000,000 and having a long-term debt rating of A- by S&P, or A3 or better by Moody's;

            (c) commercial paper of a domestic issuer rated A-1 by S&P and P-1 by Moody's and maturing not more than 270 days after the date of acquisition;

            (d) Investments in or to existing Subsidiary Guarantors;

            (e) Investments in the ordinary course of business in the working capital of Borrower's Honduran Subsidiaries, in an aggregate outstanding amount not to exceed $4,000,000 at any time;

            (f) Investments in other Subsidiaries in an aggregate outstanding amount not to exceed $500,000 at any time;

            (g) Investments made in the ordinary course of business;

            (h) other Investments (in addition to clauses (a) through (g) above) not exceeding at any time the greater of (i) $100,000, or (ii) the amount that is available for Restricted Payments; and

            (i) Investments received in connection with the settlement of accounts receivable that arose in the ordinary course of business.

            "Permitted Liens" means (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but in all cases only if payment shall not at the time be required to be made in accordance with Section 10.6, (b) Liens resulting from a judgment or award which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established, but only if the enforcement of any such Lien has been stayed within 30 days by appropriate proceedings, (c) Liens arising in the ordinary course of business that do not secure the repayment of Indebtedness for Money Borrowed (i) to secure the performance of bids, trade contracts, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, (ii) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (iii) consisting of restrictions (other than pledges or other security interests) on the transferability of Investments in favor of co-investors or the issuers of such Investments or imposed by law, and (iv) on Trademarks, Patents, Copyrights and other intellectual property (whether individually or as part of a group) consisting of the license or similar disposition of such property made in the ordinary course of business, (d) Liens constituting Permitted Encumbrances, as defined in the Mortgages, and other Liens on the Borrower's Real Estate in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower, (e) Purchase Money Liens securing Permitted Purchase Money Indebtedness, (f) Liens shown on Schedule 1.1A - Permitted

Liens (and replacements, extensions and renewals of any such Lien upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Indebtedness secured thereby), (g) Liens securing Indebtedness owed by a Subsidiary to the Borrower or to a Subsidiary Guarantor, (h) Liens securing the Second Lien Senior Secured Facility, provided such Liens are subordinated to the Lien of the Agent, for the benefit of the Secured Creditors, in accordance with the terms of the Intercreditor Agreement, (i) Liens on Receivables arising under the Non-Notification Factoring Agreement, so long as the Assignment of Factoring Proceeds is in full force and effect, and (j) Liens of the Agent, for the benefit of the Secured Creditors, arising under this Agreement and the other Loan Documents.

            "Permitted Purchase Money Indebtedness" means Indebtedness of the Borrower and its Subsidiaries (a) which is secured by a Purchase Money Lien, and
(b) which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of the Borrower at the time outstanding, does not exceed $10,000,000. For the purposes of this definition, the principal amount of any Indebtedness consisting of Capitalized Leases shall be computed as a Capitalized Lease Obligation.

            "Person" means an individual, limited liability company, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

            "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, but only with respect to the time during such six-year period which the Borrower or any Related Company was an "employer" with respect to a given employee benefit plan.

            "Pledged Stock" means all stock of the Borrower's Subsidiaries assigned and pledged to the Agent, for the benefit of the Secured Creditors, pursuant to the Stock Pledge Agreement and Section 9.16.

            "Prime Rate" means on any day the interest rate per annum equal to the rate of interest publicly announced by the Agent at its head office in Atlanta, Georgia as its "prime" rate, as in effect on the last Business Day of the calendar month immediately preceding the month in which such day falls. The Agent lends at rates above and below the Prime Rate.

            "Prime Rate Loan" means any Prime Rate Revolving Credit Loan or Prime Rate Term Loan, and "Prime Rate Loans" means more than one such Loan.

            "Prime Rate Revolving Credit Loan" means each Borrowing of Prime Rate Loans under the Revolving Credit Facility on the same day, a specified principal amount of Prime Rate Loans outstanding under the Revolving Credit Facility, and any Non-Ratable Loan.

            "Prime Rate Term Loan" means a Prime Rate Loan outstanding under the Term Loan Facility.

            "Pro Forma" means the pro forma balance sheet of the Borrower and its Subsidiaries as at January 31, 1998, after giving effect to the transactions contemplated by this Agreement, the Acquisition Agreement and the Acquisition Documents.

            "Projections" means the forecasted (a) balance sheets, (b) income statements, (c) cash flow statements, and (d) Borrowing Base availability calculations, of the Borrower and its Subsidiaries for the Borrower's 1999 through 2002 fiscal years, together with appropriate supporting details and a statement of underlying assumptions.

            "Proportionate Share" or "Ratable", as applied to a Lender, means such Lender's share of an amount in Dollars or other property at the time of determination equal to (i) the Commitment Percentage of such Lender, or (ii) if the Commitments are terminated, the percentage of the total principal amount of Loans (plus Letter of Credit Obligations) outstanding at such time obtained by dividing the principal amount of the Loans (plus Letter of Credit Obligations) then owing to such Lender by the total principal amount of all Loans (plus Letter of Credit Obligations) then owing to all Lenders.

            "Proprietary Rights" means all of the Borrower's now owned and hereafter arising or acquired: Patents, Copyrights, Trademarks, including, without limitation, those Proprietary Rights set forth on Schedule 7.1(bb) hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

            "Purchase Money Lien" means any Lien incurred to secure the payment of the purchase price or costs of construction incurred with the acquisition of, or improvement to, fixed assets, including any Lien existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Borrower or any of its Subsidiaries of any business entity then owning such fixed assets (so long as they were not incurred or extended in contemplation of such acquisition), provided that (a) such Lien shall attach solely to the fixed assets acquired or purchased, (b) such Lien shall have been created or incurred within 180 days of the date of acquisition of such fixed assets (with the exception that in the case of construction or acquisition of improvements to real estate, the land on which such improvements are located shall not be required to have been acquired within such 180 day period), and (c) the Indebtedness secured by such Lien does not exceed 100% of the purchase price of assets so acquired.

            "Qualifying Lease" means a lease of real estate entered into by the Borrower or by a Subsidiary of the Borrower as lessee after the Effective Date, provided such lease meets each of the following requirements: (a) either (i) such lease has an initial term equal to or greater than five years from the date such lease is executed, or (ii) such lease has a term (including both the initial term and any renewal terms that are exercisable by the Borrower or the Borrower's Subsidiary and are binding on the lessor if exercised) equal to or greater than ten years from the date such lease is executed; (b) the aggregate dollar amount of lease payments (including the aggregate amount of all required lessee payments of taxes, insurance and maintenance charges, whether paid directly by the lessee or reimbursed to the lessor) for any one year period of the lease term is at least $50,000; and (c) the gross area leased pursuant to such lease exceeds 10,000 square feet.

            "Real Estate" means all of the Borrower's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on Schedule 7.1(w).

            "Receivables" means and includes (a) any and all rights to the payment of money or other forms of consideration of any kind (whether classified under the Uniform Commercial Code as accounts, contract rights, chattel paper, general intangibles, or otherwise) including, but not limited to, accounts receivable, letters of credit and the right to receive payment thereunder, chattel paper, tax refunds, insurance proceeds, Contract Rights, notes, drafts, instruments, documents, acceptances, and all other debts, obligations and liabilities in whatever form from any Person, (b) all guarantees, security and Liens for payment thereof, (c) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (d) all proceeds of any of the foregoing.

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System (or any successor).

            "Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as the Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

            "Reimbursement Obligations" means the reimbursement or repayment obligations of the Borrower to the Issuing Bank pursuant to Section 3.6 or pursuant to a Reimbursement Agreement, with respect to amounts that have been drawn under Letters of Credit.

            "Related Company" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Borrower; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Borrower; or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership, trade or business described in clause
(ii) above.

            "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

            "Remedial Action" means actions required pursuant to Environmental Laws to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

            "Reportable Event" has the meaning set forth in Section 4043(b) of ERISA, but shall not include a Reportable Event as to which the provision for 30 days notice to the PBGC is waived under applicable regulations.

            "Required Lenders" means, at any time, any combination of Lenders the sum of whose Commitment Percentages at such time aggregate in excess of 50%; provided, however, that if any Lender shall have failed to fund its Proportionate Share of any Loan in accordance with the terms of this Agreement, then, for so long as such failure continues, the term "Required Lenders" shall mean Lenders (excluding such Lender whose failure to fund its Proportionate Share of any Loan has not been cured) whose Commitment Percentages (computed after excluding the defaulting Lender's Commitments from the Total Commitment) at such time aggregate in excess of 50%; provided further, however, that if the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender whose failure to fund its Proportionate Share of any Loan has not been cured) holding Loans (plus Letter of Credit Obligations) representing in excess of 50% of the aggregate principal amount of Loans and Letter of Credit Obligations (excluding the Loans and Letter of Credit Obligations owing to the defaulting Lender) outstanding at such time.

            "Restricted Dividend Payment" means any dividend, distribution or payment on or with respect to (a) any shares of a Person's capital stock (other than dividends payable solely in shares of its capital stock) or (b) any partnership interest in a Person, excluding, however, any such dividend, distribution or payment to the Borrower by any Subsidiary of the Borrower.

            "Restricted Payment" means (a) any redemption, retirement or payment with respect to the Seller Subordinated Indebtedness other than in accordance with the subordination provisions set forth in the Seller Subordinated Note, (b) any prepayment of principal, interest or any other amount due under the Second Lien Senior Secured Facility, (c) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to any Affiliate of the Borrower, and (d) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person, other than payments of amounts due under employment contracts in the ordinary course of business.

            "Restricted Purchase" means any payment on account of the purchase, redemption or other acquisition or retirement by a Person of any (a) shares of such Person's capital stock (except shares acquired on the conversion thereof into other shares of capital stock of such Person), (b) a partnership interest in such Person, if such Person is a partnership, or (c) a membership interest in such Person, if such Person is a limited liability company.

            "Revolving Credit Facility" means (a) during the months of January through May and October through December, the principal amount of $65,000,000 and (b) during the months of June through September, the principal amount of $70,000,000, or such lesser or greater amounts as shall be agreed upon from time to time in writing by the Agent, the Lenders and the Borrower.

            "Revolving Credit Loans" means loans made to the Borrower pursuant to Section 2.1.

            "Revolving Credit Note" means each Revolving Credit Note made by the Borrower payable to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of Exhibit A-1 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

            "S&P" means Standard & Poor's Ratings Group, a Division of McGraw Hill, Inc. (or its successors).

            "Schedule of Equipment" means a schedule delivered by the Borrower to the Agent pursuant to the provisions of Section 9.12(d).

            "Schedule of Inventory" means a schedule delivered by the Borrower to the Agent pursuant to the provisions of Section 9.12(b).

            "Schedule of Receivables" means a schedule delivered by the Borrower to the Agent pursuant to the provisions of Section 9.12(a).

            "Second Lien Senior Secured Facility" means the $15,000,000 of second lien senior secured Indebtedness made available to the Borrower on the Effective Date pursuant to the terms of the Second Lienholder Loan Agreement.

            "Second Lienholder Loan Agreement" means the Loan and Security Agreement dated of even date herewith between the Borrower, the Investor, and NationsBank, N.A., as collateral agent.

            "Secured Creditors" means, collectively, the Agent, the Syndication Agent, the Arranger, the Documentation Agent, the Lenders, the Issuing Bank, and each of their respective Affiliates.

            "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of, and interest and premium, if any, on, the Loans, (b) the Reimbursement Obligations and all other obligations of the Borrower to the Agent, the Issuing Bank or any Lender arising in connection with the issuance of Letters of Credit, and (c) all indebtedness, liabilities, obligations, covenants and duties of the Borrower to the Secured Creditors of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, or the Banking Relationship, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to Article 5 and expenses required to be paid or reimbursed pursuant to Section 16.2. As used herein, "Banking Relationship" means obligations of the Borrower relating to or arising out of (i) checking and operating account relationships among the Borrower and any Lender (or any Affiliate of a Lender) in the ordinary course of business and
(ii) Interest Rate Protection Agreements.

            "Security Documents" means each of the following:

            (a) the Mortgages,

            (b) the Financing Statements,

            (c) the Acquisition Documents Assignment,

            (d) the Trademark Assignment and the Patent Assignment, and

            (e) each other writing executed and delivered by the Borrower or any other Person securing the Secured Obligations.

            "Security Interest" means the Liens of the Agent, for the benefit of the Secured Creditors, on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

            "Seller" means Glendale Hosiery Company, a North Carolina corporation.

            "Seller Subordinated Indebtedness" means the Indebtedness of the Borrower evidenced by the Seller Subordinated Note, including principal thereof and interest and premium, if any, thereon, together with any and all Indebtedness related thereto.

            "Seller Subordinated Note" means the Subordinated Promissory Note dated the Effective Date, in an original principal amount not to exceed the amount required under the Acquisition Agreement, executed by the Borrower in favor of the Seller, as the same may be amended, modified, extended, renewed or replaced from time to time with the consent of the Required Lenders.

            "Settlement Date" means each Business Day after the Effective Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of Section 5.8(c)(i) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of Section 5.8.

            "Settlement Report" means each report, substantially in the form attached hereto as Exhibit E, prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date, the aggregate principal balance of all Revolving Credit Loans outstanding, each Lender's Commitment Percentage thereof, each Lender's Net Outstandings and all Non-Ratable Loans made, and all payments of principal, interest and fees received by the Agent from the Borrower during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

            "Stock Pledge Agreement" means the Stock Pledge Agreement, dated as of the Effective Date, executed by the Borrower pursuant to which the Borrower assigns and pledges 65% of the capital stock of each of its foreign Subsidiaries.

            "Subsidiary"

            (a) when used to determine the relationship of a Person to another Person, means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,

                  (i) if the holders of such stock, or other ownership
            interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or

                  (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest, and

            (b) when used with respect to a Plan, ERISA or a provision of the Internal Revenue Code pertaining to employee benefit plans, also means any corporation, trade or business (whether or not incorporated) which is under common control with the Borrower and is treated as a single employer with the Borrower under Section 414(b) or (c) of the Internal Revenue Code and the regulations thereunder.

            (c) a Subsidiary will not cease to be considered wholly-owned by reason of the issuance of capital stock as directors' qualifying shares.

            "Subsidiary Guarantor" means each U.S. Subsidiary of the Borrower which Guarantees the Secured Obligations, and grants the Agent, for the benefit of the Secured Creditors, a first priority security interest in all of its assets, in accordance with Section 9.16.

            "Supermajority Lenders" means, at any time, any combination of Lenders the sum of whose Commitment Percentages at such time aggregate in excess of 66.6%; provided, however, that if any Lender shall have failed to fund its Proportionate Share of any Loan in accordance with the terms of this Agreement, then, for so long as such failure continues, the term "Supermajority Lenders" shall mean Lenders (excluding such Lender whose failure to fund its Proportionate Share of any Loan has not been cured) whose Commitment Percentages (computed after excluding the defaulting Lender's Commitments from the Total Commitment) at such time aggregate in excess of 66.6%; provided further, however, that if the Commitments have been terminated, the term "Supermajority Lenders" shall mean Lenders (excluding each Lender whose failure to fund its Proportionate Share of any Loan has not been cured) holding Loans (plus Letter of Credit Obligations) representing in excess of 66.6% of the aggregate principal amount of Loans and Letter of Credit Obligations (excluding the Loans and Letter of Credit Obligations owing to the defaulting Lender) outstanding at such time.

            "Term Loan" means each loan made to the Borrower pursuant to Section 4.1, as well as all such loans collectively, as the context requires.

            "Term Loan Facility" means the principal amount of $25,000,000.

            "Term Note " means each Term Note made by the Borrower payable to the order of a Lender evidencing the obligation of the Borrower to pay the aggregate unpaid principal amount of the Term Loan made to it by such Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of Exhibit A-2 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

            "Termination Date" means March 24, 2003, such earlier date as the Secured Obligations shall have been accelerated pursuant to the provisions of
Section 13.2, such earlier date as all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Facility shall have been terminated, or such later date as to which the same may be extended pursuant to the provisions of Section 2.5.

            "Termination Event" means (a) a Reportable Event, or (b) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or the appointment of a trustee to administer any Plan.

            "Total Commitment" means the sum of the Commitments.

            "Trademark Assignment" means the Conditional Assignment and Trademark Security Agreement, dated on or about the Effective Date, executed and delivered by the Borrower, as the same may be amended, modified or supplemented from time to time.

            "Trademarks" means and includes in each case whether now existing or hereafter arising, all of the Borrower's right, title and interest in and to (a) trademarks (including service marks), trade names and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the trademarks, (b) licenses of the foregoing, whether as licensee or licensor, (c) applications therefor and renewals and continued prosecution applications thereof, (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof, (e) rights to sue for past, present and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing, and (f) all rights corresponding to any of the foregoing throughout the world.

            "Type" when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

            "Unfunded Capital Expenditures" means all Capital Expenditures, other than those which are paid for with the proceeds of Indebtedness for Money Borrowed with a maturity of more than one year (other than the Revolving Credit Loans) incurred to finance such Capital Expenditures and other than those represented by Capitalized Lease Obligations with a maturity of more than one year.

            "Unfunded Vested Accrued Benefits" means with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan.

            "Uniform Commercial Code" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

            "WIP Advance Rate" means, (a) in the case of work-in-process Eligible Inventory consisting of Hosiery Inventory, 55%, and (b) in the case of all other work-in-process Eligible Inventory, the applicable advance rate set forth below:

                             Period                       Advance Rate
                             ------                       ------------

            To and including first anniversary of the         55%
            Agreement Date

            From first anniversary of the Agreement           50%
            Date to and including second anniversary of the Agreement Date

            From second anniversary of the Agreement          45%
            Date to and including third anniversary
            of the Agreement Date

            From third anniversary of the Agreement           40%
            Date to and including fourth anniversary of the Agreement Date

            From fourth anniversary of the Agreement          35%
            Date to and including fifth anniversary
            of the Agreement Date

            "WIP Deductions" means, for any fiscal year (commencing with the fiscal year ending in January 2000), 5% of the average amount of work-in-process Eligible Inventory (other than work-in-process Eligible Inventory consisting of Hosiery Inventory) during such fiscal year (determined from the month-end Borrowing Base Certificates for such fiscal year).

            SECTION 1.2. General. All terms of an accounting nature not specifically defined herein shall have the meaning ascribed thereto by GAAP. Except as otherwise defined in Section 1.1, the terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles and inventory, as and when used in this Agreement or the Security Documents, shall have the meanings given those terms in the Uniform Commercial Code. Unless otherwise specified, a reference in this Agreement to a particular section or subsection is a reference to that section or subsection of this Agreement, and the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Words denoting individuals include corporations and vice versa. References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof. References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification or replacement is either not prohibited by the terms of this Agreement or is consented to by the Required Lenders and the Agent. References to any Person include its successor or permitted substitutes and assigns.

                                    ARTICLE 2

                            REVOLVING CREDIT FACILITY

            SECTION 2.1. Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees, severally, but not jointly, to make Revolving Credit Loans to the Borrower from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrower in accordance with the terms of Section 2.2, in amounts equal to such Lender's Commitment Percentage of each such Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Commitment Percentage of the Borrowing Base; provided, however, that the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to the Loans requested) shall not exceed the Borrowing Base. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Revolving Credit Loans to the Borrower; provided, however, that it is agreed that should the Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid pursuant to Section 2.3(c) may be reborrowed by the Borrower, subject to the terms and conditions of this Agreement, in accordance with the terms of this
Section 2.1. The Agent's and each Lender's books and records reflecting the date and the amount of each Revolving Credit Loan and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of Section 5.8.

            SECTION 2.2. Manner of Borrowing Revolving Credit Loans. Borrowings under the Revolving Credit Facility shall be made as follows:

            (a) Requests for Borrowing.

                  (i) Prime Rate Revolving Credit Loans. A request for the
            Borrowing of a Prime Rate Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner:

                        (A) with respect to Revolving Credit Loans, the Borrower
                  shall give the Agent a Notice of Borrowing before 12:00 noon (Atlanta time) on the proposed Borrowing date, all of which notices shall be irrevocable,

                        (B) unless payment is otherwise made by the Borrower,
                  whenever a check or other item is presented to a Disbursing Bank for payment against a Disbursement Account in an amount greater than the then available balance in such account, such Disbursing Bank shall, and is hereby irrevocably authorized by the Borrower to, give the Agent notice thereof, which notice shall be deemed to be an irrevocable request for a Prime Rate Revolving Credit Loan on the date of such notice in an amount equal to the excess of such check or other item over such available balance,

                        (C) unless payment is otherwise made by the Borrower,
                  the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be an irrevocable request for a Prime Rate Revolving Credit Loan on the due date in the amount required to pay such interest,

                        (D) unless payment is otherwise made by the Borrower,
                  the becoming due of any other Secured Obligation shall be deemed to be an irrevocable request for a Prime Rate Revolving Credit Loan on the due date in the amount then so due, and such request shall be irrevocable, and

                        (E) the receipt by the Agent of notification from the
                  Issuing Bank to the effect that a drawing has been made under a Letter of Credit and that the Borrower has failed to reimburse the

                  Issuing Bank therefor in accordance with the terms of the Letter of Credit, the Reimbursement Agreement and Article 3, shall be deemed to be an irrevocable request for a Prime Rate Revolving Credit Loan on the date such notification is received in the amount of such drawing which is so unreimbursed.

                  (ii) Eurodollar Rate Revolving Credit Loans. The Borrower may
            request a Eurodollar Rate Loan under the Revolving Credit Facility by giving the Agent a Notice of Borrowing (which notice shall be irrevocable) not later than 12:00 noon (Atlanta time) on the date two Business Days before the day on which the requested Eurodollar Rate Revolving Credit Loan is to be made; provided the Borrower shall not be permitted to request, and the Lenders shall not be required to make, Eurodollar Rate Revolving Credit Loans at any time during the existence of an Event of Default.

                  (iii) Notification of Lenders. In the case of each Eurodollar
            Rate Revolving Credit Loan and, unless the Agent has elected periodic settlements pursuant to Section 5.8, in the case of each Prime Rate Revolving Credit Loan, the Agent shall promptly notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this Section 2.2(a) by 12:00 noon (Atlanta time) on the proposed Borrowing date (in the case of Prime Rate Revolving Credit Loans) or by 3:00 p.m. (Atlanta time) three Business Days before the proposed Borrowing date (in the case of Eurodollar Rate Revolving Credit Loans). Not later than 1:30 p.m. on the proposed Borrowing date, each Lender will make available to the Agent, for the account of the Borrower, at the Agent's Office in funds immediately available to the Agent, an amount equal to such Lender's Commitment Percentage of such Prime Rate Revolving Credit Loan or Eurodollar Rate Revolving Credit Loan, as the case may be.

            (b) Disbursement of Loans. The Borrower hereby irrevocably authorizes the Agent to disburse the proceeds of each Borrowing requested, or deemed to be requested, pursuant to this Section 2.2 as follows:

                  (i) the proceeds of each Borrowing requested under Section
            2.2(a)(i)(A) (other than the Borrowing of the Initial Loans), 2.2(a)(i)(B) or 2.2(a)(ii) shall be disbursed by the Agent in Dollars in immediately available funds by wire transfer to a Disbursement Account or, in the absence of a Disbursement Account, by wire transfer to such other account as may be agreed upon by the Borrower and the Agent from time to time, and the proceeds of the Initial Loans under Section 2.2(a)(i)(A) shall be disbursed in accordance with the Initial Notice of Borrowing;

                  (ii) the proceeds of each Borrowing deemed requested under
            Section 2.2(a)(i)(C) or (D) shall be disbursed by the Agent by way of direct payment of the relevant interest or Secured Obligation; and

                  (iii) the proceeds of each Borrowing deemed requested under
            Section 2.2(a)(i)(E) shall be disbursed by the Agent directly to the Issuing Bank on behalf of the Borrower.

            SECTION 2.3. Repayment of Revolving Credit Loans. The Revolving Credit Loans will be repaid as follows:

            (a) Whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Credit Loans is due and payable, and shall be repaid by the Borrower in full, not later than the Termination Date;

            (b) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans exceeds the Borrowing Base in effect at such time, the Borrower shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment;

            (c) The Borrower hereby instructs the Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount, if any, received by the Agent on such day pursuant to Section 5.9 (to the extent amounts payable thereunder are to be applied to the Revolving Credit Loans) and Section 9.1(b); provided that payments received in excess of outstanding Revolving Credit Loans or payments received on account of Eurodollar Rate Loans which would otherwise result in prepayment of such Loans prior to the end of the Interest Period applicable thereto shall be applied to the Cash Collateral Account; and

            (d) Each Eurodollar Rate Loan is due and payable on the last day of the Interest Period applicable thereto, except to the extent converted or continued in accordance with Sections 5.13 and 5.14.

Repayments pursuant to Section 2.3(b) or (c) shall be applied first to the Prime Rate Revolving Credit Loans and then, subject to the provisions of Section 2.3(c), to Eurodollar Rate Revolving Credit Loans.

            SECTION 2.4. Revolving Credit Note. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date (or the later "effective date" under any Assignment and Acceptance) and be duly and validly executed and delivered by the Borrower.

            SECTION 2.5. Extension of Revolving Credit Facility. Upon the request of the Borrower, the Lenders may, in their sole discretion, effective as of any anniversary of the Effective Date, agree to extend the Revolving Credit Facility for a period of time beyond the then effective Termination Date. Each such extension shall be effected by the Borrower's and Lenders' execution and delivery of a written agreement evidencing such extension.

                                    ARTICLE 3

                            LETTER OF CREDIT FACILITY

            SECTION 3.1. Agreement to Issue. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Issuing Bank agrees to issue for the account of the Borrower one or more Letters of Credit in accordance with this Article 3, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

            SECTION 3.2. Amounts. The Issuing Bank shall not have any obligation to issue any Letter of Credit at any time:

            (a) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations of the Borrower would exceed the Letter of Credit Facility then in effect or (ii) the aggregate principal amount of the Revolving Credit Loans outstanding would exceed the Borrowing Base (after reduction for the Letter of Credit Reserve in respect of such Letter of Credit); or

            (b) which has a term longer than one calendar year or an expiration date after the last Business Day prior to the Termination Date.

            SECTION 3.3. Conditions. The obligation of the Issuing Bank to issue any Letter of Credit is subject to the satisfaction of (i) the conditions precedent contained in Section 6.2 and (ii) the following additional conditions precedent in a manner satisfactory to the Agent and the Issuing Bank:

            (a) the Borrower shall have delivered to the Issuing Bank and the Agent at such times and in such manner as the Issuing Bank or the Agent may prescribe an application in form and substance satisfactory to the Issuing Bank and the Agent for the issuance of the Letter of Credit, a Reimbursement Agreement and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank and the Agent; and

            (b) as of the date of issuance, no order of any court, arbitrator or governmental authority having jurisdiction or authority over the Issuing Bank shall purport by its terms to enjoin or restrain banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to banks generally and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over banks generally shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or the issuance of such Letter of Credit.

            SECTION 3.4. Issuance of Letters of Credit.

            (a) Request for Issuance. The Borrower shall give the Issuing Bank and the Agent written notice of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be given by the Borrower no later than six Business Days prior to the proposed date of issuance of any standby Letter of Credit and no later than two Business Days prior to the proposed date of issuance of any documentary Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day earlier than the Business Day prior to the Termination
      Date), the purpose for which such Letter of Credit is to be issued and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the form of the Letter of Credit that the Borrower requests to be issued.

            (b) Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to Section 3.4(a), the amount of the unused Letter of Credit Facility and the Borrowing Base. If (i) the form of the Letter of Credit delivered by the Borrower to the Agent is acceptable to the Issuing Bank and the Agent in their reasonable judgment, (ii) the undrawn face amount of the requested Letter of Credit is less than or equal to the lesser of (A) the unused Letter of Credit Facility and (B) the unused Borrowing Base, and (iii) the Agent and the Issuing Bank have received a certificate from the Borrower stating that the applicable conditions set forth in Article 6 have been satisfied, then the Issuing Bank will cause the Letter of Credit to be issued.

            (c) Notice of Issuance. Promptly after the issuance of any Letter of Credit, the Issuing Bank shall give the Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Agent shall give each Lender written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit.

            (d) No Extension or Amendment. No Letter of Credit shall be extended or amended unless the requirements of this Section 3.4 are met as though a new Letter of Credit were being requested and issued.

            SECTION 3.5. Duties of the Issuing Bank. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of the Issuing Bank to any Lender or relieve any Lender of its obligations hereunder to the Issuing Bank. In determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to any Lender other than to confirm that any documents required to be delivered under such Letter of Credit in connection with such drawing have been presented and appear on their face to comply with the requirements of such Letter of Credit.

            SECTION 3.6. Payment of Reimbursement Obligations.

            (a) Payment to Issuer. Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrower agrees to reimburse the Issuing Bank for any drawings (whether partial or full) under each Letter of Credit issued by the Issuing Bank (provided that the foregoing shall in no way limit any rights and remedies that Borrower has against the Issuing Bank for honoring wrongful drawings) and agrees to pay to the Issuing Bank the amount of all other Reimbursement Obligations and other amounts payable to the Issuing Bank under or in connection with such Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which the Borrower may have at any time against the Issuing Bank or any other Person.

            (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrower with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) received by the Issuing Bank, or by the Agent and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from the Issuing Bank or the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent, for the account of the Agent or the Issuing Bank, their respective Commitment Percentages of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

            SECTION 3.7. Participations.

            (a) Purchase of Participations. Immediately upon issuance by the Issuing Bank of a Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in such Letter of Credit, equal to such Lender's Commitment Percentage of the face amount thereof (including, without limitation, all obligations of the Borrower with respect thereto, other than amounts owing to the Issuing Bank under Section 5.2(d)(ii), and any security therefor or guaranty pertaining thereto).

            (b) Sharing of Letter of Credit Payments. In the event that the Issuing Bank makes a payment under any Letter of Credit and the Issuing Bank shall not have been repaid such amount pursuant to Sections 2.2(a)(i)(E) and 3.6, then the Issuing Bank shall be deemed to have made a Prime Rate Revolving Credit Loan to the Borrower in the amount of such payment, and to have purchased a 100% participation in each other Lender's Commitment Percentage of such Prime Rate Revolving Credit Loan, and notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, such Prime Rate Revolving Credit Loan shall be subject to the absolute obligations of each Lender, upon demand by the Issuing Bank with notice to the Agent, to pay to the Issuing Bank, as the repurchase of such participation, an amount equal to 100% of such Lender's Commitment Percentage of the principal amount of such Prime Rate Revolving Credit Loan.

            (c) Sharing of Reimbursement Obligation Payments. Whenever the Issuing Bank receives a payment from or on behalf of the Borrower on account of a Reimbursement Obligation as to which the Agent has previously received for the account of the Issuing Bank payment from a Lender pursuant to this Section 3.7, the Issuing Bank shall promptly pay to the Agent, for the benefit of such Lender, such Lender's Commitment Percentage of the amount of such payment from the Borrower in Dollars. Each such payment shall be made by the Issuing Bank on the Business Day on which the Issuing Bank receives immediately available funds pursuant to the immediately preceding sentence, if received prior to 12:00 noon (Atlanta time) on such Business Day and otherwise on the next succeeding Business Day.

            (d) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Reimbursement Agreement or application for any Letter of Credit and such other documentation as may reasonably be requested by such Lender.

            (e) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit and their participations therein pursuant to the provisions of Section 5.8(c) hereof or otherwise and the obligations of the Borrower to make payments to the Issuing Bank or to the Agent, for the account of the Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued in accordance with Section 3.4), including, without limitation, any of the following circumstances:

                  (i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) The existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Issuing Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                  (iii) Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) The surrender or impairment of any Collateral or any
            other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;

                  (v) The occurrence of any Default or Event of Default; or

                  (vi) The Agent's failure to deliver to the Lenders the notice provided for in Section 3.4(c).

            SECTION 3.8. Indemnification, Exoneration.

            (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article 3, the Borrower agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees but excluding taxes on the overall net income of the Lenders and the Agent imposed by the United States of America or any political subdivision thereof or any jurisdiction in which a Lender or the Agent is organized or operates or any political subdivision thereof) which any Lender or the Agent may incur or be subject to as a consequence, directly or indirectly, of

                  (i) the issuance of any Letter of Credit, other than as a
            result of any Lender's, the Agent's or the Issuing Bank's gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or

                  (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions being hereinafter referred to collectively as "Government Acts").

            (b) Assumption of Risk by the Borrower. As among the Borrower, the Lenders and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders and the Agent shall not be responsible for:

                  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects fraudulent or forged;

                  (ii) the validity or sufficiency of any instrument
            transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit (provided that the Borrower reserves all of its rights and remedies against the Issuing Bank for improper payment made by the Issuing Bank);

                  (iv) errors, omissions, interruptions or delays in
            transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                  (v) errors in interpretation of technical terms;

                  (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                  (vii) the misapplication by the beneficiary of any Letter of
            Credit of the proceeds of any drawing under such Letter of Credit;
            or

                  (viii) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any Government Acts. None of the foregoing shall affect, impair or prevent the vesting of any of the Agent's rights or powers under this Section 3.8.

            (c) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the

      Agent, the Issuing Bank or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith in conformity with the terms of any Letter of Credit, shall not result in any liability of any Lender or the Agent to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person.

            SECTION 3.9. Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 3.2(b), any Letter of Credit is outstanding on the Termination Date, then on or prior to such Termination Date, or in any case upon the occurrence of an Event of Default, the Borrower shall, promptly on demand by the Agent, deposit with the Agent, for the ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the Agent shall specify, either (a) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer reasonably satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto, or (b) Cash Collateral in an amount necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or Cash Collateral shall be held by the Agent for the benefit of the Lenders, as security for, and to provide for the payment of, the Reimbursement Obligations. In addition, the Agent may at any time after the Termination Date apply any or all of such Cash Collateral to the payment of any or all of the Secured Obligations then due and payable. At the Borrower's request, but subject to the Agent's reasonable approval, the Agent shall invest any Cash Collateral consisting of cash or any proceeds of Cash Collateral consisting of cash in Cash Equivalents, and any commissions, expenses and penalties incurred by the Agent in connection with any investment and redemption of such Cash Collateral shall be Secured Obligations hereunder secured by the Collateral, shall bear interest at the rates provided herein for the Loans and shall be charged to the Borrower's Loan Accounts, or, at the Agent's option, shall be paid out of the proceeds of any earnings received by the Agent from the investment of such Cash Collateral as provided herein or out of such cash itself. The Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned on any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this Section 3.9.

                                    ARTICLE 4

                               TERM LOAN FACILITY

            SECTION 4.1. Term Loan. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Lender agrees severally, but not jointly, to make a Term Loan to the Borrower on the Effective Date in a principal amount equal to such Lender's Commitment Percentage of the Term Loan Facility.

            SECTION 4.2. Manner of Borrowing Term Loan. The Borrower shall give the Agent an Initial Notice of Borrowing with respect to the Term Loan not later than 11:00 a.m. on the Effective Date, and such initial borrowing shall be a Prime Rate Term Loan. Upon receipt of such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount equal to its Commitment Percentage of the aggregate principal amount of the Term Loan available to the Agent, for the account of the Borrower, at the Agent's Office, prior to 12:00 noon (Atlanta time) on the Effective Date in funds immediately available to the Agent. Not later than 1:00 p.m. (Atlanta time) on the Effective Date, upon satisfaction of the applicable conditions set forth in Sections 6.1 and 6.2, the Agent will disburse the Term Loan on the Effective Date, in same day funds in accordance with the terms of the Initial Notice of Borrowing.

            SECTION 4.3. Repayment of Term Loan. The principal amount of the Term Loan is due and payable, and shall be repaid in full by the Borrower, in consecutive monthly installments on successive Installment Payment Dates as set forth below, together with a final payment of all unpaid principal on March 24, 2003:

                                                    Amount of Each
            Monthly Payments                        Monthly Payment
            ----------------                        ---------------

                  1-12                              $  $166,666.66
                  13-24                             $   333,333.33
                  25-36                             $   416,666.66
                  37-48                             $   500,000.00
                  49-60                             $   666,666.66

The Borrower hereby irrevocably instructs the Agent to charge the Borrower's Loan Account, on each Installment Payment Date and Interest Payment Date, for all principal and interest due on the Term Loan, and each such charge shall be deemed a Prime Rate Revolving Credit Loan.

            SECTION 4.4. Term Notes. The Term Loan made by each Lender and the obligation of the Borrower to repay such Loan shall also be evidenced by a Term Note payable to the order of such Lender. Each such Term Note shall be dated the

Effective Date (or the later "effective date" under any Assignment and Acceptance) and be duly and validly executed and delivered by the Borrower.

            SECTION 4.5. Prepayment of Term Loan.

            (a) Voluntary Prepayment. The Borrower shall have the right at any time and from time to time, upon at least one Business Day's prior written notice to the Agent, to prepay the Term Loan in whole or in part on any Business Day. Each partial prepayment of the Term Loan shall be in a minimum amount of $1,000,000 and shall be applied pro rata to the remaining principal installments of the Term Loan. On the prepayment date, the Borrower shall pay interest on the amount prepaid, accrued to the prepayment date, as well as all other amounts due hereunder with respect to such prepayment, including all amounts due under Sections 5.10 and
      5.11. Any notice of prepayment given by the Borrower hereunder shall be irrevocable, and the amount to be prepaid (including accrued interest and any prepayment fees) shall be due and payable on the date designated in the notice.

            (b) Mandatory Prepayment. In addition to mandatory prepayments of the Term Loan required under Section 5.9, the Borrower shall also be obligated to prepay the Term Loan in full, together with accrued and unpaid interest thereon, as well as all other amounts due hereunder with respect to such prepayment, including all amounts due under Sections 5.10 and 5.11, upon any termination of this Agreement pursuant to Section 5.6 or otherwise or upon any acceleration of the Term Loan pursuant to Article 13.

                                    ARTICLE 5

                             GENERAL LOAN PROVISIONS

            SECTION 5.1. Interest.

            (a) Prime Rate Loans. Subject to the provisions of Section 5.1(d), the Borrower will pay interest on the unpaid principal amount of each Prime Rate Loan, for each day from the day such Loan is made until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise) or is converted to a Loan of a different Type, at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Prime Rate, payable monthly in arrears as it accrues on each Interest Payment Date and when such Prime Rate Loan is due (whether at maturity, by reason of acceleration or otherwise).

            (b) Eurodollar Rate Loans. Subject to the provisions of Section 5.1(d), the Borrower will pay interest on the unpaid principal amount of each Eurodollar Rate Loan for the applicable Interest Period at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Eurodollar Rate, payable in arrears as it accrues on each Interest Payment Date and when such Eurodollar Rate Loan is due (whether at maturity, by reason of acceleration or otherwise).

            (c) Other Secured Obligations. The Borrower will, to the extent permitted by Applicable Laws, pay interest on the unpaid principal amount of any Secured Obligation that is due and payable, other than the Loans, in accordance with Sections 5.1(a) or (d), as applicable, as if such Secured Obligation were a Prime Rate Revolving Credit Loan.

            (d) Default Rate. If there shall occur and be continuing an Event of Default, at the election of the Required Lenders, the unpaid principal amount of the Loans and other Secured Obligations shall no longer bear interest in accordance with the terms of Section 5.1(a), (b) or (c), but shall bear interest for each day from the date of such Event of Default until such Event of Default shall have been cured or waived at a rate per annum equal to the sum of (i) the Default Margin and (ii) the rate otherwise applicable to such Loan or other Secured Obligation, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Laws, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 13.1(g) or (h).

            (e) Calculation of Interest. The interest rates provided for in Sections 5.1(a), (b), (c) and (d) shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

            (f) Maximum Rate. It is not intended by the Lenders, and nothing contained in this Agreement, in the Notes or in any of the Mortgages shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Laws (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by Applicable Laws, pay to the Lenders an amount equal to the excess, if any, of (i) the lesser of
(A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect and
(ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrower.

            SECTION 5.2. Certain Fees.

            (a) Closing Fees. As additional consideration for the extensions of credit provided for hereunder, in addition to any interest due under this Agreement, on the Effective Date, the Borrower shall pay to the Agent (for its own account except as otherwise agreed in writing between the Agent and the Lenders) a closing fee as set forth in that certain letter agreement, dated as of January 29, 1998, between the Borrower and the Agent (the "Fee Letter"). The closing fee provided for in the Fee Letter shall compensate the Agent for the internal costs associated with the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, but not including any out-of-pocket expenses for which the Borrower has agreed to reimburse the Agent and the other Lenders, including, without limitation, the Agent's reasonable out-of-pocket expenses incurred in connection with its due diligence examination of the Borrower and the closing of the transactions contemplated by this Agreement. Such closing fee shall be fully earned on the Effective Date and shall not be subject to refund or rebate.

            (b) Agent Fee. For administration and other services performed by the Agent in connection with its continuing administration of this Agreement, the Borrower shall pay to the Agent, for its own account, and not for the account of the Lenders, an annual fee of $75,000, payable on the Effective Date and each anniversary thereof so long as any Loan or outstanding Letter of Credit that is not collateralized by cash or by another Letter of Credit acceptable to the Issuing Bank remains outstanding or the Revolving Credit Facility shall not have been terminated. The fee payable pursuant to this Section 5.2(b) shall be fully earned by the Agent on the date payment thereof is due and shall not be subject to refund or rebate. Payment of such fee shall not limit the Borrower's obligations to reimburse the Agent for its out-of-pocket expenses as set forth in Section 16.2.

            (c) Commitment Fee. In connection with and as consideration for the holding available for the use of the Borrower hereunder the full amount of the Revolving Credit Facility, the Borrower will pay a fee to the Agent, for the ratable benefit of the Lenders, for each day from the Effective Date until the Termination Date, in an amount equal to 0.375% per annum of the unused portion of the Revolving Credit Facility for such day. Such fee shall be payable monthly in arrears on each Interest Payment Date and shall be fully earned when due and payable and shall not be subject to refund or rebate. Such fee is not, and shall not be deemed to be, interest or a charge for the use of money. Such fee shall be calculated based on a year of 360 days and the actual number of days elapsed.

            (d) Letter of Credit Fees.

                  (i) The Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, Letter of Credit fees equal to (A) 0.75% per annum, based on the average daily aggregate Letter of Credit Amount of all documentary Letters of Credit from time to time outstanding during the term of this Agreement, and (B) the Eurodollar Rate Margin then applicable to Revolving Credit Loans (as set forth in the definition of "Applicable Margin"), based on the average daily aggregate Letter of Credit Amount of all standby Letters of Credit from time to time outstanding during the term of this Agreement. Such fees shall be payable to the Agent for the ratable benefit of the Lenders in accordance with their respective Commitment Percentages monthly in arrears and shall be calculated based on a year of 360 days and the actual number of days elapsed.

                  (ii) The Borrower agrees to pay to the Agent, for the account of the Issuing Bank, (A) a facing fee of 0.125% of the face amount of each standby Letter of Credit issued by the Issuing Bank, such fee being due and payable upon issuance of each standby Letter of Credit, and (B) the standard fees and charges of the Issuing Bank for issuing, administering, amending, renewing, paying and canceling Letters of Credit, as and when assessed.

            (e) Collection Fee. During the period from and including the Effective Date to and including the Termination Date, the Borrower will pay to the Agent for its own account, and not for the account of the Lenders, on the first day of each month, an amount of interest computed at the Effective Interest Rate applicable to Prime Rate Revolving Credit Loans on each remittance (other than a remittance received via wire transfer, automated clearinghouse transfer or otherwise in immediately available funds) received by the Agent against Receivables during the preceding month, from the close of business on the date of receipt of each such remittance until the close of business on the first Business Day following the receipt of the remittance, as compensation for delays in the collection and clearance of checks and other remittances.

            (f) General. All fees shall be fully earned by the identified recipient thereof when due and payable and, except as otherwise set forth herein or required by applicable law, shall not be subject to refund or rebate. All fees provided for in this Section 5.2 are for compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

            SECTION 5.3. Manner of Payment.

            (a) Except as otherwise expressly provided in Section 9.1(b), each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:30 p.m. (Atlanta time) on the date specified for payment under this Agreement to the Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before the close of business on such day shall be deemed a payment on such date for the purposes of Section 13.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day.

            (b) During any Event of Default, the Borrower hereby irrevocably authorizes each Lender and each Affiliate of such Lender and each participant herein to charge any account of the Borrower maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due.

            (c) Each Lender hereby severally (but not jointly) represents that, under applicable law and treaties in effect on the date of this Agreement, no United States federal taxes will be required to be withheld by the Agent or the Borrower with respect to any payments to be made to such Lender in respect of this Agreement. Each Lender that itself is not incorporated under the laws of the United States or a state thereof agrees severally (but not jointly) that, prior to the Effective Date and the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form delivered by it to the Borrower and the Agent, it will deliver to the Borrower and the Agent two duly completed copies of either United States Internal Revenue Service Form W-8, 1001 or 4224, or successor applicable form, certifying in each case that such Lender is entitled to receive all payments under this Agreement and the Notes payable to it without deduction or withholding of any United States federal income taxes. The Borrower shall not have any obligation under Section 5.3(a) to pay any amount to or for the account of any Lender without any setoff, counterclaim or deduction to the extent that such amount results from the failure of any Lender to comply with its obligations pursuant to this Section 5.3(c).

            SECTION 5.4. General. If any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in accordance with such payment.

            SECTION 5.5. Loan Accounts; Statements of Accounts.

            (a) Each Lender shall open and maintain on its books a loan account in the Borrower's name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrower and as credits thereto all payments received by such Lender and applied to principal of such Loan, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from the Borrower.

            (b) The Agent shall maintain on its books a control account for the Borrower in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrower hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's ratable share therein.

            (c) The entries made in the accounts pursuant to subsections (a) and
      (b) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrower therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to subsection (b) shall be controlling.

            (d) The Agent will account separately to the Borrower monthly with a statement of Loans, charges and payments made to and by the Borrower pursuant to this Agreement, and such accounts rendered by the Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Agent is notified by the Borrower in writing to the contrary within 30 days of the date the account to the Borrower was so rendered. Such notice by the Borrower shall be deemed an objection to only those items specifically objected to therein. Failure of the Agent to render such account shall in no way affect the rights of the Agent or of the Lenders hereunder.

            SECTION 5.6. Termination of Agreement. Subject to the provisions of
Section 5.10, the Borrower shall have the right, at any time, to terminate this Agreement upon not less than 10 Business Days' prior written notice of its intention to terminate this Agreement, which notice shall specify the effective date of such termination. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, provided that the Borrower shall, on or prior to such date, pay to the Agent, for the account of the Secured Creditors, in same day funds, an amount equal to all Secured Obligations then outstanding, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, and (iii) any amounts payable to the Agent and the Secured Creditors pursuant to Sections 5.10, 5.11, 16.2, 16.3 and 16.14, and, in addition thereto, shall deliver to the Agent, in respect of each outstanding Letter of Credit, either the Supporting Letter of Credit or the Cash Collateral as provided in Section 3.9. Following a notice of termination as provided for in this Section 5.6 and upon payment in full of the amounts specified in this Section 5.6, this Agreement shall be terminated and the Agent and the Lenders shall have no further obligations to the Borrower. Borrower may, not later than one Business Day prior to the effective date of such termination, provide the Agent and the Lenders written notice of withdrawal of its notice of termination, whereupon such notice of termination shall be of no further force or effect.

            SECTION 5.7. Making of Loans.

            (a) Nature of Obligations of Lenders to Make Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

            (b) Assumption by Agent. Subject to the provisions of Section 5.8 and notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Revolving Credit Loans hereunder subsequent to the Revolving Credit Loans to be made on the Effective Date, unless the Agent shall have received notice from the Required Lenders in accordance with the provisions of Section 5.7(c) prior to a proposed borrowing date that the Lenders will not make available to the Agent such Lenders' ratable portion of the amount to be borrowed on such date, the Agent may assume that the Lenders will make such portion available to the Agent in accordance with Section 2.2(a), and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not make such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent at the Effective Interest Rate or, if lower, subject to Section 5.1(f), the Maximum Rate. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's Commitment Percentage of the Loan made on such borrowing date for purposes of this Agreement. The failure of any Lender to make its Commitment Percentage of any Revolving Credit Loan available shall not (without regard to whether the Borrower shall have returned the amount thereof to the Agent in accordance with this Section 5.7) relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Revolving Credit Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Revolving Credit Loan available on the borrowing date.

            (c) Delegation of Authority to Agent. Without limiting the generality of Section 15.1, each Lender expressly authorizes the Agent to determine on behalf of such Lender (i) the creation or elimination of any reserves (other than the Letter of Credit Reserve) against the Revolving Credit Facility and the Borrowing Base, and (ii) whether or not Inventory or Receivables shall be deemed to constitute Eligible Inventory or Eligible Receivables. Such authorization may be withdrawn by the Required Lenders by giving the Agent written notice of such withdrawal signed by the Required Lenders; provided, however, that unless otherwise agreed by the Agent such withdrawal of authorization shall not become effective until the thirtieth Business Day after receipt of such notice by the Agent. Thereafter, the Required Lenders shall jointly instruct the Agent in writing regarding such matters with such frequency as the Required Lenders shall jointly determine. Unless and until the Agent shall have received written notice from the Required Lenders as to the existence of a Default, an Event of Default or some other circumstance which would relieve the Lenders of their respective obligations to make Revolving Credit Loans hereunder, which notice shall be in writing and shall be signed by the Required Lenders and shall expressly state that the Lenders do not intend to make available to the Agent such Lenders' ratable share of Revolving Credit Loans made after the effective date of such notice, the Agent shall be entitled to continue to make the assumptions described in Section 5.7(b). The notice described in the preceding sentence shall become effective on the third Business Day after receipt of such notice by the Agent unless otherwise agreed by the Agent. The Agent shall not be required to make any Loan as to which it shall have received notice by a Lender of such Lender's intention not to make its ratable portion of such Loan available to the Agent. Any withdrawal of authorization under this Section 5.7(c) shall not affect the validity of any Loans made prior to the effectiveness thereof.

            (d) Overadvances. Notwithstanding anything to the contrary contained elsewhere in this Section 5.7 or this Agreement or the other Loan Documents, and whether or not a Default or Event of Default exists at the time, unless otherwise notified by the Required Lenders in accordance with
      Section 5.7(c), the Agent may in its discretion require all Lenders to honor requests or deemed requests by the Borrower for Revolving Credit Loans at a time that an Overadvance exists or which would result in an Overadvance and each Lender shall be obligated to continue to make its Proportionate Share of Revolving Credit Loans, up to a maximum amount outstanding equal to its Commitment to make Revolving Credit Loans, so long as such Overadvance is not known by the Agent to exceed the amount of minimum Availability then required under Section 12.14 and so long as such Overadvance is not outstanding for more than 90 consecutive days. "Overadvance" shall mean, as of any date of determination, the amount, if any, by which (i) the outstanding principal balance of Revolving Credit Loans exceeds (ii) the amount determined under clause (b) of the definition of "Borrowing Base" minus the minimum Availability required at such time pursuant to Section 12.14.

            (e) Replacement of Certain Lenders. If a Lender (the "Affected Lender") shall have failed to fund its Proportionate Share of any Loan requested (or deemed requested) by the Borrower which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured, then, in any such case and in addition to any other rights and remedies that the Agent, any other Lender or the Borrower may have against such Affected Lender, the Agent or the Borrower may make written demand on such Affected Lender (with a copy to the Borrower) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by the Agent or the Borrower (provided such Eligible Assignee is reasonably acceptable to the Agent and the Borrower), all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with Article 14. The Affected Lender shall be entitled to receive, in cash and concurrently with the execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this
      Section 5.7(e), such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Security Interest or any other Lien of the Agent in any Collateral and such Affected Lender shall have no further liability to the Agent, any Lender or any other Person under any of the Loan Documents (except as provided in Section 15.7 and elsewhere in this Agreement as to events or transactions which occur prior to the replacement of such Affected Lender).

            SECTION 5.8. Settlement Among Lenders.

            (a) Term Loan. The Agent shall pay to each Lender on each Interest Payment Date or Installment Payment Date, as the case may be, its Ratable share, based on the principal amount of the Term Loan owing to such Lender, of all payments received by the Agent hereunder in immediately available funds in respect of the principal of, or interest on, the Term Loan, net of any amounts payable by such Lender to the Agent, by wire transfer of same day funds.

            (b) Revolving Credit Loans. Each Lender's Net Outstandings are intended by the Lenders to be equal at all times to such Lender's Commitment Percentage of the aggregate principal amount of all Revolving Credit Loans outstanding. Notwithstanding such agreement, the several and not joint obligation of each Lender to fund Revolving Credit Loans made in accordance with the terms of this Agreement ratably in accordance with such Lender's Commitment Percentage and each Lender's right to receive its ratable share of principal payments on Revolving Credit Loans in accordance with its Commitment Percentage, the Lenders agree that, in order to facilitate the administration of this Agreement and the Loan Documents, settlement among them may take place on a periodic basis in accordance with the provisions of this Section 5.8.

            (c) Settlement Procedures as to Revolving Credit Loans. To the extent and in the manner hereinafter provided in this Section 5.8, settlement among the Lenders as to Revolving Credit Loans may occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in Section 6.2 have been met. On each Settlement Date payments shall be made by or to NationsBank and the other Lenders in the manner provided in this Section 5.8 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this Section
      5.8 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions to take place on such Settlement Date, each Lender's Net Outstandings shall equal such Lender's Commitment Percentage of the Revolving Credit Loans outstanding.

                  (i) Selection of Settlement Dates. If the Agent elects, in its discretion, but subject to the consent of NationsBank, to settle accounts among the Lenders with respect to principal amounts of Revolving Credit Loans less frequently than each Business Day, then the Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Effective Date; provided, however, that the Agent shall designate as a Settlement Date any Business Day which is an Interest Payment Date; and provided further, that a Settlement Date shall occur at least once during each seven-day period. The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 12:00 noon (Atlanta time) on the proposed Settlement Date, which Settlement Report will be in the form of Exhibit E hereto and shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                  (ii) Non-Ratable Loans and Payments. Between Settlement Dates,
            the Agent shall request and NationsBank may (but shall not be obligated to) advance to the Borrower out of NationsBank's own funds, the entire principal amount of any Revolving Credit Loan requested or deemed requested pursuant to Section 2.2(a) (any such Revolving Credit Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by NationsBank shall be deemed to be a purchase by NationsBank of a 100% participation in each other Lender's Commitment Percentage of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of NationsBank. Upon demand by NationsBank, with notice thereof to the Agent, each other Lender shall pay to NationsBank, as the repurchase of such participation, an amount equal to 100% of such Lender's Commitment Percentage of the principal amount of such Non-Ratable Loan. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Credit Loans, shall be paid over to and retained by NationsBank for such application, and such payment to and retention by NationsBank shall be deemed, to the extent of each other Lender's Commitment Percentage of such payment, to be a purchase by each such other Lender of a participation in the Revolving Credit Loans (including the repurchase of participations in Non-Ratable Loans) held by NationsBank. Upon demand by another Lender, with notice thereof to the Agent, NationsBank shall pay to the Agent, for the account of such other Lender, as a repurchase of such participation, an amount equal to such other Lender's Commitment Percentage of any such amounts (after application thereof to the repurchase of any participations of NationsBank in such other Lender's Commitment Percentage of any Non-Ratable Loans) paid only to NationsBank by the Agent.

                  (iii) Net Decrease in Outstandings. If on any Settlement Date
            the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of
            Section 5.8(b) is less than such Lender's Commitment Percentage of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and NationsBank shall pay to the Agent, for the account of such Lender, the excess allocable to such Lender.

                  (iv) Net Increase in Outstandings. If on any Settlement Date
            the increase, if any, in the dollar amount of any Lender's Net Outstandings which is required to comply with the first sentence of
            Section 5.8(b) exceeds such Lender's Commitment Percentage of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings, and such Lender shall pay to the Agent, for the account of NationsBank, any excess.

                  (v) No Change in Outstandings. If a Settlement Report
            indicates that no Revolving Credit Loans have been made during the period since the next preceding Settlement Date, then each Lender's Commitment Percentage of any amounts received by the Agent but paid only to NationsBank shall be paid by NationsBank to the Agent, for the account of such Lender. If a Settlement Report indicates that the increase in the dollar amount of a Lender's Net Outstandings which is required to comply with the first sentence of Section 5.8(b) is exactly equal to such Lender's Commitment Percentage of amounts received by the Agent but paid only to NationsBank since the next preceding Settlement Date, such Lender and the Agent, in their respective records, shall apply such Lender's

            Commitment Percentage of such amounts to the increase in such Lender's Net Outstandings.

            (d) General Settlement Procedures.

                  (i) Return of Payments. If any amounts received by NationsBank in respect of the Secured Obligations are later required to be returned or repaid by NationsBank to the Borrower or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of NationsBank's Commitment Percentage of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by NationsBank with notice to the Agent, pay to the Agent for the account of NationsBank, an amount equal to the excess of such Lender's Commitment Percentage of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                  (ii) Payments to Agent, Lenders.

                        (A) Except as otherwise provided in this Agreement,
                  payment by any Lender to the Agent shall be made not later than 1:00 p.m. (Atlanta time) on the Business Day such payment is due, provided that if such payment is due on demand by another Lender, such demand is made on the paying Lender not later than 10:00 a.m. (Atlanta time) on such Business Day. Except as otherwise provided in this Agreement, payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 1:00 p.m. (Atlanta time), the Agent shall pay such funds to such Lender by 2:00 p.m. (Atlanta time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 2:00 p.m. (Atlanta time) on the first Business Day following the date of such demand.

                        (B) If a Lender shall, at any time, fail to make any
                  payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

                        (C) With respect to the payment of any funds under this
                  Section 5.8, whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

            (e) Settlement of Other Secured Obligations. All other amounts received by the Agent on account of, or applied by the Agent to the payment of, any Secured Obligation owed to the Secured Creditors (including, without limitation, fees payable to the Lenders pursuant to Section 5.2 and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Agent on or prior to 1:00 p.m. (Atlanta time) on a Business Day will be paid by the Agent to each Secured Creditor on the same Business Day, and any such amounts that are received by the Agent after 1:00 p.m. (Atlanta time) will be paid by the Agent to each Secured Creditor on the following Business Day. Unless otherwise stated herein, the Agent shall distribute proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default ratably to the Secured Creditors based on the amount of the Secured Obligations then owing to each Secured Creditor.

            (f) Allocation of Payments from Borrower. All monies to be applied to the Secured Obligations, whether such monies represent voluntary payments by the Borrower or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among the Agent and such of the Lenders and other holders of the Secured Obligations as are entitled thereto (and, with respect to monies allocated to the Lenders, on a Ratable basis unless otherwise provided in this Section 5.8(f)): (i) first, to NationsBank to pay principal and accrued interest on any portion of any Non-Ratable Loan which NationsBank may have advanced on behalf of any Lender (other than itself) and for which NationsBank has not been reimbursed by such Lender or the Borrower; (ii) second, to the Agent to pay the amount of expenses that have not been reimbursed to the Agent by the Borrower or the Lenders, together with interest accrued thereon; (iii) third, to the Agent, the Syndication Agent, the Arranger and the Documentation Agent to pay any indemnified amount that has not been paid to them by the Borrower or the Lenders, together with interest accrued thereon; (iv) fourth, to the Agent to pay any fees due and payable to the Agent under this Agreement; (v) fifth, to the Lenders for any indemnified amount that they have paid to the Agent and for any expenses that they have reimbursed to the Agent; (vi) sixth, to the Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and any other Secured Obligations arising under this Agreement (and the other Loan Documents) then due and held by any Lender to be shared among Lenders on a Ratable basis, or on such other basis as may be agreed upon in writing by all of the Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of the Borrower), and (vii) seventh, to the Lenders and their Affiliates in payment of the unpaid amount of all Secured Obligations arising under or in respect of the Banking Relationship to be shared on a pro rata basis. The allocations set forth in this Section 5.8(f) are solely to determine the rights and priorities of the Secured Creditors as among themselves and may be changed by the Secured Creditors without notice or the consent of approval of the Borrower or any other Person. Whenever allocation is made pursuant to this
      Section 5.8(f) to the holder of Secured Obligations in which another Lender acquires a participation, the monies received by such holder shall be shared as between such holder and such participants on a Ratable basis.

            SECTION 5.9. Mandatory Prepayments.

            (a) Prepayments from Asset Dispositions.

                  (i) Within 2 Business Days of receipt by the Borrower or any of its Subsidiaries of the Net Proceeds of the sale of the Borrower's narrow fabrics business, the Borrower shall apply the Net Proceeds to the outstanding balance of the Revolving Credit Loans. Within 5 Business Days of the date of the Borrower's or any Subsidiary's receipt of the Net Proceeds from such sale, the Borrower shall make a prepayment of principal on the Term Loan in an amount equal to 110% of the amount loaned to the Borrower under the Term Loan with respect to the fixed assets subject to such sale, which Term Loan prepayment shall be advanced by the Agent as a Revolving Credit Loan. In the event a Contingent Liability Reserve was deducted from the sale proceeds in order to calculate Net Proceeds, the amount of such Contingent Liability Reserve shall be reserved against the Borrowing Base by the Agent until such time as the actual amount of liability is determined.

                  (ii) Within 2 Business Days of receipt by the Borrower or any of its Subsidiaries of the Net Proceeds of any other permitted Asset Disposition (including the disposition of plant and equipment held for disposal as of the Agreement Date and the disposition of the Borrower's hosiery plant located in Robbins, North Carolina), the Borrower shall apply the Net Proceeds to the outstanding balance of the Revolving Credit Loans. Within 5 Business Days of the date of the Borrower's or any Subsidiary's receipt of the Net Proceeds from such sale, if such sale was of assets other than Equipment, or within 15 Business Days of the end of the fiscal month in which such Equipment was sold, if such sale was of Equipment, the Borrower shall make a prepayment of principal on the Term Loan in an amount equal to 80% of the Net Proceeds from such Asset Disposition or, if greater, the amount originally loaned to the Borrower under the Term Loan with respect to the disposed assets, which Term Loan prepayment shall be advanced by the Agent as a Revolving Credit Loan; provided no such repayment of the Revolving Credit Loan or prepayment of the Term Loan shall be required with respect to Net Proceeds not in excess of $250,000 during any fiscal year from permitted Asset Dispositions (other than the sale of Borrower's narrow fabrics business, the disposition of plant and equipment held for disposal as of the Agreement Date, and the disposition of the Borrower's hosiery plant located in Robbins, North Carolina). In the event a Contingent Liability Reserve was deducted from the sale proceeds in order to calculate Net Proceeds, the amount of such Contingent Liability Reserve shall be reserved against the Borrowing Base by the Agent until such time as the actual amount of liability is determined.

                  (iii) Notwithstanding the foregoing, if the Borrower
            reasonably expects the Net Proceeds of any permitted Asset Disposition (other than the sale of Borrower's narrow fabrics business, the disposition of plant and equipment held for disposal as of the Agreement Date, and the disposition of the Borrower's hosiery plant located in Robbins, North Carolina) to be reinvested within six months in productive assets of a kind then used or useable in the business of the Borrower and that are not subject to any Lien other than Permitted Liens (other than Purchase Money Liens) and Liens in favor of the Agent, for the benefit of the Secured Creditors, then (A) to the extent such proceeds do not exceed the balance from time to time of the Revolving Credit Loans, such proceeds shall be applied to the repayment of the outstanding balance of the Revolving Credit Loans and the Agent shall, until such time as the reinvestment of such proceeds, establish a reserve against the Borrowing Base in the amount of the proceeds so applied, and (B)<0- 95>to the extent such proceeds exceed the balance from time to time of the Revolving Credit Loans, the Borrower shall deposit such proceeds with the Agent to be held as Cash Collateral in which the Agent, for the ratable benefit of the Secured Creditors, shall have a first priority security interest. Upon the Borrower's reinvestment of such Net Proceeds as described above, the Agent shall release its security interest in such Cash Collateral in respect of the reinvested funds and shall eliminate the reserve against the Borrowing Base. To the extent that the Borrower fails to reinvest such proceeds within six months as provided above, the Borrower authorizes and directs the Agent to eliminate such reserve, to apply the amount of the Cash Collateral in respect of the unreinvested amount to the prepayment of the Term Loan to the extent required under clause (ii) above, to make Revolving Credit Loans in an amount equal to the reserved amount that is not reinvested, and to apply the proceeds of such Revolving Credit Loans to the prepayment of the Term Loan to the extent required under clause (ii) above.

                  (iv) Concurrently with the making of any prepayment under this clause (a) or the disposition of any assets under clause (iii) above, the Borrower shall deliver to Agent a certificate of the Financial Officer demonstrating the calculations of the amount required to be prepaid or, as the case may be, applied to the Revolving Credit Loans or deposited as Cash Collateral.

            (b) Excess Cash Flow Recapture. Within 95 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ending on or about January 31, 1999), but in any event within five Business Days after delivery of the audited financial statements required under Section 11.1(b), the Borrower shall make a prepayment of the Term Loan in an amount equal to 50% of Excess Cash Flow for the fiscal year with respect to which such financial statements were delivered. Concurrently with the making of any such payment, the Borrower shall deliver to the Agent and each of the Lenders a certificate of the Financial Officer demonstrating the calculation of the amount required to be paid.

            (c) Application of Proceeds of Prepayments. All prepayments of the Term Loan pursuant to this Section 5.9 shall be applied pro rata to the outstanding principal balance of the Term Loan. Any amount that would be required to be applied as a prepayment of the Term Loan pursuant to this
      Section 5.9 that exceeds the outstanding balance of the Term Loan shall be deposited with the Agent to be held as Cash Collateral for the Secured Obligations and applied by the Agent from time to time to outstanding Revolving Credit Loans or, after the Termination Date, to any of the Secured Obligations in such manner as the Agent shall determine in its sole discretion.

            SECTION 5.10. Prepayment Fee.

            (a) Termination and Prepayment. If the Borrower terminates this Agreement prior to the second anniversary of the Agreement Date, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, on such date of termination, as liquidated damages and compensation for the costs of making funds available to the Borrower under this Agreement, and not as a penalty, an amount equal to (i) 2% of the sum of the maximum amount of the Revolving Credit Facility plus the outstanding principal balance of the Term Loan at the time of termination if such termination occurs on or prior to the first anniversary of the Agreement Date, and
      (ii) 1% of the sum of the maximum amount of the Revolving Credit Facility plus the outstanding principal balance of the Term Loan at the time of termination if such termination occurs after the first anniversary of the Agreement Date but on or prior to the second anniversary of the Agreement Date; provided, however, if this Agreement is terminated after the first anniversary of the Agreement Date but on or prior to the second anniversary of the Agreement Date in connection with the purchase (whether through stock purchase, asset purchase, merger or consolidation) of the Borrower by a strategic buyer, such early termination fee shall equal 1/2% of the sum of the maximum amount of the Revolving Credit Facility plus the outstanding principal balance of the Term Loan at the time of termination.

            (b) Prepayment of Term Loan. If the Borrower voluntarily prepays the Term Loan in whole or in part prior to the second anniversary of the Agreement Date, other than in connection with a termination of this Agreement described in clause (a) above, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, on such date of prepayment, as liquidated damages and compensation for the costs of making funds available to the Borrower under this Agreement, and not as a penalty, an amount equal to
      (i) 2% of the principal balance of the Term Loan prepaid if such termination occurs on or prior to the first anniversary of the Agreement Date, and (ii) 1% of the amount of the Term Loan prepaid if such termination occurs after the first anniversary of the Agreement Date but on or prior to the second anniversary of the Agreement Date. A prepayment made pursuant to Section 5.9 shall not be deemed a voluntary prepayment under this Section 5.10.

            SECTION 5.11. Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal with respect to any Eurodollar Rate Revolving Credit Loan is made on any day prior to the last day of the Interest Period applicable to such Eurodollar Rate Revolving Credit Loan other than in connection with repayment in full of the Secured Obligations, the Borrower may, on the date of such payment, instruct the Agent to apply such payment received on account of Eurodollar Rate Revolving Credit Loans which would otherwise result in prepayment of such Loans prior to the end of the applicable Interest Period to the Cash Collateral Account, such payment to be subsequently applied to the applicable Eurodollar Rate Revolving Credit Loan on the last day of the Interest Period applicable thereto (or, if earlier, the acceleration or maturity of the Revolving Credit Loans). If for any reason any payment of principal with respect to any Eurodollar Rate Term Loan is made on any day prior to the last day of the Interest Period applicable to such Eurodollar Rate Term Loan, or if any Eurodollar Rate Revolving Credit Loan is repaid in full in connection with repayment in full of the Secured Obligations on any day prior to the last day of the Interest Period applicable to such Eurodollar Rate Revolving Credit Loan, or, after having given a Notice of Borrowing with respect to any Eurodollar Rate Revolving Credit Loan or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a Eurodollar Rate Loan, such Loan is not made or is not continued as or converted into a Eurodollar Rate Loan due to the Borrower's failure to borrow or to fulfill the applicable conditions set forth in Article 6, or if the Borrower fails to instruct the Agent to apply any payment of principal with respect to any Eurodollar Rate Revolving Credit Loan prior to the last day of the applicable Interest Period to the Cash Collateral Account in accordance with the preceding sentence, the Borrower shall pay to each Lender upon the request of the Agent or such Lender, in addition to any amounts that may be due under
Section 5.10, an amount (if a positive number) sufficient to compensate the Agent and each Lender for any and all losses or expenses which the Agent or such Lender has sustained or incurred as a consequence of the Borrower's payment of principal of a Eurodollar Rate Loan prior to the last day of the Interest Period applicable thereto or the Borrower's failure to borrow as described in this Section.

            SECTION 5.12. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to the Lenders under this Article 5 shall be made as though each Lender had actually funded or committed to fund its Eurodollar Rate Loans through the purchase of an underlying deposit in an amount equal to the amount of its Eurodollar Rate Loans and having a maturity comparable to the relevant Interest Period for such Eurodollar Rate Loans; provided, however, each Lender may fund its Eurodollar Rate Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Article 5.

            SECTION 5.13. Notice of Conversion or Continuation. Whenever the Borrower desires, subject to the provisions of Section 5.14, to convert an outstanding Loan into a Loan or Loans of a different Type or to continue all or a portion of an outstanding Eurodollar Rate Loan for a subsequent Interest Period, the Borrower shall notify the Agent by telephone or in writing by telex or facsimile transmission (which notice shall be irrevocable) not later than 12:00 noon (Atlanta time) on the date two Business Days before the day on which such proposed conversion or continuation is to be effective (and such effective date of any continuation shall be the last day of the Interest Period for the applicable Eurodollar Rate Loan); provided the Borrower shall not be permitted to convert Loans into (or continue Loans as) Eurodollar Rate Loans at any time during the existence of an Event of Default. Each such notice (a "Notice of Conversion or Continuation") shall (i) identify the Loan to be converted or continued, the aggregate outstanding principal balance thereof and, if a Eurodollar Rate Loan, the last day of the Interest Period applicable to such Loan, (ii) specify the effective date of such conversion or continuation, (iii) specify the principal amount of such Loan to be converted or continued and, if converted, the Type or Types into which the same is to be converted, and (iv) the Interest Period to be applicable to the Eurodollar Rate Loan as converted or continued, and shall, if notice thereof was originally given by telephone, be immediately followed by a signed, written confirmation thereof by the Borrower in a form acceptable to the Agent, provided that if such written confirmation differs in any respect from the action taken by the Lenders, the records of the Agent shall control absent manifest error.

            SECTION 5.14. Conversion or Continuation. Provided that no Event of Default shall have occurred and be continuing (but subject to the provisions of Sections 5.13 and 5.16), the Borrower may request that all or any part of any outstanding Loan be converted into a Loan or Loans of a different Type or be continued as a Loan or Loans of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of continuation of a Eurodollar Rate Loan, shall be the last day of the Interest Period applicable to such
Loan), upon notice (which notice shall be irrevocable) given in accordance with
Section 5.13, provided that nothing in this Article 5 shall be construed to permit the conversion of a Revolving Credit Loan to a Term Loan or vice versa.

            SECTION 5.15. Duration of Interest Periods; Maximum Number of Eurodollar Rate Loans; Minimum Increments.

            (a) Subject to the provision of the definition "Interest Period", the duration of each Interest Period applicable to a Eurodollar Rate Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. The Borrower may elect a subsequent Interest Period to be applicable to any Eurodollar Rate Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with Section 5.13.

            (b) If the Agent does not receive a notice of election in accordance with Section 5.13 with respect to the continuation of a Eurodollar Rate Loan within the applicable time limits specified in said Section 5.13, or if, when such notice must be given, an Event of Default exists or such Type of Loan is not available, the Borrower shall be deemed to have elected to convert such Eurodollar Rate Loan in whole into a Prime Rate Loan on the last day of the Interest Period therefor.

            (c) Notwithstanding the foregoing, the Borrower may not select an Interest Period that would end, but for the provisions of the definition "Interest Period," after the Termination Date.

            (d) In no event shall there be more than (i) six Eurodollar Rate Revolving Credit Loans outstanding hereunder at any time, or (ii) three Eurodollar Rate Term Loans outstanding at any time under the Term Loan Facility. For the purpose of this subsection (d), each Eurodollar Rate Revolving Credit Loan and each Eurodollar Rate Term Loan having a distinct Interest Period shall be deemed to be a separate Loan hereunder.

            (e) Each Eurodollar Rate Loan shall be in a minimum amount of $2,000,000 and integral multiples of $250,000 in excess thereof.

            SECTION 5.16. Changed Circumstances.

            (a) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any governmental authority asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to make Eurodollar Rate Loans or to fund or maintain Eurodollar Rate Loans hereunder, such Lender shall notify the Agent of such event and the Agent shall notify the Borrower of such event, and the right of the Borrower to select Eurodollar Rate Loans for any subsequent Interest Period or in connection with any subsequent conversion of any Loan shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and the Borrower shall forthwith prepay in full all Eurodollar Rate Revolving Credit Loans then outstanding and shall convert each Eurodollar Rate Term Loan into a Prime Rate Term Loan, and shall pay all interest accrued thereon through the date of such prepayment or conversion, unless the Borrower, within three Business Days after such notice from the Agent, request the conversion of all Eurodollar Rate Loans then outstanding into Prime Rate Loans; provided, that if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, the Borrower shall also pay any amount due pursuant to Section 5.11.

            (b) If the Agent shall, at least one Business Day before the date of any requested Loan or the effective date of any conversion or continuation of an existing Loan to be made or continued as or converted into a Eurodollar Rate Loan (each such requested Loan made and Loan to be converted or continued, a "Pending Loan"), notify the Borrower that the Eurodollar Rate will not adequately reflect the cost to the Lenders of making or funding such Pending Loan as a Eurodollar Rate Loan or that the Interbank Offered Rate is not reasonably determinable, including from any interest rate reporting service of recognized standing, then the right of the Borrower to select Eurodollar Rate Loans for such Pending Loan, any subsequent Loan or in connection with any subsequent conversion or continuation of any Loan shall be suspended until the Agent shall notify the Borrower that the circumstances causing such suspension no longer exist, and each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Prime Rate Loan.

            (c) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Percentage) in or in the interpretation of, in each case after the date hereof, any law or regulation (except to the extent such introduction, change or interpretation affects taxes measured by net income or gross proceeds), or (ii) the compliance with a guideline or request (except to the extent such guideline or request affects taxes measured by net income or gross proceeds) from any central bank or other governmental authority (whether nor not having the force of law) made after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans (other than as separately provided for in Section 5.16(d)), then the Borrower shall from time to time, within 30 days after demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost.

            (d) If (i) the adoption of or change in, after the date hereof, any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change, after the date hereof, in the interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof, or (ii) compliance by such Lender with any guideline, request or directive, made or promulgated after the date hereof, of any such entity regarding capital adequacy (whether or not having the force of law) or increasing a requirement by such Lender to allocate capital resources to such Lender's Commitment to make Loans hereunder, has the effect of reducing the return on a Lender's capital as a consequence of its maintaining its Loans or commitment to make Loans hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming the full utilization of such Lender's capital immediately before such adoption, change or compliance) or if any change in law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law) subjects a Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof or any jurisdiction in which such Lender is organized or operates or any political subdivision thereof), in each case by any amount deemed by such Lender to be material, then such Lender shall promptly after its determination of such occurrence notify the Borrower and the Agent thereof. The Borrower agrees to pay to the Agent, for the account of such Lender, as an additional fee from time to time, within 30 days after demand by such Lender, such amount as such Lender certifies to be the amount that will compensate it for such reduction.

            (e) Before giving any notice pursuant to Section 5.16(a) or making any demand pursuant to Section 5.16(c) or (d), each Lender agrees to use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for such notice or demand, or reduce the amount of such increased cost or reduction in return and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If circumstances subsequently change so that it is no longer unlawful for an affected Lender to make or maintain Eurodollar Rate Loans as contemplated hereunder, such Lender will, as soon as reasonably practicable after such Lender knows of such change in circumstances, notify the Borrower and the Agent, and upon receipt of such notice, the obligations of such Lender to make or continue Eurodollar Rate Loans shall be reinstated.

            (f) Notwithstanding any other provision of this Section 5.16, no Lender shall demand compensation for any increased cost or reduction referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

            (g) A certificate of any Lender claiming compensation under Section 5.16(c) or (d) shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder, and the method by which such amounts were determined. In determining such amount, a Lender may use any reasonable averaging and attribution methods.

            SECTION 5.17. Cash Collateral Account. The Borrower shall establish a Cash Collateral Account in which to deposit Collateral consisting of cash or Cash Equivalents from time to time (a) representing payments received pursuant to Sections 2.3(c), 5.9(a)(iii) and 5.11 in excess of then outstanding Revolving Credit Loans or on account of Eurodollar Rate Loans which would otherwise result in repayment of such Loans prior to the end of the Interest Period applicable thereto, (b) with respect to Letter of Credit Obligations for the purposes set forth in Section 5.6 in the event of termination of this Agreement, or (c) for any other purpose specified under this Agreement to provide security for the Secured Obligations. On the last day of the applicable Interest Period as to any amounts deposited to the Cash Collateral Account pursuant to clause (a) above or if a drawing under a Letter of Credit occurs with respect to any amounts deposited to the Cash Collateral Account pursuant to clause (b) above, the Borrower hereby authorizes the Agent to use the monies deposited in the Cash Collateral Account to make payment to the payee with respect to such Loan or drawing. The Cash Collateral Account shall be in the name of the Agent and the Agent shall have sole dominion and control over, and sole access to, the Cash Collateral Account. Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Cash Collateral Account. The Borrower agrees that it will not at any time
(i) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or (ii) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own funds, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account. Subject to the right of the Agent to withdraw funds from the Cash Collateral Account as provided herein, the Agent will, so long as no Default or Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case, in Cash Equivalents, as the Borrower may direct prior to the occurrence of a Default or Event of Default and as the Agent may select after the occurrence and during the continuance of a Default or Event of Default. Such proceeds, interest and income which are not so invested or reinvested in Cash Equivalents shall be deposited and held by the Agent in the Cash Collateral Account. The Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned in any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this Section 5.17.

                                    ARTICLE 6

                              CONDITIONS PRECEDENT

            SECTION 6.1. Conditions Precedent to Initial Loans and Letters of Credit. Notwithstanding any other provision of this Agreement, neither the Initial Loans will be made, nor the initial Letter of Credit issued, until the fulfillment of each of the following conditions prior to or contemporaneously with the making of the first to be made of such Loans and issuing of any such Letter of Credit:

            (a) Financial Condition. The Borrower shall have delivered to the Agent a fair saleable value balance sheet, as of January 31, 1998, prepared and certified to by the Financial Officer in form and substance satisfactory to the Agent and the Lenders, and setting forth valuations of the Borrower's assets, the Projections and the Pro Forma, together with a certificate executed by the Financial Officer, in form and substance satisfactory to the Agent, certifying that as of the Effective Date, after giving effect to the consummation of the transactions contemplated by the Acquisition Documents, the extension of the initial Revolving Credit Loan and the Term Loan, the issuance of any Letters of Credit on the Effective Date, and the payment of all fees and expenses in connection with such transactions, the fair saleable value of the Borrower's assets will exceed the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), the Borrower is able and anticipates that it will be able to meet its debts as they mature, and the Borrower has adequate capital to conduct the business in which it is or proposes to be engaged, together with attachments demonstrating the basis of such conclusions.

            (b) Syndication Market. There shall not have occurred any change which is materially adverse in the market for syndicated bank credit facilities, or a material disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by the Agent and the Syndication Agent in their sole discretion.

            (c) Acquisition. On the Effective Date, (i) the Lenders shall have received true and complete executed or conformed copies of the Acquisition Documents and any amendments thereto; (ii) the Acquisition Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof (other than solely to extend the date by which the Acquisition is required to occur) except with the prior written consent of the Lenders; (iii) none of the parties to any of the Acquisition Documents shall have failed to perform any material obligation or covenant required by such Acquisition Document to be performed or complied with by it on or before the Effective Date; (iv) all representations and warranties of the Borrower and the Seller contained in the Acquisition Agreement and the other Acquisition Documents shall be true and correct in all material respects with the same effect as though made on and as of the Effective Date; (v) all requisite approvals by governmental authorities and regulatory bodies having jurisdiction over the parties to the Acquisition Agreement in respect of the acquisition of the Acquired Assets shall have been obtained by such parties, and no such approvals shall impose any conditions to the consummation of the acquisition of the Acquired Assets;
      (vi) the acquisition of the Acquired Assets shall have been consummated in accordance with the terms and provisions of the Acquisition Agreement and the other Acquisition Documents, without any amendment or waiver of any material provision thereof; and (vii) the Lenders shall have received a certificate from an officer of the Borrower, or other evidence satisfactory to them, that each of the conditions set forth in clauses (i) through (vi) above shall have been satisfied. In addition, all opinion letters delivered in connection with the Acquisition Documents and the transactions contemplated thereby shall be addressed to the Agent, the Syndication Agent, the Arranger, the Documentation Agent and the Lenders, or accompanied by a written authorization from the firm delivering such opinion letter stating that such parties may rely on such opinion letter as though it were addressed to them.

            (d) Security Interests. The Agent shall have received satisfactory evidence that the Agent (for the benefit of the Secured Creditors) has a valid and perfected first priority security interest as of such date in all of the Collateral, subject only to Permitted Liens.

            (e) Closing Documents. The Agent shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Agent and its counsel and to the Lenders:

                  (i) certified copies of the articles or certificate of
            incorporation and bylaws of the Borrower as in effect on the Effective Date,

                  (ii) certified copies of all corporate action, including
            shareholder approval, if necessary, taken by the Borrower to authorize the execution, delivery and performance of this Agreement, the Loan Documents, the borrowings under this Agreement, and the execution, delivery and performance of the Acquisition Agreement and the Acquisition Documents,

                  (iii) certificates of incumbency and specimen signatures with respect to each of the officers of the Borrower authorized to execute and deliver this Agreement and the Loan Documents on behalf of the Borrower and to request borrowings under this Agreement,

                  (iv) a certificate evidencing the good standing of the
            Borrower in the jurisdiction of its incorporation and in each other jurisdiction in which it is required to be qualified as a foreign corporation to transact its business as presently conducted,

                  (v) copies of all financial statements referred to in Section
            7.1(n) and meeting the requirements thereof,

                  (vi) a signed opinion of Paul, Weiss, Rifkind, Wharton &
            Garrison, counsel for the Borrower, substantially in the form of Exhibit C, and of such local counsel for the Borrower as may be required, opining as to such matters in connection with the transactions contemplated by this Agreement as the Agent or its counsel may reasonably request, including local counsel opinions regarding the Mortgages and the Real Estate,

                  (vii) the Financing Statements duly executed and delivered by the Borrower and acknowledgment copies evidencing the filing of such Financing Statements in each jurisdiction where such filing may be necessary or appropriate to perfect the Security Interest,

                  (viii) a certification from the principal officers of the
            Borrower as to such factual matters as shall be requested by the Agent,

                  (ix) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section 9.8,

                  (x) a certificate of the President or a Financial Officer of the Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement,

                        (A) all of the representations and warranties made or
                  deemed to be made under this Agreement are true and correct as of the Effective Date, after giving effect to the Initial Loans to be made (and Letters of Credit to be issued) at such time and the application of the proceeds thereof, and

                        (B) no Default or Event of Default exists,

                  (xi) a Borrowing Base Certificate as of January 31, 1998, a
            Schedule of Inventory as of January 31, 1998 and a Schedule of Receivables as of January 31, 1998,

                  (xii) copies of the Mortgages, duly executed and delivered by the Borrower, in proper form for recording in the appropriate jurisdiction, in order to create a valid first Lien on and security title to the Real Estate described therein,

                  (xiii) one or more fully paid unconditional commitments for the issuance of mortgagee title insurance policies with all requirements and conditions to the issuance of the final policy deleted or marked satisfied, issued by First American Title Insurance Company, each in an amount equal to not less than the fair market value of the Real Estate subject to the Mortgage insured thereby, insuring that such Mortgage creates a valid first lien on, and security title to, all Real Estate described therein, with exceptions only for the Permitted Encumbrances (as defined in each Mortgage),

                  (xiv) such materials and information concerning the Real
            Estate as the Agent may reasonably require, including, without limitation, (A) current and accurate surveys satisfactory to the Agent of the owned Real Estate, certified to the Agent and showing the location of the 100-year and 50-year flood plains thereon, (B) owner's affidavits as to such matters relating to the owned Real Estate as the Agent may reasonably request, and (C) engineer's reports as to the condition of the improvements on the Real Estate and the compliance of the Real Estate with all Applicable Laws, codes and ordinances as the Agent may reasonably request,

                  (xv) landlord's or mortgagee's waiver and consent agreements duly executed on behalf of each landlord or mortgagee, as the case may be, of Real Estate and any other real property on which any Collateral is located, to the extent Borrower can obtain such landlord's or mortgagee's waiver and consent agreements using all reasonable efforts,

                  (xvi) the Acquisition Documents Assignment, duly executed by the Borrower,

                  (xvii) Agency Account Agreements, each duly executed by the
            Borrower and the Clearing Bank party thereto, with respect to each bank account of the Borrower other than the Excepted Accounts,

                  (xviii) the Initial Notice of Borrowing, duly executed by the
            Borrower,

                  (xix) certificates of title for all of the Borrower's motor vehicles, trailers and other property for which a certificate of title has been issued, subject to such exceptions as the Agent shall reasonably approve, together with applications for the noting of the Agent's security interest (on behalf of the Secured Creditors) thereon, duly executed by the Borrower and in form appropriate for submission to the applicable governmental authority that issued such certificate of title;

                  (xx) copies of each of the other Loan Documents duly executed by the parties thereto, and

                  (xxi) such other documents and instruments as the Agent or any
            Lender may reasonably request.

            (f) Notes. Each Lender shall have received a Revolving Credit Note and a Term Note, each duly executed and delivered by the Borrower, complying with the terms of Sections 2.4 and 4.4, as applicable.

            (g) Second Lien Senior Secured Facility. The Second Lien Senior Secured Facility shall have closed, and the Borrower shall have received the proceeds of the loan to be made thereunder, in accordance with the terms of the Second Lienholder Loan Agreement.

            (h) Intercreditor Agreement. The Second Lien Noteholders and the collateral agent under the Second Lienholder Loan Agreement shall have duly executed and delivered the Intercreditor Agreement, in form and substance satisfactory to the Agent and the Lenders.

            (i) Stock Pledge Agreement. The Agent shall have received the Stock Pledge Agreement, and corresponding blank stock powers and stock certificates, in form and substance satisfactory to the Agent and the Lenders, duly executed and delivered by the Borrower.

            (j) Other Security Documents. The Agent shall have received each other Security Document, in form and substance satisfactory to the Agent and the Lenders, duly executed and delivered by the Borrower.

            (k) Seller Subordinated Note. The Agent shall have received a copy of the Seller Subordinated Note, in form and substance satisfactory to the Agent and the Lenders, duly executed and delivered by the Borrower.

            (l) Environmental Indemnity Agreement. The Agent shall have received the Environmental Indemnity Agreement, in form and substance satisfactory to the Agent and the Lenders, duly executed and delivered by the Borrower.

            (m) Availability. The Agent shall be provided with evidence satisfactory to it that as of the Effective Date, after giving effect to the consummation of the transactions contemplated by the Acquisition Documents, the extension of the Initial Loans, the issuance of any Letters of Credit on the Effective Date, and the payment of all fees and expenses in connection with such transactions, Availability is not less than $12,000,000.

            (n) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement, the Acquisition Documents, or the consummation of the transactions contemplated hereby or thereby, or which, in the Agent's or the Lenders' reasonable judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement.

            (o) Material Adverse Change. Except as previously disclosed in writing to the Agent and the Lenders, there shall not have occurred any change which is materially adverse, in the Agent's or the Lenders' reasonable judgment, to the assets, liabilities, businesses, operations, condition (financial or otherwise) or prospects of the Borrower, the Seller, and their respective Subsidiaries, from those presented by the financial statements described in Section 7.1(n)(i)(A) and (ii)(A). (p) Release of Security Interests. The Agent shall have received evidence satisfactory to it of the release and termination of all Liens other than Permitted Liens.

            (q) Interest Rate Protection Agreements. The Borrower shall have, as of the Effective Date, Interest Rate Protection Agreements acceptable to the Agent and the Syndication Agent with Bankers Trust Company for an aggregate amount equal to at least $45,000,000 notional principal amount for a period expiring on or after 120 days after the Effective Date.

            SECTION 6.2. All Loans; Letters of Credit. At the time of making of each Loan, including the Initial Loans and all subsequent Loans, and the issuance of each Letter of Credit:

            (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct in all material respects at such time both with and without giving effect to the Loan to be made at such time and the application of the proceeds thereof, except that representations and warranties which by their terms are applicable only to a particular date shall be deemed to be made only at and as of such date,

            (b) the corporate actions of the Borrower referred to in Section 6.1(e)(ii) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to Section 6.1(e)(iii) or as subsequently modified and reflected in a certificate of incumbency delivered to the Agent, and

            (c) each request and deemed request for any borrowing hereunder shall be deemed to be a certification by the Borrower to the Agent and the Lenders as to the matters set forth in Section 6.2(a) and (b) and the Agent may, without waiving either condition, consider the conditions specified in Sections 6.2(a) and (b) fulfilled and a representation by the Borrower to such effect made, if no written notice to the contrary is received by the Agent prior to the making of the Loan then to be made.

                                    ARTICLE 7

                   REPRESENTATIONS AND WARRANTIES OF BORROWER

            SECTION 7.1. Representations and Warranties. The Borrower represents and warrants to the Agent and to the Lenders as follows:

            (a) Organization; Power; Qualification. The Borrower and each of its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. The Borrower is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified would not have a Material Adverse Effect. The jurisdictions in which each of the Borrower and each of its Subsidiaries is qualified to do business as a foreign corporation on the Effective Date are listed on Schedule 7.1(a).

            (b) Capitalization. The outstanding capital stock of the Borrower has been duly and validly issued and is fully paid and nonassessable. The issuance and sale of the Borrower's capital stock have been registered or qualified under applicable federal and state securities laws or are exempt therefrom.

            (c) Subsidiaries. Schedule 7.1(c) correctly sets forth the name of each Subsidiary of the Borrower, its jurisdiction of incorporation, the name of its immediate parent or parents, and the percentage of its issued and outstanding securities owned by the Borrower or any other Subsidiary of the Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary, in each case as of the Effective Date. Except as set forth on
      Schedule 7.1(c), (i) no Subsidiary of the Borrower has issued any securities convertible into shares of such Subsidiary's capital stock or any options, warrants or other rights to acquire any shares or securities convertible into such shares, (ii) the outstanding stock and securities of each Subsidiary of the Borrower are owned by the Borrower free and clear of all Liens (other than Permitted Liens), warrants, options and rights of others of any kind whatsoever, and (iii) the Borrower has no Subsidiaries, other than Subsidiaries that it has created after the Effective Date in compliance with this Agreement. The outstanding capital stock of each Subsidiary of the Borrower has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of the shares of such capital stock are set forth on Schedule 7.1(c) as the same may hereafter be updated from time to time to reflect the creation of Subsidiaries in accordance with this Agreement.

            (d) Authorization of Agreement, Notes, Loan Documents and Borrowing. The Borrower has the right and power, and has taken all necessary corporate action to authorize it, to execute, deliver and perform this Agreement and each of the Loan Documents in accordance with their respective terms. This Agreement and each of the Loan Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, and other similar laws relating to or affecting creditor's rights generally, general equitable principles and an implied covenant of good faith and fair dealing.

            (e) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. Except as set forth on Schedule 7.1(e), the execution, delivery and performance of this Agreement and each of the Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to the Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of or constitute a default under any material provisions of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or such Subsidiaries' property may be bound or any Governmental Approval relating to the Borrower or any of its Subsidiaries, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower other than the Security Interest.

            (f) Business. The Borrower is engaged in the business described on
      Schedule 7.1(f) and businesses related thereto.

            (g) Compliance with Law; Governmental Approvals.

                  (i) Except as set forth in Schedule 7.1(g), the Borrower and each of its Subsidiaries (A) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Borrower, threatened attack by direct or collateral proceeding, and (B) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been established on the books of the Borrower or such Subsidiary, as applicable, if such reserves would be required by GAAP.

                  (ii) Without limiting the generality of the above, except as disclosed on a report delivered pursuant to Section 6.1(e)(xix) or
            (xx) or with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect, (A) the operations of the Borrower and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws; (B) the Borrower and each of its Subsidiaries has obtained all permits required pursuant to Environmental Laws and necessary for its operation, and all such permits are in good standing and the Borrower and each of its Subsidiaries is in compliance in all material respects with all terms and conditions of such permits; (C) neither the Borrower nor any of its Subsidiaries nor any of their respective present or past property or operations are subject to any order from or agreement with any public authority or private party respecting (1) any Environmental Laws, (2) any Remedial Action, or (3) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment;
            (D) none of the operations of the Borrower or of any of its Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any Environmental Laws; (E) none of the present nor past operations of the Borrower or any of its Subsidiaries is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment; (F) neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Laws indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; (G) neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a Release of a Contaminant into the environment; (H) Except in compliance in all material respects with applicable Environmental Laws, during the course of the Borrower's or any of its Subsidiaries' ownership of or operations on the Real Estate, there have been no (1) generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, (2) use of underground storage tanks or surface impoundments, (3) use of asbestos-containing materials, or (4) use of polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other equipment; (I) neither the Borrower nor any of its Subsidiaries has entered into any negotiations or agreements with any Person (including, without limitation, any prior owner of any of the Real Estate or other property of the Borrower or any of its Subsidiaries) relating to any Remedial Action or environmental related claim; (J) neither the Borrower nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment; (K) neither the Borrower nor any of its Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminant into the environment; (L) no Environmental Lien has attached to any of the Real Estate or other property of the Borrower or of any of its Subsidiaries; (M) the presence and condition of all asbestos-containing material which is on or part of the Real Estate (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Laws; and (N) neither the Borrower nor any of its Subsidiaries manufactures, distributes or sells, and has never manufactured, distributed or sold, products which contain asbestos-containing material.

                  (iii) The Borrower has notified the Lenders of the receipt by it or by any of its Subsidiaries of any notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to the Borrower, any of its Subsidiaries or any of their respective properties.

            (h) Title to Properties. Except for Permitted Liens and as otherwise set forth in Schedule 7.1(h), the Borrower and each of its Subsidiaries has valid and legal title to or leasehold interest in all personal property, Real Estate owned and other assets used in its business.

            (i) Liens. Except as set forth in Schedule 7.1(i), none of the properties and assets of the Borrower or any Subsidiary of the Borrower is subject to any Lien, except Permitted Liens. Other than financing statements filed with respect to Permitted Liens and the Financing Statements, no financing statement under the Uniform Commercial Code of any State or other instrument evidencing a Lien which names the Borrower or any Subsidiary of the Borrower as debtor has been filed (and has not been terminated) in any State or other jurisdiction, and neither the Borrower nor any Subsidiary of the Borrower has signed any such financing statement or other instrument or any security agreement authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect those Liens listed on Schedule 7.1(i). Except for financing statements filed with respect to Permitted Liens, no financing statement under the Uniform Commercial Code of any State or other instrument evidencing a Lien which names the Seller as debtor and covers any of the Acquired Assets has been filed (and has not been terminated) in any State or other jurisdiction.

            (j) Indebtedness and Guarantees. Schedule 7.1(j) is a complete and correct listing of all Indebtedness for Money Borrowed and Guarantees of the

      Borrower and each of its Subsidiaries as of the Effective Date. Each of the Borrower and its Subsidiaries has performed in all material respects and is in material compliance with all of the terms of such Indebtedness and Guarantees and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default, which in either event would constitute a Default or Event of Default hereunder, exists with respect to any such Indebtedness or Guaranty.

            (k) Litigation. Except as set forth on Schedule 7.1(k), there are no actions, suits or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened, or any reasonable basis therefor) against the Borrower or such Subsidiaries or any of the Acquired Assets or any of the Borrower's or any of its Subsidiaries' other properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Borrower or any of its Subsidiaries which, if adversely determined, would not singly or in the aggregate have a Materially Adverse Effect, and there are no strikes or walkouts in progress, pending or contemplated relating to any labor contracts to which the Borrower or any of its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

            (l) Tax Returns and Payments. Except as set forth on Schedule 7.1(l), all United States federal, state and local as well as material foreign national, provincial and local and other tax returns of the Borrower and each of its Subsidiaries required by Applicable Laws to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon the Borrower and each of its Subsidiaries and the Borrower's and any of its Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section
      10.6. The charges, accruals and reserves on the books of the Borrower and each of its Subsidiaries in respect of United States federal, state and local and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of the Borrower are in the judgment of the Borrower adequate, and the Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

            (m) Burdensome Provisions. Neither the Borrower nor any of its Subsidiaries is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect.

            (n) Financial Statements.

                  (i) The Borrower has furnished to the Agent and the Lenders copies of (A) the Seller's consolidated audited balance sheet as of December 28, 1996 and the related consolidated statements of operations, cash flow and shareholders' equity for the fiscal year then ended, and (B) the Seller's unaudited balance sheet as of December 27, 1997 and the related statements of operations, cash flow and shareholders' equity for the fiscal period then ended, which financial statements present fairly in all material respects in accordance with GAAP the financial position of the Seller and its consolidated Subsidiaries as of such dates and the results of operations of the Seller and its consolidated Subsidiaries for the periods then ended, subject to, in the case of unaudited financial statements, normal year-end adjustments and the absence of complete footnotes,

                  (ii) The Borrower has furnished to the Agent and the Lenders copies of (A) the Borrower's consolidated audited balance sheet as of February 1, 1997 and the related consolidated statements of operations, cash flows and shareholder's equity for the fiscal year then ended, and (B) the Borrower's consolidated unaudited balance sheet as of January 3, 1998 and the related consolidated statements of operations, cash flow and shareholders' equity for the 11 fiscal month period then ended, which financial statements present fairly in all material respects in accordance with GAAP the financial position of the Borrower and its Consolidated Subsidiaries as of such dates and the results of operations of the Borrower and its Consolidated Subsidiaries for the periods then ended.

                  (iii) The Borrower has furnished to the Agent and the Lenders copies of the Pro Forma. The Pro Forma presents fairly, on a pro forma basis, the financial position of the Borrower and its Consolidated Subsidiaries as at January 31, 1998.

                  (iv) The Borrower has furnished to the Agent and the Lenders copies of the Projections. The Projections have been be prepared by the Borrower in good faith in light of the past operations of the business of the Seller, the Borrower and their respective Subsidiaries.

                  (v) Except as disclosed or reflected in the financial
            statements described in clauses (i) and (ii) above, as of the Effective Date, neither the Borrower nor any of its Consolidated Subsidiaries has any material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of the Borrower or any of its Consolidated Subsidiaries, in either case of a type or nature required to be disclosed or reflected in such financial statements.

            (o) Adverse Change. Since the date of the last financial statements of the Borrower and the Seller delivered to the Agent and the Lenders pursuant to Section 7.1(n)(i) and (ii), after giving effect to the transactions reflected in the Pro Forma, (i) no material adverse change has occurred in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or its Consolidated Subsidiaries, and (ii) no event has occurred or failed to occur which has had, or may have, singly or in the aggregate, a Materially Adverse Effect.

            (p) ERISA. Except as set forth on Schedule 7.1(p):

                  (i) As of the Effective Date, neither the Borrower nor any
            Related Company maintains or contributes to any Benefit Plan.

                  (ii) No Benefit Plan has been terminated or partially
            terminated, and no Multiemployer Plan is insolvent or in reorganization, nor have any proceedings been instituted to terminate any Benefit Plan or to reorganize any Multiemployer Plan.

                  (iii) Neither the Borrower nor any Related Company has
            withdrawn from any Benefit Plan or Multiemployer Plan, nor has a condition occurred which if continued would result in a withdrawal.

                  (iv) Neither the Borrower nor any Related Company has incurred any withdrawal liability, including contingent withdrawal liability, to any Multiemployer Plan pursuant to Title IV of ERISA.

                  (v) Neither the Borrower nor any Related Company has incurred any liability to the PBGC other than for required insurance premiums which have been paid when due.

                  (vi) No Reportable Event has occurred with respect to a Plan.

                  (vii) No Benefit Plan has an "accumulated funding deficiency"
            (whether or not waived) as defined in Section 302 of ERISA or in
            Section 412 of the Internal Revenue Code.

                  (viii) Each Plan is in substantial compliance with ERISA, and neither the Borrower nor any Related Company has received any communication from a governmental agency asserting that a Plan is not in compliance with ERISA.

                  (ix) Each Plan which is intended to be a qualified Plan has been determined by the IRS to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect or will be submitted to the IRS for such determination prior to the end of the remedial amendment period under Section 401(b) of the Internal Revenue Code and the regulations promulgated thereunder and neither the Borrower nor any Related Company knows or has reason to know why each such Plan should not continue to be so qualified, and each trust related to such Plan that has been submitted to the IRS for determination of exempt status has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code or will be submitted to the IRS for a determination of exempt status.

                  (x) As of the Effective Date, neither the Borrower nor any
            Related Company maintains or contributes to any employer welfare benefit plan within the meaning of Section 3(l) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

                  (xi) Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Lenders is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in funding status or financial condition of the Benefit Plan relating to such Schedule B.

                  (xii) Neither the Borrower nor any Related Company has failed to make a required installment under Subsection (m) of Section 412 of the Internal Revenue Code or any other payment required under
            Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

                  (xiii) Neither the Borrower nor any Related Company is
            required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year.

                  (xiv) Neither the Borrower, nor any Related Company, nor any
            other "party-in-interest" or "disqualified person" has engaged in a nonexempt "prohibited transaction," as such terms are defined in
            Section 4975 of the Internal Revenue Code and Section 406 of ERISA, in connection with any Plan or has taken or failed to take any action which would constitute or result in a Termination Event.

                  (xv) Neither the Borrower nor any Related Company has failed to comply with the health care continuation coverage requirements of
            Section 4980B of the Internal Revenue Code in respect of employees and former employees of the Borrower or such Related Company and their dependents and beneficiaries which alone or in the aggregate would subject the Borrower or such Related Company to any material liability.

                  (xvi) Neither the Borrower nor any Related Company has (A)
            failed to make a required contribution or payment to a Multiemployer Plan or (B) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. To the best knowledge of the Borrower after due inquiry, neither the Borrower nor any Related Company shall have any obligation to (x) make contributions to any Multiemployer Plan on or after the Effective Date, or (y) pay withdrawal liability to any Multiemployer Plan in an amount in excess of a "de minimis amount" as such term is defined in Section 4209 of ERISA.

            (q) Absence of Defaults. Neither the Borrower nor any of its Subsidiaries is in default under its articles or certificate of incorporation or by-laws and no event has occurred, which has not been remedied, cured or waived, (i) which constitutes a Default or an Event of Default, or (ii) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound or which would require the Borrower or any of its Subsidiaries to make any payment under any thereof prior to the scheduled maturity date therefor, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability have been established on the books of the Borrower or such Subsidiary.

            (r) Accuracy and Completeness of Information.

                  (i) All written information, reports and other papers and data produced by or on behalf of the Borrower (including information, reports and other papers and data relating to the Seller) and furnished to the Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects. No fact is known to the Borrower which has had, or could reasonably be expected to have, a Materially Adverse Effect, which has not been set forth in the financial statements or disclosure delivered prior to the Agreement Date, in each case referred to in Section 7.1(n), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders prior to the Agreement Date. No document prepared by or on behalf of the Borrower or written statement made by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or omits or will omit to state a material fact necessary in order to make the statements contained therein not misleading.

                  (ii) The Borrower has no reason to believe that any document furnished or written statement made to the Agent or any Lender by any Person other than the Borrower in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained any incorrect statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

            (s) Solvency. In each case after giving effect to the Indebtedness represented by the Loans outstanding and to be incurred, and the transactions contemplated by this Agreement, the Acquisition Agreement and the Acquisition Documents, the Borrower is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and the Borrower is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

            (t) Receivables. Each Receivable reflected in the computations included in any Borrowing Base Certificate as of the date of such Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Agent. The chief executive office of the Borrower and the books and records relating to the Receivables are located at the address or addresses set forth on Schedule 7.1(t). The Borrower has not maintained its chief executive office or books and records relating to any Receivables at any other address at any time during the five years immediately preceding the Agreement Date, except as disclosed on Schedule 7.1(t) with respect to the Receivables of the Borrower and the Seller.

            (u) Inventory. All Inventory included in any Borrowing Base Certificate as of the date of such Borrowing Base Certificate delivered to the Agent pursuant to Section 9.12 meets the criteria enumerated in the definition of Eligible Inventory, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Schedule of Inventory or Borrowing Base Certificate or otherwise in writing to the Agent. All such Inventory is in merchantable condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the Borrower's business, except to the extent reserved against in the financial statements referred to in Section 7.1(n) or delivered pursuant to Article 11 or as disclosed on a Schedule of Inventory delivered to the Agent pursuant to Section 9.12. All Inventory is located on the premises set forth on Schedule 7.1(u) or is Inventory in transit to one of such locations or meets the requirements of clauses (a) and (f) of the definition of Eligible Inventory, except as otherwise disclosed in writing to the Agent. Such Inventory has not, in the last year, been located at premises other than those set forth on
      Schedule 7.1(u).

            (v) Equipment. All Equipment is in good order and repair in all material respects and is located on the premises set forth on Schedule 7.1(v) and has been so located at all times during the last year.

            (w) Real Property. The Borrower owns no Real Estate and leases no Real Estate other than that described on Schedule 7.1(w) and other than Real Estate acquired or leased after the Effective Date for which the Borrower has complied with the requirements of Section 9.14.

            (x) Corporate and Fictitious Names. Except as otherwise disclosed on
      Schedule 7.1(x), during the five-year period preceding the Agreement Date, neither the Borrower nor any predecessor thereof (including the Seller) has been known as or used any corporate or fictitious name other than the corporate name of the Borrower on the Effective Date.

            (y) Federal Reserve Regulations. Neither the Borrower nor any of its Subsidiaries is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors. If requested by the Agent or any Lender, the Borrower will furnish to the Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation G, T, U or X to the foregoing effect.

            (z) Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

            (aa) Employee Relations. Neither the Borrower nor any of its Subsidiaries as of the Effective Date, except as set forth on Schedule 7.1(aa), is party to any collective bargaining agreement nor has any labor union been recognized as the representative of the Borrower's or any of its Subsidiaries' employees, and the Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving the Borrower's or any of its Subsidiaries' employees that could reasonably be expected to have a Material Adverse Effect.

            (bb) Proprietary Rights. Schedule 7.1(bb) sets forth a correct and complete list, as of the Effective Date, of all of the Proprietary Rights. As of the Effective Date, none of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 7.1(bb) or as entered into in the sale or distribution of the Borrower's Inventory in the ordinary course of business. To the best of the Borrower's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights, in either case in a manner that will have a Material Adverse Effect. The Proprietary Rights described on Schedule 7.1(bb) constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's business.

            (cc) Trade Names. All trade names or styles under which the Borrower sells (or the Seller sold) Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, in each case as of or prior to the Effective Date are listed on Schedule 7.1(cc).

            (dd) Acquisition Agreement. The Borrower has heretofore furnished to the Agent true, complete and correct copies of the Acquisition Agreement (including any schedules, exhibits and annexes thereto) and each Acquisition Document. The Acquisition Agreement has not been amended, supplemented or modified except as previously disclosed in writing to the Agent and, together with the other Acquisition Documents, copies of which have been delivered to the Agent, constitute the complete understanding between the Borrower and the Seller in respect of the acquisition of the Acquired Assets and the other matters and transactions covered thereby. To the Borrower's knowledge, the Acquisition Agreement and each of the other Acquisition Documents has been duly executed and delivered by the Seller and is a valid, legal and binding obligation of the Seller. The representations and warranties of the Borrower contained in the Acquisition Agreement and each of the other Acquisition Documents are (or will be) true and correct in all material respects on the Effective Date as if made on and as of such date, and the Agent and the Lenders are entitled to rely on such representations and warranties with the same force and effect as though they were incorporated in this Agreement and made to the Agent and the Lenders directly. On and as of the Effective Date, the Borrower knows of no reason to believe that the representations and warranties of, and information concerning, the Seller contained in the Acquisition Agreement and each of the other Acquisition Documents are not true and correct in all material respects.

            (ee) Consummation of Transactions. Upon the Effective Date, the transactions contemplated by the Acquisition Agreement and the other Acquisition Documents have been consummated in accordance with Applicable Laws and, except as previously disclosed in writing to the Agent, in the manner provided therein in accordance with the terms thereof without any material waivers or amendments thereto, and each of the conditions to such consummation set forth in the Acquisition Agreement and the other Acquisition Documents shall have been fulfilled without any waiver of any thereof.

            (ff) Seller Subordinated Indebtedness. The Borrower has delivered to the Agent a complete and correct copy of all documents evidencing or relating to the Seller Subordinated Indebtedness, and each of the representations and warranties given by the Borrower therein is true and correct in all material respects.

            (gg) Foreign Letter of Credit Amount. Each Letter of Credit included in the calculation of the Foreign Letter of Credit Amount in any Borrowing Base Certificate was issued in favor of third-party contractors (or their designees) or suppliers to support the production of goods for the Borrower outside of the United States of America, which goods (i) are not owned by the Borrower at the time of issuance of any such Letters of Credit, and (ii) will become In-Transit Inventory substantially simultaneously with the first payment or disbursement by the Issuing Bank under such Letters of Credit.

            SECTION 7.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article 7 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to a particular date shall be deemed to be made only at and as of such date. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Agent or any Lender, or any borrowing hereunder.

                                    ARTICLE 8

                                SECURITY INTEREST

            SECTION 8.1. Security Interest.

            (a) To secure the payment, observance and performance of the Secured Obligations, the Borrower hereby mortgages, pledges and assigns all of the Collateral to the Agent, for the benefit of the Secured Creditors, and grants to the Agent, for the benefit of the Secured Creditors, a continuing security interest in, and a continuing Lien upon, all of the Collateral.

            (b) As additional security for all of the Secured Obligations, the Borrower grants to the Agent, for the benefit of the Secured Creditors, a security interest in, and assigns to the Agent, for the benefit of the Secured Creditors, all of the Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to the Borrower, or credited by or due from any participant of any Lender to the Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender The Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Agent, for the account of the Lenders, without any necessity on the Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time during the continuation of any Event of Default or in the event that the Agent, on behalf of the Lenders, should make demand for payment hereunder and without further notice to the Borrower (such notice being expressly waived), any of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Agent, the Lenders, their Affiliates and participants hereunder are cumulative with such Person's other rights and remedies, including other rights of set-off. The Agent will promptly notify the Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof, and the Borrower hereby irrevocably appoints Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Agent or any Lender by such Lender, Affiliate or participant.

            SECTION 8.2. Continued Priority of Security Interest.

            (a) The Security Interest granted by the Borrower shall at all times be valid, perfected and enforceable against the Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

            (b) The Borrower shall, at its sole cost and expense, take all action that may be reasonably necessary or desirable, or that the Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 8.2(a), or to enable the Agent and the Lenders to exercise or enforce their rights hereunder, including, but not limited to: (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens, (ii) using all reasonable efforts to obtain landlords', mortgagees' and mechanics' releases, subordinations or waivers, (iii) delivering to the Agent, for the benefit of the Secured Creditors, endorsed or accompanied by such instruments of assignment as the Agent may specify, and stamping or marking, in such manner as the Agent may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance reasonably satisfactory to the Agent relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other Applicable Laws.

            (c) The Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Borrower for any purpose described in Section 8.2(b). The Agent will give the Borrower notice of the filing of any such statements or amendments, which notice shall specify the locations where such statements or amendments were filed. No representation or warranty is made by the Borrower respecting the accuracy or adequacy of the foregoing. A carbon, photographic, xerographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement.

            (d) The Borrower shall mark its books and records as directed by the Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                                    ARTICLE 9

                              COLLATERAL COVENANTS

            Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full:

            SECTION 9.1. Collection of Receivables.

            (a) The Borrower will cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable and other Collateral to be deposited in an Agency Account for application to the Secured Obligations in accordance with the procedures set out in the corresponding Agency Account Agreement.

               (b) The Borrower and the Agent shall cause all collected balances in each Agency Account to be transmitted daily by wire transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Agency Account Agreement, to the Agent at the Agent's Office: (i) for application, on account of the Secured Obligations, as provided in Sections 2.3(c), 13.2, and 13.3, such credits to be entered as of the Business Day they are received if they are received prior to 1:30 p.m. (Atlanta time) and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them, and (ii) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer or depository transfer check to a Disbursement Account.

            SECTION 9.2. Verification and Notification. The Agent shall have the right (a) at any time and from time to time, (i) in the name of the Agent, the Lenders or in the name of the Borrower, to verify the validity, amount or any other matter relating to any Receivables by mail, telephone, telegraph or otherwise, and (ii) to review, audit and make extracts from all records and files related to any of the Receivables; and (b) if an Event of Default exists, to notify the Account Debtors or obligors under any Receivables of the assignment of such Receivables to the Agent, for the benefit of the Secured Creditors, and to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Agent, for the account of the Lenders, and, upon such notification and at the expense of the Borrower, to enforce collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done.

            SECTION 9.3. Disputes, Returns and Adjustments.

            (a) In the event any amounts due and owing under any Receivable for an amount in excess of $500,000 are in dispute between the Account Debtor and the Borrower, the Borrower shall provide the Agent with prompt written notice thereof.

            (b) The Borrower shall notify the Agent promptly of all returns and credits in excess of $350,000 in respect of any Receivable, which notice shall specify the Receivable affected.

            (c) The Borrower may, in the ordinary course of business unless an Event of Default has occurred and is continuing, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; provided that no such action results in the reduction of more than $500,000 in the amount payable with respect to any Receivable (excluding the allowance of credits or discounts generally available to Account Debtors in the ordinary course of the

      Borrower's business and appropriate adjustments to the accounts of Account Debtors in the ordinary course of business).

            SECTION 9.4. Invoices.

            (a) The Borrower will not use any invoices other than invoices in the form delivered to the Agent prior to the Agreement Date if the new form of invoice uses any name for the Borrower other than Ithaca Industries, Inc. without giving the Agent 15 days prior notice of the intended use of a different form of invoice together with a copy of such different form. The Borrower will promptly notify the Agent of its use of any invoices other than invoices in the form delivered to the Agent prior to the Agreement Date, and will promptly provide Agent with a copy of such different form.

            (b) Upon the occurrence of an Event of Default, upon the request of the Agent, the Borrower shall deliver to the Agent, at the Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address lists, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as the Agent shall specify.

            SECTION 9.5. Delivery of Instruments. In the event any Receivable is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the Borrower will immediately thereafter deliver such instrument to the Agent, appropriately endorsed to the Agent, for the benefit of the Secured Creditors.

            SECTION 9.6. Sales of Inventory. All sales of Inventory will be made in material compliance with all requirements of Applicable Laws.

            SECTION 9.7. Ownership and Defense of Title.

            (a) Except for Permitted Liens, the Borrower or its Subsidiaries shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, and except for dispositions that are otherwise expressly permitted under this Agreement (including, without limitation, such dispositions as permitted under Section 12.7(f) hereof). The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Agent or the Lenders to any other sale or other disposition of any part or all of the Collateral.

            (b) The Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

            SECTION 9.8. Insurance.

            (a) The Borrower shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as the Agent shall reasonably specify, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Agent in the exercise of its reasonable judgment. All premiums on such insurance shall be paid by the Borrower and copies of the policies delivered to the Agent upon request. The Borrower will not use or permit the Inventory or Equipment to be used in material violation of Applicable Laws or in any manner which might render inapplicable any insurance coverage.

            (b) All insurance policies required under Section 9.8(a) shall name the Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to the Borrower by the Agent, or otherwise in form and substance reasonably satisfactory to the Required Lenders, naming the Agent, for the benefit of the Lenders, as loss payee, as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to the Agent, for the benefit of the Lenders, (ii) no such insurance shall be affected by any act or neglect of the insurer or owner of the property described in such policy, and (iii) such policy and loss payable clauses may be canceled, amended or terminated only upon at least 30 days prior written notice given to the Agent.

            (c) Any proceeds of insurance referred to in this Section 9.8 which are paid to the Agent, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations; provided, however, if (A) no Event of Default exists hereunder, and (B) the amount of insurance proceeds with respect to such loss is in an aggregate amount of less than $5,000,000, and (C) the damaged or destroyed property is of the type or nature that can be repaired or restored, and (D) the Borrower provides the Agent with a certificate stating that the insurance proceeds will be used to repair or restore the damaged or destroyed property within a one-year period from the date of the loss, then such insurance proceeds shall be held by the Agent, reserved against the Borrowing Base, and disbursed to the Borrower for application to the costs and expenses of such repair or restoration pursuant to a disbursement procedure, and under such terms and conditions as shall be acceptable to Agent and the Lenders.

            SECTION 9.9. Location of Offices and Collateral.

            (a) The Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, its identity or corporate structure without giving the Agent 30 days prior written notice thereof.

            (b) All Inventory, other than Inventory in transit to any such location or Inventory meeting the terms of clauses (a) and (f) of the definition of Eligible Inventory, will at all times be kept by the Borrower at the locations set forth in Schedule 7.1(u) (as updated from time to time), and shall not, without the prior written consent of the Agent, be removed therefrom except pursuant to sales of Inventory permitted under Section 9.7(a).

            (c) If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Security Interest (and shall promptly provide copies of any such notice to the Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the account of the Lenders, subject to the instructions of the Agent.

            SECTION 9.10. Records Relating to Collateral.

            (a) The Borrower will at all times (i) keep complete and accurate records of Inventory on a basis consistent with past practices of the Borrower so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost therefor and a current price list for such Inventory, and (ii) keep complete and accurate records of all other Collateral.

            (b) The Borrower will prepare a physical listing of all Inventory (other than documents evidencing and general intangibles relating to the inventory that comprises the Borrower's Inventory), wherever located, at least annually.

            SECTION 9.11. Inspection. The Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of the Borrower, at any time or times to (a) upon reasonable notice, if no Event of Default exists, and without notice if an Event of Default does exist, visit the properties of the Borrower and its Subsidiaries, inspect the Collateral and the other assets of the Borrower and its Subsidiaries and inspect and make extracts from the books and records of the Borrower and its Subsidiaries, including but not limited to management letters prepared by independent accountants, all during customary business hours at such premises; (b) discuss the Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Agent or the

Lenders hereunder or under any of the Loan Documents, with the Borrower's and its Subsidiaries' (i) principal officers, (ii) independent accountants, and
(iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with the Agent's or such Lender's standard operating procedures relating to the maintenance of the confidentiality of confidential information of borrower); and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral (other than Receivables) and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. The Borrower will deliver to the Agent, for the benefit of the Lenders, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of the Borrower.

            SECTION 9.12. Information and Reports.

            (a) Schedule of Receivables. The Borrower shall deliver to the Agent on or before the Effective Date and not later than the 15th Business Day of each fiscal month thereafter a Schedule of Receivables which (i) shall be as of the last Business Day of the immediately preceding fiscal month,
      (ii) shall be reconciled to the Borrowing Base Certificate as of such last Business Day, and (iii) shall set forth a detailed aged trial balance of all its then existing Receivables, specifying the names, addresses and balance due for each Account Debtor obligated on a Receivable so listed.

            (b) Schedule of Inventory. The Borrower shall deliver to the Agent on or before the Effective Date and not later than the 15th Business Day of each fiscal month thereafter (other than the fiscal month that ends the fiscal year) a Schedule of Inventory as of the last Business Day of the immediately preceding fiscal month of the Borrower, itemizing and describing the kind, type and quantity of Inventory, the Borrower's cost thereof and the location thereof. For the last fiscal month of Borrower's fiscal year, Borrower shall deliver the Schedule of Inventory not later than 45 days after such fiscal year end.

            (c) Schedule of Foreign Letter of Credit Amount. The Borrower shall deliver to the Agent not later than the 15th Business Day of each fiscal month a schedule setting forth the letter of credit number and undrawn amount of each Letter of Credit (and, if the issuer thereof is not NationsBank, the name of the Issuing Bank) included in the calculation of the Foreign Letter of Credit Amount in the corresponding Borrowing Base Certificate; provided that no schedule need be delivered if there has been no change since the previous schedule delivered.

            (d) Schedule of Equipment. The Borrower shall deliver to the Agent on or before the Effective Date and thereafter on such subsequent dates upon reasonable notice as may be requested by the Agent, a Schedule of Equipment, describing each item of the Borrower's Equipment and the location, cost and then current book value thereof.

            (e) Borrowing Base Certificate. The Borrower shall deliver to the Agent on or before the 15th Business Day of each fiscal month after the Effective Date a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the immediately preceding fiscal month. For the last fiscal month of Borrower's fiscal year, Borrower shall provide a Borrowing Base Certificate on or before the 15th Business Day of the fiscal month, which Borrowing Base Certificate shall be subject to such adjustments to calculations of Eligible Inventory as may be necessary because of the fiscal year end, which adjustments shall be reflected in an updated Borrowing Base Certificate to be provided to Agent as soon as available but in no event later than 45 days after fiscal year end.

            (f) Additional Information. The Agent may in its discretion from time to time request that the Borrower deliver the schedules or certificates described in Sections 9.12(a), (b), (c), (d) and (e) more or less often and on different schedules than specified in such Sections and the Borrower will use reasonable efforts to comply with such requests. The Borrower will also furnish to the Agent and each Lender such other information with respect to the Collateral as the Agent or the Required Lenders may from time to time reasonably request.

            SECTION 9.13. Power of Attorney. The Borrower hereby appoints the Agent as its attorney, with power (a) during the existence of an Event of Default (i) to endorse the name of the Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Agent's or any Lender's possession, and (ii) to sign the name of the Borrower on any invoice or bill of lading relating to any Receivable, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Receivables furnished to the Agent or any Lender by the Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, and (b) at any time, to sign the name of the Borrower on verifications of Receivables and notices to or from Account Debtors.

            SECTION 9.14. Additional Real Estate and Leases.

            (a) Promptly upon the Borrower's acquisition of any interest in any Real Estate, including the Borrower's entry into any Qualifying Lease, the Borrower shall deliver to the Agent, for the benefit of the Secured Creditors, an executed Mortgage in form and substance reasonably satisfactory to the Agent, conveying to the Agent, for the benefit of the Secured Creditors, a first priority Lien on such Real Estate interest, subject only to such prior Liens as the Agent shall consent to in writing. If reasonably requested by the Agent, the Borrower shall also deliver to the Agent, at the Borrower's expense, a mortgagee title insurance policy in favor of the Agent and the Secured Creditors insuring such Mortgage to create and convey such Lien, subject only to such exceptions consented to by the Agent, and shall deliver to the Agent the other items set forth in
      Section 6.1(e)(xiii), (xiv), and (xv) with respect to such Real Estate, together with such environmental audits of such Real Estate as the Agent reasonably requests, all in form and substance satisfactory to the Agent.

            (b) Promptly upon the Borrower's entry into any other lease of Real Estate (other than a Qualifying Lease), the Borrower shall use all reasonable efforts to deliver to the Agent an executed landlord's waiver and consent with respect to such lease in form and substance satisfactory to the Agent.

            SECTION 9.15. Assignment of Claims Act. Upon the request of the Agent, the Borrower shall execute any documents or instruments and shall take such steps or actions reasonably required by the Agent so that all monies due or to become due under any contract with the United States of America, the District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Agent, for the benefit of the Secured Creditors, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due to or to become due.

            SECTION 9.16. Covenant to Guarantee Obligations and Give Security. Upon the formation or acquisition of any new direct or indirect Subsidiaries by the Borrower, then the Borrower shall, within 10 days after such formulation or acquisition, at its expense:

            (a) cause each such U.S. Subsidiary to duly execute and deliver to the Agent a Guaranty, in form and substance satisfactory to the Agent, guaranteeing the payment in full of the Secured Obligations and the performance of all of the Borrower's obligations under the Loan Documents (each a "Subsidiary Guaranty"),

            (b) cause each such U.S. Subsidiary to duly execute and deliver to the Agent mortgages, pledges, assignments and other security agreements, as specified by and in form and substance consistent with this Agreement and otherwise reasonably satisfactory to the Agent, securing such Subsidiary's obligations under its Subsidiary Guaranty and constituting first priority Liens on all of such Subsidiary's assets (real and personal, including Qualifying Leases), subject only to Permitted Liens,

            (c) duly execute and deliver to the Agent a stock pledge agreement and blank stock power, as specified by and in form and substance satisfactory to the Agent, securing the Secured Obligations and constituting a first priority Lien on, in the case of U.S. Subsidiaries, all of each such U.S. Subsidiary's capital stock, and in the case of foreign Subsidiaries, 65% of each such foreign Subsidiary's capital stock, subject only to Permitted Liens,

            (d) take, and cause such Subsidiary to take, such action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, and the delivery of original stock certificates) as may be reasonably necessary or advisable in the opinion of the Agent to vest in the Agent, for the benefit of the Secured Creditors, valid and subsisting perfected Liens on the properties purported to be subject to the mortgages, pledges, assignments and security agreements delivered pursuant to this Section 9.16, enforceable against all third parties in accordance with their terms, subject only to Permitted Liens,

            (e) deliver to the Agent, upon the request of the Agent in its sole discretion, a signed copy of a favorable opinion of counsel for the Borrower and such Subsidiary, addressed to the Agent and the other Secured Creditors, acceptable to the Agent as to the matters contained in clauses
      (a), (b), (c) and (d) above, as to such guaranties, mortgages, pledges, assignments and security agreements being legal, valid and binding obligations of each party thereto enforceable in accordance with their terms, and as to such other matters as the Agent may reasonably request, and

            (f) deliver to the Agent, upon the request of the Agent in its sole discretion, with respect to each parcel of real property owned or held by such Subsidiary, all items set forth in Section 6.1(e)(xiii), (xiv), and
      (xv) with respect to such real property, together with such environmental audits of such real property as the Agent reasonably requests, all in form and substance reasonably satisfactory to the Agent.

                                   ARTICLE 10

                              AFFIRMATIVE COVENANTS

            Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, the Borrower will, and will cause each of its Subsidiaries to:

            SECTION 10.1. Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate existence, and its material rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

            SECTION 10.2. Compliance with Applicable Laws. Comply with all Applicable Laws relating to the Borrower or such Subsidiary except respecting matters that could not reasonably be expected to have a Material Adverse Effect, except to the extent being contested in good faith by appropriate proceedings and for which reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established.

            SECTION 10.3. Maintenance of Property. In addition to, and not in derogation of, the requirements of Section 9.7 and of the Security Documents,
(a) protect and preserve all properties material to its business, including copyrights, patents, trade names and trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly conducted at all times.

            SECTION 10.4. Conduct of Business. At all times carry on its business in an efficient manner and engage in the business described on Schedule 7.1(f) and businesses related thereto.

            SECTION 10.5. Insurance. Maintain, in addition to the coverage required by Section 9.8 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Laws, and from time to time deliver to the Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

            SECTION 10.6. Payment of Taxes and Claims. Pay or discharge when due
(a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Liens for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any of its properties; except that this Section 10.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established.

            SECTION 10.7. Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

            SECTION 10.8. Use of Proceeds.

            (a) Use the proceeds of (i) the initial Revolving Credit Loan and the Term Loan to pay amounts indicated on Schedule 10.8 to the Persons indicated thereon, and (ii) all subsequent Loans only for working capital, and general business purposes and other purposes not prohibited under this Agreement.

            (b) Not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation G or U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

            SECTION 10.9. Hazardous Waste and Substances; Environmental Requirements.

            (a) In addition to, and not in derogation of, the requirements of
      Section 10.2 and of the Security Documents, comply in all material respects with all Environmental Laws and all Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of the Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established and would be required by GAAP), promptly notify the Agent of its receipt of any notice of a material violation of any such Environmental Laws or other such Applicable Laws and indemnify and hold the Agent and the Lenders harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Agent or any Lender on account of the Borrower's failure to perform its obligations under this Section 10.9.

            (b) Whenever the Borrower gives notice to the Agent pursuant to this
      Section 10.9 with respect to a matter that reasonably could be expected to result in liability to the Borrower or such Subsidiary in excess of $500,000 in the aggregate, the Borrower shall, at the Agent's request and the Borrower's expense (i) cause an independent environmental engineer acceptable to the Agent to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent a report setting forth the results of such assessment, a proposed plan to bring the Borrower or such Subsidiary into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to the Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.

            SECTION 10.10. Syndication. Cooperate fully with the Agent and the Syndication Agent (a) through meetings with and providing requested information to prospective assignees of the Commitments, and in such other matters as the Agent and the Syndication Agent may reasonably request, in connection with the syndication of the Commitments, and (b) in considering in good faith any amendment to this Agreement or any other Loan Document as the Agent or the Syndication Agent may reasonably request in order to assure a satisfactory syndication of the Commitments, provided the Agent and the Syndication Agent shall use their good faith efforts to syndicate the Commitments on the terms set forth herein.

            SECTION 10.11. Interest Rate Protection Agreements. On or prior to the expiration of the Interest Rate Protection Agreement with Bankers Trust Company described in Section 6.1(q), but in any event within 150 days after the Effective Date, enter into Interest Rate Protection Agreements acceptable to the Agent and the Syndication Agent establishing a fixed or maximum interest rate acceptable to the Agent for an aggregate amount equal to at least $25,000,000 notional principal amount for a period expiring on or after 2 years from the Effective Date.

                                   ARTICLE 11

                                   INFORMATION

            Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, the Borrower will furnish to the Agent and to each Lender at the offices then designated for such notices pursuant to Section 16.1:

            SECTION 11.1. Financial Statements.

            (a) Opening Balance Sheet. As soon as available, but in any event within 90 days after the Effective Date, a copy of the Final Audit and the Statement (as such terms are defined in the Acquisition Agreement) required to be delivered pursuant to Sections 3.2(a) and (b) of the Acquisition Agreement, and, as soon as available, any final determination of Closing Net Worth delivered by the Accounting Firm (as such terms are defined in the Acquisition Agreement) pursuant to Section 3.2(b) of the Acquisition Agreement;

            (b) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, copies of the consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related statements of operations, cash flow and shareholders' equity for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year of the Borrower, reported on without qualification as to the scope of the audit or the status of the Borrower and its Consolidated Subsidiaries as a "going concern", by independent certified public accountants of nationally recognized standing;

            (c) Monthly Financial Statements. As soon as available after the end of each month, but in any event within 45 days after the end of each month, copies of the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of operations, cash flow and shareholders' equity for the Borrower and its Consolidated Subsidiaries for such month and for the portion of the fiscal year through such month, certified by a Financial Officer as presenting fairly the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries; and

            (d) Annual Budget. As soon as available, but in any event at least 30 days prior to the beginning of each fiscal year, an operating budget for the Borrower and its Consolidated Subsidiaries for such fiscal year, in the form customarily prepared by management of the Borrower consistent with past practice, together with a statement of the assumptions upon which such budget was prepared.

All such financial statements delivered pursuant to clauses (b) and (c) shall present fairly in all material respects the financial position of the Borrower and its Consolidated Subsidiaries as of such dates and results of operations for such period and shall be prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes and for the effect of normal year-end audit adjustments) applied consistently throughout the periods reflected therein.

            SECTION 11.2. Accountants' Certificate. Together with the financial statements referred to in Section 11.1(b), the Borrower shall deliver a certificate of such accountants addressed to the Agent having attached the calculations, prepared by the Borrower and reviewed by such accountants, required to establish whether or not the Borrower is in compliance with the covenants contained in Section 12.1 as at the date of such financial statements.

            SECTION 11.3. Officer's Certificate. At the time that the Borrower furnishes the financial statements pursuant to Section 11.1(c) for any month that is the last month of a fiscal quarter of the Borrower, the Borrower shall also furnish a certificate of its President or a Financial Officer, in the form attached hereto as Exhibit F,

            (a) setting forth as at the end of such fiscal quarter or fiscal year, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the requirements of Sections 12.1, 12.2, 12.5, 12.6, 12.10, 12.11 and 12.14, as at the end of each respective period,

            (b) stating that the information on the schedules to this Agreement are complete and accurate as of the date of such certificate or, if such is not the case, attaching to such certificate updated schedules, and

            (c) stating that, based on a reasonably diligent examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default.

            SECTION 11.4. Copies of Other Reports.

            (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants, including, without limitation, any management letters and management reports.

            (b) As soon as practicable, copies of all financial statements and reports that the Borrower shall send to its shareholders generally and of all registration statements and all regular or periodic reports which the Borrower shall file with the Securities and Exchange Commission or any successor commission.

            (c) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries as the Agent or any Lender may reasonably request and that the Borrower has or without unreasonable expense can obtain; provided, however, that the Lenders shall, to the extent reasonably practicable, coordinate examinations of the Borrower's records by their respective internal auditors. The rights of the Agent and the Lenders under this Section 11.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

            (d) If requested by the Agent or any Lender, the Borrower will furnish to the Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form G-3 or U-1 referred to in Regulation G and U, respectively, of the Board of Governors of the Federal Reserve System.

            SECTION 11.5. Notice of Litigation and Other. Prompt notice of:

            (a) the commencement, to the extent the Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties, assets or businesses, which might, singly or in the aggregate, result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect,

            (b) any amendment of the articles of incorporation or by-laws of the Borrower or any of its Subsidiaries,

            (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any of its Subsidiaries which has had or is reasonably likely to have, singly or in the aggregate, a Materially Adverse Effect, and any change in the executive officers of the Borrower, and

            (d) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by the Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which the Borrower or any of its Subsidiaries is a party or by which the Borrower, any of its Subsidiaries or any of the Borrower's or any of its Subsidiaries' properties may be bound.

            SECTION 11.6. ERISA. As soon as possible and in any event within 30 days after the Borrower knows, or has reason to know, that:

            (a) any Termination Event with respect to a Plan has occurred or will occur, or

            (b) any Plan has a funded current liability percentage, as defined in Section 302(d)(8) of ERISA, less than 90% or the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans is equal to an amount in excess of $500,000, or

            (c) the Borrower or any of its Subsidiaries is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of the Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, a certificate of the President or a Financial Officer of the Borrower setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

            SECTION 11.7. Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Agent or any Lender by or on behalf of the Borrower, whether pursuant to this Article 11 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Agent and the Lenders materially true and accurate knowledge of the subject matter.

            SECTION 11.8. Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, the Borrower shall deliver to the Agent and the Lenders as part of the officer's certificate required pursuant to Section 11.3(b) such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

            SECTION 11.9. Seller Subordinated Indebtedness Certificate. Not less than five Business Days prior to any payment of any principal of, or interest or other amounts on, the Seller Subordinated Indebtedness, and as a condition precedent to making such payment, the Borrower shall furnish to the Agent a certificate of the Financial Officer stating: (a) that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment, both with and without giving effect to the making of such payment, and (b) the amount of principal and interest to be paid.

                                   ARTICLE 12

                               NEGATIVE COVENANTS

            Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, the Borrower will not directly or indirectly and, in the case of Sections 12.2 through 12.18, will not permit its Subsidiaries to:

            SECTION 12.1. Financial Ratios.

            (a) Minimum Tangible Net Worth. Permit Consolidated Tangible Net Worth of the Borrower and its Consolidated Subsidiaries, as of any fiscal quarter end, to be less than $16,000,000 plus 75% of Consolidated Net Income (without deduction for any net loss) on a cumulative basis from the first day of fiscal year 1999 to and including such fiscal quarter end.

            (b) Minimum Cash Flow. Permit Consolidated Operating Cash Flow, measured as of the end of the second fiscal quarter of fiscal year 1999 on a fiscal year to date basis, to be less than $7,500,000.

            (c) Minimum Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio, as of the end of any fiscal quarter, calculated on a rolling four-quarter basis (except for the calculation as of the end of the third fiscal quarter of fiscal year 1999, which shall be on a fiscal year to date basis), to be less than 1.0 to 1 as of the end of the third fiscal quarter of fiscal year 1999, or 1.1 to 1 as of the end of any fiscal quarter thereafter.

            (d) Maximum Funded Indebtedness to Cash Flow Ratio. Permit the ratio of (i) Consolidated Funded Indebtedness as of any fiscal quarter end to
      (ii) Consolidated Operating Cash Flow to be greater than: 5.5 to 1.0 as of the end of the second fiscal quarter of fiscal year 1999; 4.75 to 1.0 as of the end of the third fiscal quarter of fiscal year 1999; 3.75 to 1.0 as of fiscal year end 1999 or the end of any of the first three fiscal quarters of fiscal year 2000; 3.5 to 1.0 as of fiscal year end 2000 or the end of any of the first three fiscal quarters of fiscal year 2001; 3.25 to
      1.0 as of fiscal year end 2001 or the end of any of the first three fiscal quarters of fiscal year 2002; or 3.0 to 1.0 as of fiscal year end 2002 or the end of any fiscal quarter thereafter. Consolidated Operating Cash Flow shall be calculated on an annualized fiscal year to date basis in the case of the calculation of this covenant as of the end of the second and third fiscal quarters of fiscal year 1999, and on a rolling four-quarter basis for all calculations thereafter. Consolidated Operating Cash Flow, for the purpose of this covenant, will include, or exclude, as applicable, the effect of acquisitions and divestitures on a proforma basis as if such acquisitions or divestitures occurred on the first day of such applicable period.

            SECTION 12.2. Indebtedness for Money Borrowed. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding, any Indebtedness for Money Borrowed, except that this Section 12.2 shall not apply to:

            (a) Indebtedness represented by the Loans, the Notes and the other Loan Documents,

            (b) Indebtedness incurred on the Effective Date under the Second Lien Senior Secured Facility in an aggregate principal amount not to exceed $15,000,000,

            (c) Indebtedness of a Subsidiary of the Borrower owing to the Borrower or a wholly-owned Subsidiary Guarantor,

            (d) Indebtedness for Money Borrowed reflected on Schedule 7.1(j), excluding any such Indebtedness that is to be paid in full on the Effective Date (the "Surviving Indebtedness"), and any Indebtedness extending the maturity of, or refinancing, in whole or in part, any Surviving Indebtedness, provided that the principal amount of such Surviving Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension or refinancing,

            (e) Permitted Purchase Money Indebtedness,

            (f) Indebtedness of any Subsidiary existing at the time such Subsidiary becomes a Subsidiary, provided that the incurrence of such Indebtedness was not in anticipation of the acquisition of such Subsidiary and no Default or Event of Default shall result therefrom, and

            (g) Other unsecured Indebtedness in an aggregate outstanding amount not to exceed $1,000,000 at any time.

            SECTION 12.3. Guarantees. Become or remain liable with respect to any Guaranty of any obligation of any other Person, other than Permitted Guarantees.

            SECTION 12.4. Investments. Acquire, after the Agreement Date, any Business Unit or Investment, provided, that if no Default or Event of Default exists or would result therefrom, the Borrower may make Permitted Investments.

            SECTION 12.5. Capital Expenditures. Make or incur any Capital Expenditures in the aggregate (for the Borrower and its Subsidiaries) in excess of the amount set forth below for the fiscal year set forth opposite such amount:

                        Fiscal Year                   Amount
                        -----------                   ------
                           1999                    $11,000,000
                           2000                    $ 7,500,000
                           2001                    $ 6,000,000
                           2002                    $ 6,000,000
                           2003                    $ 6,000,000

Notwithstanding the foregoing, up to 50% of the unused portion of the limit set forth above with respect to any fiscal year may be carried forward and utilized in the immediately succeeding fiscal year.

            SECTION 12.6. Restricted Payments, Etc. Declare, make or become obligated to make any Restricted Dividend Payment, Restricted Payment or Restricted Purchase; provided, that (a) the Borrower's Subsidiaries may make dividends, distributions and other payments to the Borrower, (b) if no Default or Event of Default exists or would result therefrom, the Borrower may make Restricted Dividend Payments, Restricted Payments and Restricted Purchases during any fiscal year in an aggregate amount not to exceed 10% of Excess Cash Flow for the previous fiscal year, and (c) in any fiscal year, up to $250,000 of capital stock or options owned by Borrower's terminated employees may be repurchased by the Borrower.

            SECTION 12.7. Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person, or sell, lease, transfer or otherwise dispose of any of its assets (including stock of any Subsidiary) to any Person, other than:

            (a) of inventory in the ordinary course of business;

            (b) merger or consolidation of any Subsidiary into the Borrower or any Subsidiary Guarantor that is wholly owned by the Borrower;

            (c) sale, lease or other disposal of assets by a Subsidiary to the Borrower or any Subsidiary Guarantor that is wholly owned by the Borrower;

            (d) sale of Borrower's narrow fabrics business, the disposition of plant and equipment held for disposal as of the Agreement Date, and the disposition of the Borrower's hosiery plant located in Robbins, North Carolina, provided the Net Proceeds of any such sale or disposition are applied as set forth in Section 5.9;

            (e) disposition of fixed assets the proceeds of which the Borrower reasonably expects to reinvest within six months in productive assets of a kind then used or useable in the business of the Borrower and that are not subject to any Lien other than Permitted Liens or Liens in favor of the Agent, for the benefit of the Secured Creditors, provided the Net Proceeds of any such disposition are applied as set forth in Section 5.9; and

            (f) disposition of other fixed assets in an aggregate amount not to exceed $1,000,000 in any fiscal year, provided the Net Proceeds of any such disposition are applied as set forth in Section 5.9.

            Upon the sale or other disposition of assets of the Borrower or any Subsidiary as permitted in this Agreement, Agent shall execute and deliver to Borrower any mortgage release, UCC termination statement, or other instrument or document reasonably requested by Borrower for the release of the Agent's lien on such assets upon the actual sale or other disposition of such assets.

            SECTION 12.8. Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to it than would be the case if such transaction had been effected with a Person not an Affiliate.

            SECTION 12.9. Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than Permitted Liens.

            SECTION 12.10. Capitalized Lease Obligations. Incur or permit to exist any Capitalized Lease Obligation if such Capitalized Lease Obligation, when added to existing Capitalized Lease Obligations and Permitted Purchase Money Indebtedness, would exceed $10,000,000 in the aggregate.

            SECTION 12.11. Operating Lease Obligations. Enter into any Operating Lease if the aggregate annual rental payable under all Operating Leases of the Borrower and its Subsidiaries would exceed $15,000,000 in the aggregate.

            SECTION 12.12. Plans. Permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, and any other condition, event or transaction with respect to any Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty.

            SECTION 12.13. Amendments of Other Agreements. Amend in any way (a) the subordination provisions applicable to the Seller Subordinated Indebtedness, or (b) the interest rate (or formula pursuant to which such interest rate is determined) or principal amount or schedule of payments of principal and interest with respect to the Seller Subordinated Indebtedness or the Second Lien Senior Secured Facility other than to reduce the interest rate or extend the schedule of payments with respect thereto.

            SECTION 12.14. Minimum Availability. Except as permitted by the Agent under Section 5.7(d), permit Availability to be less than $5,000,000 at any time after the Effective Date.

            SECTION 12.15. Fiscal Year. Change the end of its fiscal year from the Saturday nearest January 31 of each year.

            SECTION 12.16. Limitation on Issuance of Capital Stock. Permit any Subsidiary to issue any stock of such Subsidiary (except for the purpose of qualifying directors and except for issuances of stock by foreign Subsidiaries to other foreign Subsidiaries that are wholly-owned (other than directors' qualifying shares), directly or indirectly, by the Borrower), except to the Borrower or a wholly-owned Subsidiary Guarantor or to satisfy the rights of minority shareholders to receive issuances of stock which are non-dilutive to the Borrower and/or any Subsidiary.

            SECTION 12.17. Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries, or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) Applicable Laws, (ii) this Agreement and the other Loan Documents,
(iii) the Second Lienholder Loan Agreement, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower, and (v) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business.

                                   ARTICLE 13

                                     DEFAULT

            SECTION 13.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

            (a) Default in Payment. The Borrower shall default in any payment of principal of or interest on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).

            (b) Other Payment Default. The Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for a period of five days after written notice thereof has been given to the Borrower by the Agent.

            (c) Misrepresentation. Any representation or warranty made or deemed to be made by the Borrower under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

            (d) Default in Performance. The Borrower shall default in the performance or observance of any term, covenant, condition or agreement to be performed by the Borrower, contained in:

                  (i) Articles 8 or 12 or Sections 9.1, 9.2, 9.7, 9.11, 9.13,
            10.1 (insofar as it requires the preservation of the corporate existence of the Borrower), 10.8, 11.5 or 11.9;

                  (ii) Sections 9.3, 9.4, 9.5, 9.6, 9.8, 9.9, 9.10, 9.12, 9.14,
            9.16, 11.1, 11.2 or 11.3 and such default shall continue for a period of 10 days after the earlier of the date on which an officer of the Borrower becomes aware of such default and written notice thereof has been given to the Borrower by the Agent; provided the Borrower shall not be permitted to cure more than two defaults under either Section 9.12 or 11.1 during any consecutive 12-month period; or

                  (iii) any other provision of this Agreement (other than as specifically provided for otherwise in this Section 13.1) and such default shall continue for a period of 30 days after the earlier of the date on which an officer of the Borrower becomes aware of such default and written notice thereof has been given to the Borrower by the Agent.

            (e) Indebtedness Cross-Default.

                  (i) The Borrower or any Subsidiary of the Borrower shall fail to pay when due and payable the principal of or interest on any Indebtedness for Money Borrowed (other than the Loans) in an amount in excess of $1,000,000, or

                  (ii) the maturity of any such Indebtedness for Money Borrowed shall have been accelerated in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or

                  (iii) any default shall have occurred and be continuing which would permit any holder or holders of such Indebtedness for Money Borrowed, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity, and the Borrower shall have failed to cure such default prior to the expiration of any applicable cure or grace period, or

                  (iv) The Borrower and any Subsidiary of the Borrower shall have, in the aggregate, more than $1,000,000 of accounts payable that are past due by more than 60 days and that are not being disputed in good faith by the Borrower or the applicable Subsidiary.

            (f) Other Cross-Defaults. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the Security Documents or any such agreement, contract or lease relating to Indebtedness for Money Borrowed) if the existence of any such defaults, singly or in the aggregate, could in the reasonable judgment of the Agent have a Materially Adverse Effect; provided, however, that for the purposes of this provision where such a default could result only in a monetary loss, a Material Adverse Effect shall not be deemed to have occurred unless the aggregate of such losses would exceed $1,000,000.

            (g) Voluntary Bankruptcy Proceeding. The Borrower or any of its Subsidiaries shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign,
      (v) admit in writing its inability to pay its debts as they become due,
      (vi) make a
      general assignment for the benefit of creditors, or (vii) take any corporate action authorizing any of the foregoing.

            (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower, any of its Subsidiaries or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any of its Subsidiaries, and such case, proceeding or appointment shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against the Borrower or any of its Subsidiaries (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

            (i) Failure of Agreements. The Borrower shall challenge the validity and binding effect of any provision of any Loan Document after delivery thereof hereunder or shall state its intention to make such a challenge in writing, or any Loan Document, after delivery thereof hereunder, shall for any reason (except to the extent permitted by the terms thereof) cease to create a valid and perfected first priority Lien (except for Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby.

            (j) Judgment. One or more judgments or orders for the payment of money in an amount that exceeds $500,000 individually or in the aggregate shall be entered against the Borrower or any of its Subsidiaries by any court and such judgments or orders shall continue undischarged or unstayed for 30 days.

            (k) Attachment. One or more warrants or writs of attachment or execution or similar process which exceeds $500,000 individually or in the aggregate in value shall be issued against any property of the Borrower or any of its Subsidiaries and such warrants or process shall continue undischarged or unstayed for 30 days.

            (l) Loan Documents. Any event of default under any Loan Document shall occur or the Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by the Borrower under, any Loan Document; provided, however that no event of default under any Loan Document shall be deemed to have occurred until any notice required under such Loan Document has been given and any grace period granted under such Loan Document has expired.

            (m) ERISA.

                  (i) Any Termination Event with respect to a Plan shall occur that, after taking into account the excess, if any, of (A) the fair market value of the assets of any other Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of the Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Plan, results in an Unfunded Vested Accrued Benefit in excess of $0.00, or

                  (ii) any Plan shall incur an "accumulated funding deficiency"
            (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Internal Revenue Code and ERISA, or

                  (iii) the Borrower or any of its Subsidiaries is in "default"
            (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from the Borrower's or any such Subsidiary's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

            (n) Change in Control. At any time after the Agreement Date, (i) a Person or "group" of Persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder), shall acquire, beneficially or of record, 50% or more of the outstanding voting stock (stock entitled to vote for election of directors excluding rights subject to a contingency) of the Borrower or (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by the Board of Directors of the Borrower or whose nomination for election by the shareholders of the Borrower, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Borrower, as the case may be, then in office.

            (o) Change in Management. For any reason the Borrower's chief executive officer is no longer actively involved in such role, unless a replacement reasonably satisfactory to the Required Lenders is appointed within 120 days.

            (p) General Insecurity. The occurrence of any act, omission, circumstance, event or condition or series of acts, omissions, circumstances, events or conditions which could reasonably be expected to have, either individually or in the aggregate, a Materially Adverse Effect.

               SECTION 13.2.  Remedies.

            (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 13.1(g) or (h), (i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii)_the Revolving Credit Facility and the right of the Borrower to request borrowings under this Agreement shall immediately terminate.

            (b) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any such Event of Default, the Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

                  (i) declare the principal of and interest on the Loans and any
            Note at the time outstanding, and all other amounts owed to the Agent or the Lenders under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

                  (ii) terminate the Revolving Credit Facility and any other right of the Borrower to request borrowings hereunder;

                  (iii) notify, or request the Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Agent for the benefit of the Lenders, or any agent or designee of the Agent, at such address as may be specified by the Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments it receives in trust for the Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, the Borrower, and shall deliver the same to the Agent or any such agent or designee of the Agent immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements;

                  (iv) settle or adjust disputes and claims directly with
            Account Debtors and other obligors on Receivables for amounts and on terms which the Agent considers advisable and in all such cases only the net amounts received by the Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                  (v) enter upon any premises in which Inventory or Equipment may be located and, without resistance or interference by the Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Agent shall choose, without being liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                  (vi) require the Borrower to and the Borrower shall, without charge to the Agent or any Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Agent or any agent or representative of the Agent at such place or places as the Agent may designate and as are reasonably convenient to both the Agent and the Borrower;

                  (vii) at the expense of the Borrower, cause any of the
            Inventory and Equipment to be placed in a public or field warehouse, and the Agent shall not be liable to the Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Agent shall act reasonably and in good faith;

                  (viii) without notice, demand or other process, and without payment of any rent or any other charge, enter any of the Borrower's premises and, without breach of the peace, until the Agent, on behalf of the Secured Creditors, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of the Borrower's Equipment, for the purpose of
            (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Proprietary Rights in connection with the foregoing, and the rights of the Borrower under all licenses, sublicenses and franchise agreements shall inure to the Agent for the benefit of the Lenders (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

                  (ix) exercise any and all of its rights under any and all of the Security Documents;

                  (x) apply any Collateral consisting of cash to the payment of the Secured Obligations as set forth herein or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents;

                  (xi) establish or cause to be established one or more
            lockboxes or other arrangement for the deposit of proceeds of Receivables, and, in such case, the Borrower shall cause to be forwarded to the Agent at the Agent's Office, on a daily basis, copies of all checks and other items of payment and deposit slips related thereto deposited in such lockboxes, together with collection reports in form and substance satisfactory to the Agent; and

                  (xii) exercise all of the rights and remedies of a secured party under the Uniform Commercial Code and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            SECTION 13.3. Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

            (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including reasonable attorneys' fees,

            (b) Second: to the payment of the Secured Obligations (with the Borrower remaining liable for any deficiency) as set forth in Section 5.8(f),

            (c) Third: the balance (if any) of such proceeds shall be paid to the Borrower, subject to any duty imposed by law, or otherwise to whomsoever shall be entitled thereto.

The Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

            SECTION 13.4. Power of Attorney. In addition to the authorizations granted to the Agent under Section 9.13 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, the Borrower hereby irrevocably designates, makes, constitutes and appoints the Agent (and all Persons designated by the Agent from time to time) as the Borrower's true and lawful attorney, and agent in fact, and the Agent, or any agent of the Agent, may, without notice to the Borrower, and at such time or times as the Agent or any such agent in its sole discretion may determine, in the name of the Borrower, the Agent or the Lenders, (i) demand payment of the Receivables, (ii) enforce payment of the Receivables by legal proceedings or otherwise, (iii) exercise all of the Borrower's rights and remedies with respect to the collection of Receivables, (iv) settle, adjust, compromise, extend or renew any or all of the Receivables, (v) settle adjust or compromise any legal proceedings brought to collect the Receivables, (vi) discharge and release the Receivables, or any of them, (vii) prepare, file and sign the name of the Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor, (viii) prepare, file and sign the name of the Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral, (ix) endorse the name of the Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral, (x) use the stationery of the Borrower and sign the name of the Borrower to verifications of the Receivables and on any notice to the Account Debtors, (xi) open the Borrower's mail, (xii) notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Agent, and (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which the Borrower has access.

            SECTION 13.5. Miscellaneous Provisions.

            (a) Rights Cumulative. The rights and remedies of the Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

            (b) Waiver of Marshaling. The Borrower hereby waives any right to require any marshaling of assets and any similar right.

            (c) Limitation of Liability. Nothing contained in this Article 13 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Agent, any Lender or any agent or designee of the Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Receivable or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Agent, the Lenders and their agents or designees shall have no liability to the Borrower for actions taken pursuant to this Article 13, any other provision of this Agreement or any of the Loan Documents so long as the Agent or such Lender shall act reasonably and in good faith.

            (d) Appointment of Receiver. In any action under this Article 13, the Agent shall be entitled during the continuance of an Event of Default to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

                                   ARTICLE 14

                                   ASSIGNMENTS

            SECTION 14.1. Successors and Assigns; Participations.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes, and their respective permitted successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

            (b) Each Lender may, with the consent of both the Borrower (whose consent shall not be unreasonably withheld or delayed, and whose consent shall not be required if an Event of Default exists) and the Agent, assign to one or more Eligible Assignees all or a portion of its rights, obligations, interests, or rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments or its Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, unless (a) such assigning Lender holds less than the Minimum Commitment and is assigning all of its Commitment, or (b) such assignment is to another Lender, or

      (c) there is an Event of Default under this Agreement, (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall in no event be less than the Minimum Commitment, (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and such assignee's pro rata share of the Agent's syndication expenses, (v) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, (vi) the representation contained in Section 14.2 hereof shall be true with respect to any such proposed assignee, and (vii) the parties to such assignment shall deliver to the Agent a processing fee of $5,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall, unless the Agent otherwise consents, be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (y) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

            (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 11.1 and such other documents and information (including a copy of the Intercreditor Agreement) as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
      (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"), and shall provide a copy thereof to the Borrower. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection and copying by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment, the fee described in clause (vii) of Section 14.1(b) and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit D, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrower, and (iv) promptly deliver a copy of such Acceptance and Assignment to the Borrower. Within five Business Days after receipt of notice, the Borrower shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitments assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assignor Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

            (f) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Commitments or its Loans); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions and the rights of set-off contained in this Agreement, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitment).

            (g) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

            (h) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this
      Section 14.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender (which in the case of an agreement with only such Lender, the Borrower shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender and shall use such information solely for the purpose of effecting the proposed assignment or participation and shall make no other use thereof.

            SECTION 14.2. Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; provided, however, that subject to Section 14.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

                                   ARTICLE 15

                                      AGENT

            SECTION 15.1. Appointment of Agent. Each of the Lenders hereby irrevocably designates and appoints NationsBank, N.A. as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Agent, as the Agent for such Lender to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, including, without limitation, to make determinations as to the eligibility of Inventory and Receivables, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Agent.

            SECTION 15.2. Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            SECTION 15.3. Exculpatory Provisions. Neither the Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

            SECTION 15.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section
14.1. The Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

            SECTION 15.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrower on behalf of the Lenders in reliance on the provisions of Section
5.7 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            SECTION 15.6. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder or by the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            SECTION 15.7. Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective

Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to
Section 14.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to Section 14.1, at a time before such assignment. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

            SECTION 15.8. Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as if the Agent were not the Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit issued by it, the Agent shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" or "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders.

            SECTION 15.9. Successor Agent. The Agent may resign as Agent upon five Business Days notice to the Lenders and the Borrower; provided, however, that such resignation shall not take effect until a successor agent has been appointed. If the Agent shall resign as Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrower (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. If the Required Lenders have failed to appoint a successor agent within 30 days after the resignation notice given by the Agent as provided above, then the Agent shall be entitled to appoint a successor agent from among the Lenders. After any retiring Agent's resignation hereunder as Agent, the provisions of Article 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            SECTION 15.10. Notices from Agent to Lenders. The Agent shall promptly, upon request from any Lender, forward to such Lender copies of any written notices, reports or other information supplied to it by the Borrower (but which the Borrower is not required to supply directly to the Lenders).

            SECTION 15.11. Syndication Agent; Documentation Agent. Each of the parties to this Agreement acknowledges that, other than any rights and duties explicitly assigned to the Syndication Agent and Documentation Agent under this Agreement, neither the Syndication Agent nor the Documentation Agent has any obligations hereunder and shall not be responsible or accountable to any other party hereto for any action or failure to act hereunder.

            SECTION 15.12. Intercreditor Agreement. Each Lender expressly acknowledges that it has received a copy of the Intercreditor Agreement and that the Intercreditor Agreement contains, among other provisions, provisions relating to the sharing of proceeds of Collateral with the Investor, and requiring the consent of the Investor with respect to certain releases of Collateral, prior to the occurrence of an Event of Default.

                                   ARTICLE 16

                                  MISCELLANEOUS

            SECTION 16.1. Notices.

            (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal. A telephonic notice to the Agent, as understood by the Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

            (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing

            If to the Borrower:     Ithaca Industries, Inc.
                                    Hwy. 268 West, P.O. Box 620
                                    Wilkesboro, NC 28697
                                    Attn.:  Chief Financial Officer
                                    Facsimile No.: 336-667-2979

            If to the Agent:        NationsBank, N.A.
                                    Business Credit Division
                                    600 Peachtree Street
                                    13 Plaza
                                    Atlanta, Georgia  30308
                                    Attn.:  John Bohan
                                    Facsimile No.:  404-607-6437

            If to a Lender:         At the address of such Lender set forth on
                                    the signature page hereof.

            (c) Agent's Office. The Agent hereby designates its office located at 600 Peachtree Street, Atlanta, Georgia 30308, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

            SECTION 16.2. Expenses. The Borrower agrees to pay or reimburse on demand all out-of-pocket costs and expenses reasonably incurred by the Agent and the Syndication Agent, including, without limitation, the reasonable fees and disbursements of outside counsel, in connection with (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation (i) the out-of-pocket costs and expenses incurred in connection with the arrangement and closing of the syndication referred to in Section 10.10 and the administration and interpretation of this Agreement and the other Loan Documents; (ii) the costs and expenses of appraisals of the Collateral; (iii) the costs and expenses of lien and title searches and title insurance; (iv) the costs and expenses of environmental reports with respect to the Real Estate; (v) taxes, fees and other charges for recording the Mortgages, filing the Financing Statements and continuations, and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interests (other than taxes based on gross receipts, income or revenue); (b) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Agent and the Lenders relating to this Agreement or any of the Loan Documents; (c) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (d) costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Agent for travel, lodging and meals for inspections of the Collateral and the Borrower's operations and books and records by the Agent's representatives and agents; (e) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining each Disbursement Account and Agency Account, to the extent provided for in the applicable documents; (f) costs and expenses of preserving and protecting the Collateral; and (g) consulting, after the occurrence of a Default, with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or the nature, scope or value of any right or remedy of the Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons.

The Borrower further agrees to pay or reimburse on demand all costs and expenses incurred by the Agent and the Lenders, including, without limitation, the reasonable fees and disbursements of counsel, experts and other consultants to the Agent and any Lender, in connection with (a) any Default or Event of Default or any modification, amendment, waiver, restructuring or forbearance with respect to any of the Loan Documents in connection with such Default or Event of Default, and (b) any actions taken to obtain payment of the Secured Obligations, enforce the Security Interests, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. The Borrower hereby authorizes the Agent and the Lenders to debit the Borrower's Loan Accounts (by increasing the principal amount of the Revolving Credit Loan) in the amount of any such costs and expenses owed by the Borrower when due; provided, however, debiting the Borrower's Loan Account shall not be deemed conclusive evidence of the accuracy of the cost or expense so debited.

            SECTION 16.3. Stamp and Other Taxes. The Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges (other than taxes based on gross receipts, income or revenue) and shall indemnify the Agent, the Syndication Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

            SECTION 16.4. Setoff. In addition to any rights now or hereafter granted under Applicable Laws and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of the Borrower against and on account of the Secured Obligations irrespective or whether or not
(a) the Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by
Section 13.2 and although such Secured Obligations shall be contingent or unmatured.

            SECTION 16.5. Litigation. THE BORROWER, THE SYNDICATION AGENT, THE AGENT AND EACH LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE BORROWER, THE SYNDICATION AGENT, THE AGENT AND SUCH LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE BORROWER AND THE AGENT, THE SYNDICATION AGENT, OR ANY LENDER OF ANY KIND OR NATURE. THE BORROWER, THE SYNDICATION AGENT, THE AGENT AND THE LENDERS HEREBY AGREE THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE AGENT, THE SYNDICATION AGENT OR ANY LENDER, ANY COURT IN WHICH THE AGENT OR SUCH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE BORROWER AND THE AGENT, THE SYNDICATION AGENT OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE BORROWER AT THE ADDRESS OF THE BORROWER SET FORTH IN SECTION 16.1.

            SECTION 16.6. Waiver of Rights. THE BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH BORROWER HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE AGENT OR ANY LENDER, OR THE SUCCESSORS AND ASSIGNS OF THE AGENT OR SUCH LENDER TO POSSESSION OF THE COLLATERAL UPON EVENT OF DEFAULT. WITHOUT

LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE AGENT OR THE LENDERS MAY HAVE, THE BORROWER CONSENTS THAT IF THE AGENT FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW, AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR BY ANY SIMILAR PROVISION UNDER APPLICABLE LAW. THE BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

            SECTION 16.7. Consent to Advertising and Publicity. With the prior written consent of the Borrower, which consent shall not be unreasonably withheld, the Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower, the amount, interest rate, maturity, collateral and a general description of the Borrower's business.

            SECTION 16.8. Reversal of Payments. The Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent the Borrower makes a payment or payments to the Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Agent or such Lender.

            SECTION 16.9. Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Agent and the Lenders; therefore, the Borrower agrees that if any Event of Default shall have occurred and be continuing, the Agent and the Lenders, if the Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

            SECTION 16.10. Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

            SECTION 16.11. Amendments; Waivers.

            (a) Except as set forth in subsection (b) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in Section 16.11(d)), by the Borrower, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default; provided that:

                  (i) without the written consent of NationsBank and any other
            Lender then serving as the Issuing Bank, no amendment or waiver shall be made to any provision of Article 3 hereof or any of NationsBank's or the Issuing Bank's rights or obligations with respect to Letters of Credit,

                  (ii) without the written consent of NationsBank, no amendment or waiver shall be made to any of NationsBank's rights or obligations with respect to Non-Ratable Loans,

                  (iii) without the written consent of the Agent, no amendment or waiver shall be made to any provision of Article 15 as such provisions apply to the Agent or to any other provision of any Loan Document as such provisions relate to the rights and obligations of the Agent,

                  (iv) without the written consent of the Supermajority Lenders, no amendment or waiver of this Agreement or the other Loan Documents shall be made in order to (A) permit a Receivables securitization described in Section 16.24, or (B) reduce the minimum Availability required under Section 12.14 to any amount equal to or greater than $2,000,000, and

                  (v) without the written consent of the Syndication Agent or the Documentation Agent, as the case may be, no amendment or waiver shall be made to Section 15.11 or to any other provision of any Loan Document as such provisions relate to the rights and obligations of the Syndication Agent or the Documentation Agent, as the case may be.

      Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. In the event that any such waiver or amendment is requested by the Borrower, the Agent and the Lenders may require and charge a fee in connection therewith and consideration thereof in such amount as shall be determined by the Agent and the Required Lenders in their discretion.

            (b) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Lenders,

                  (i) no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Lenders to make Loans, or extend the originally scheduled time or times of payment of the principal of any Loan, or alter the time or times of payment of interest on any Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any commitment fee payable hereunder, or permit any subordination of the principal or interest on such Loan, or permit the subordination of the Security Interests in any material Collateral (except as may occur as a result of a transaction described in Section 16.24), or amend the provisions of
            Article 13 or of this Section 16.11(b), or reduce the minimum Availability required under Section 12.14 to an amount less than $2,000,000,

                  (ii) no material Collateral shall be released by the Agent other than in connection with a permitted disposition thereof or as otherwise specifically permitted in this Agreement (provided that, with the written consent of the Supermajority Lenders, material Receivables may be released in connection with any Receivables securitization consented to by the Supermajority Lenders),

                  (iii) no amendment shall be made to the definitions of
            "Borrowing Base", "Commitment", "Commitment Percentage", "Eligible Assignee", "Proportionate Share", "Ratable", "Required Lenders", "Secured Obligations", "Supermajority Lenders", or "Total Commitment", and

                  (iv) neither the Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of the Seller Subordinated Note or any other instrument or agreement evidencing or relating to obligations of the Borrower that are expressly subordinate to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder;

      provided, however, that anything herein to the contrary notwithstanding, Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default provided only that such Default or Event of Default does not arise under Section
      13.1 (g) or (h) or out of a breach of or failure to perform or observe any term, covenant or condition of this Agreement or any other Loan Document (other than the provisions of Article 13 of this Agreement) the amendment of which requires the unanimous consent of the Lenders. The Required Lenders shall have the right, with respect to any Default or Event of Default that may be waived by them, to enter into an agreement with the Borrower providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default.

            (c) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

            (d) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrower shall be necessary or required in connection with any amendment to Article 15 or Section 5.7, and any amendment to such provisions shall be effected solely by and among the Agent and the Lenders, provided that no such amendment shall impose any obligation on the Borrower.

            SECTION 16.12. Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement, and except that assignments of each Lender's rights under this Agreement shall be in accordance with Section 14.1.

            SECTION 16.13. Performance of Borrower's Duties.

            (a) The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

            (b) If the Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done either in the name of the Agent or the Lenders or in the name and on behalf of the Borrower, and the Borrower hereby irrevocably authorizes the Agent so to act.

            SECTION 16.14. Indemnification. The Borrower agrees to reimburse the Agent, the Syndication Agent, the Arranger, the Documentation Agent and the Lenders, and their Affiliates, agents, employees, officers, directors, Subsidiaries, successors and assigns (the "Indemnitees"), for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify and hold the Indemnitees harmless from and against all losses suffered by, any Indemnitee in connection with (i) the exercise by any Indemnitee of any right or remedy granted to it under this Agreement or any of the

Loan Documents, (ii) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, including without limitation any claim relating to Environmental Laws, (iii) the collection or enforcement of the Secured Obligations or any of them, and (iv) any Acquisition or proposed Acquisition by the Borrower or any of its Subsidiaries (including without limitation the Acquisition of the Acquired Assets and any of the transactions contemplated thereby), other than such costs, expenses and liabilities arising out of any Indemnitee's gross negligence or willful misconduct.

            SECTION 16.15. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Agent, the Syndication Agent and the Lenders and any Persons designated by the Agent, the Syndication Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

            SECTION 16.16. Survival. Notwithstanding any termination of this Agreement,

            (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Agent, for the benefit of the Secured Creditors, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated,

            (b) the indemnities to which the Agent and the Lenders are entitled under the provisions of this Article 16 and any other provision of this Agreement and the Loan Documents (including Section 15.7) shall continue in full force and effect and shall protect the Agent and the Lenders against events arising after such termination as well as before, and

            (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, the Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

            SECTION 16.17. Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

            SECTION 16.18. Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            SECTION 16.19. Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of Georgia applicable to agreements made and to be performed entirely within such state.

            SECTION 16.20. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

            SECTION 16.21. Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Agent or any Lender, and (c) financial statements, certificates and other information previously or hereafter furnished to the Agent or any Lender, may be reproduced by the Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Laws, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 16.22. Term of Agreement. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

            SECTION 16.23. Pro-Rata Participation.

            (a) Each Lender agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim it receives any payment in respect of the Secured Obligations, it shall promptly notify the Agent thereof (and the Agent shall promptly notify the other Lenders). If, as a result of such payment, such Lender receives a greater percentage of the Secured Obligations owed to it under this Agreement than the percentage received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by such other Lenders so that all such recoveries of principal and interest with respect to all

      Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of the Borrower from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, but without interest.

            (b) Each Lender which receives such a secured claim shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 16.23 to share in the benefits of any recovery on such secured claim.

            (c) The Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Secured Obligation so purchased or otherwise acquired may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.

            SECTION 16.24. Receivables Securitization. The Agent and each of the Lenders hereby acknowledges that the Borrower is considering entering into a securitization transaction with respect to its Receivables. The Borrower hereby acknowledges that the consummation of such a securitization transaction will require the prior written consent of the Supermajority Lenders.

            SECTION 16.25. Final Agreement. This Agreement and the other Loan Documents are intended by the parties hereto as the final, complete and exclusive expression of the agreement among them with respect to the subject matter hereof and thereof. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements between the parties hereto relating to the subject matter hereof and thereof.

            SECTION 16.26. Waiver of Consequential Damages, Etc. THE BORROWER AGREES NOT TO ASSERT ANY CLAIM AGAINST THE AGENT, THE SYNDICATION AGENT, ANY LENDER, ANY OF THEIR AFFILIATES, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS AND AGENTS, ON ANY THEORY OF LIABILITY, FOR INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR IN ANY OTHER LOAN DOCUMENT OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE LOANS.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.

                                           BORROWER:

                                           ITHACA INDUSTRIES, INC.
[Corporate Seal]

Attest:                                    By:  /s/ Richard P. Thrush
                                                ---------------------------
                                                Name:  Richard P. Thrush
                                                       --------------------
By:/s/ Carl L. Reisner                          Title: Senior VP
   ----------------------------                        --------------------
   Name:  Carl L. Reisner
          --------------------
   Title: Ass't. Secretary
          --------------------

                                           LENDERS:

                                           NATIONSBANK, N.A.


                                           By: /s/ John F. Bohan
                                               ------------------------
                                               Name:  John F. Bohan
                                                      -----------------
                                               Title: Vice President
                                                      -----------------

                              Address:            600 Peachtree Street, N.E.
                                                  13 Plaza
                                                  Atlanta, Georgia 30308
                                                  Attn: Business Credit
                                                  Facsimile No.: 404-607-6437


                                           BANKAMERICA BUSINESS CREDIT, INC.


                                           By: /s/ Richard Levenson
                                               ----------------------------
                                               Name: Richard Levenson
                                                     ----------------------
                                               Title:   Vice President
                                                     ----------------------

                              Address: 40 E. 52nd Street, 2nd Floor New York, New York 10012
                                                  Attn:  Kim Winslow
                                                  Facsimile No.:  212-836-5169

                                   NATIONAL BANK OF CANADA


                                   By: /s/ Alex M. Council IV
                                       ---------------------------
                                       Name:  Alex M. Council IV
                                              --------------------
                                       Title: Vice President
                                              --------------------

                                   And: /s/ Charles Collie
                                        --------------------------
                                        Name:  Charles Collie
                                               -------------------
                                        Title: Vice President
                                               -------------------

                          Address: Two First Union Center, Suite 2020 Charlotte, North Carolina 28282
                                             Attn:  Alex Council
                                             Facsimile No.:  704-335-0570


                                   AGENT:

                                   NATIONSBANK, N.A.


                                   By: /s/ John F. Bohan
                                       --------------------------------
                                       Name:  John F. Bohan
                                              -------------------------
                                       Title: Vice President
                                              -------------------------

                          Address:           600 Peachtree Street, N.E.
                                             13 Plaza
                                             Atlanta, Georgia 30308
                                             Attn: Business Credit
                                             Facsimile No.: 404-607-6437


                                   SYNDICATION AGENT AND ARRANGER:

                                   NATIONSBANC MONTGOMERY
                                   SECURITIES LLC


                                   By: /s/ Barry Bobrow
                                       -------------------------------
                                       Name:     Barry Bobrow
                                             -------------------------
                                       Title:     Managing Director
                                             -----------------------

                                           DOCUMENTATION AGENT:

                                           BANKAMERICA BUSINESS CREDIT, INC.


                                           By: /s/ Richard Levenson
                                               ----------------------------
                                               Name: Richard Levenson
                                                     ----------------------
                                               Title:   Vice President
                                                     ----------------------

                                        ANNEX I


                              Performance Pricing Matrix

------------------------------------------------------------------------------------------------------------
Ratio of Consolidated Funded                           Revolver                        Term Loan
Indebtedness to Consolidated
Operating
Cash Flow                                      -------------------------------------------------------------
                                               Prime  Rate     Eurodollar       Prime Rate     Eurodollar
                                               Margin          Rate  Margin     Margin         Rate Margin
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
4.5 to 1 or greater                              1.75%            3.00%          2.00%            3.25%
------------------------------------------------------------------------------------------------------------
4.25 to 1 or greater but less                    1.25%            2.75%          1.50%            3.00%
than 4.5 to 1
------------------------------------------------------------------------------------------------------------
3.5 to 1 or greater but less                     0.75%            2.50%          1.00%            2.75%
than 4.25 to 1
------------------------------------------------------------------------------------------------------------
3.25 to 1 or greater but less                    0.50%*           2.25%*         0.75%**          2.50%**
than 3.5 to 1
------------------------------------------------------------------------------------------------------------
3.0 to 1 or greater but less                     0.375%*          2.00%*         0.625%**         2.25%**
than 3.25 to 1
------------------------------------------------------------------------------------------------------------
less than 3.0 to 1                               0%***            1.50%***       0.25%****        1.75%****
------------------------------------------------------------------------------------------------------------

*    =      provided that, if the Consolidated Fixed Charge Coverage Ratio is less than 1 to 1, then the Prime Rate Margin shall be 0.75% and the Eurodollar Rate Margin shall be 2.50%

**   =      provided that, if the Consolidated Fixed Charge Coverage Ratio is less than 1 to 1, then the Prime Rate Margin shall be 1.00% and the Eurodollar Rate Margin shall be 2.75%

***  =       provided that, if the Consolidated Fixed Charge Coverage Ratio is
            (a) less than 1.25 to 1 but equal to or greater than 1 to 1, the Prime Rate Margin shall be 0.375% and the Eurodollar Rate Margin shall be 2.00%, or (b) less than 1 to 1, the Prime Rate Margin shall be 0.75% and the Eurodollar Rate Margin shall be 2.50%

**** =       provided that, if the Consolidated Fixed Charge Coverage Ratio is
            (a) less than 1.25 to 1 but equal to or greater than 1 to 1, the Prime Rate Margin shall be 0.625% and the Eurodollar Rate Margin shall be 2.25%, or (b) less than 1 to 1, the Prime Rate Margin shall be 1.00% and the Eurodollar Rate Margin shall be 2.75%

                                    ANNEX II

                                   Commitments

1.      NationsBank, N.A.

        Commitment                                        $39,583,333.32

        Commitment consists of the following:

        (a)    Revolving Credit Commitment                $29,166,666.66
        (b)    Term Loan Commitment                       $10,416,666.66

2.      BankAmerica Business Credit, Inc.

        Commitment                                        $39,583,333.32

        Commitment consists of the following:

        (a)    Revolving Credit Commitment                $29,166,666.66
        (b)    Term Loan Commitment                       $10,416,666.66

3.      National Bank of Canada

        Commitment                                        $15,833,333.36

        Commitment consists of the following:

        (a)    Revolving Credit Commitment                $11,666,666.68
        (b)    Term Loan Commitment                       $  4,166,666.68

                                   EXHIBIT A-1

                          FORM OF REVOLVING CREDIT NOTE


US $ _______________                                       Date:  March __, 1998

      FOR VALUE RECEIVED, on the Termination Date (as defined in the below described Loan Agreement), ITHACA INDUSTRIES, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________ (hereinafter, together with any holder hereof, called "Holder"), at the Atlanta, Georgia office of the Agent (as hereinafter defined) (or at such other place as the Holder may designate in writing to the Borrower in accordance with the terms of the Loan Agreement), the principal amount of ____________________________ ($___________) or so much thereof as has been advanced hereunder.

      The Borrower shall pay interest on the outstanding principal balance of this Note as provided in that certain Loan and Security Agreement (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"), dated as of March __, 1998, among the Borrower, the lenders party thereto from time to time (the "Lenders"), NationsBank, N.A., as agent for the Lenders (the "Agent"), BankAmerica Business Credit, Inc., as documentation agent, and NationsBanc Montgomery Securities LLC, as syndication agent and arranger.

      It is contemplated that the principal sum evidenced by this Note may be reduced from time to time and that additional advances may be made from time to time, as provided in the Loan Agreement.

      This Note is subject to the terms and conditions of the Loan Agreement. This Note is entitled to the benefits of the Security Documents (as defined in the Loan Agreement). The Loan Agreement contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events.

      No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder, under the Loan Agreement or at law or in equity shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

      Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.

      The Borrower waives presentment, notice of dishonor and protest.

      Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, the Borrower agrees to pay all costs of collection, including reasonable attorneys' fees if collected by or through an attorney.

      The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Georgia.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and sealed in its corporate name, by and through its duly authorized officers, as of the day and year first above written.


                                           ITHACA INDUSTRIES, Inc.


                                           By:
                                             ------------------------------
                                             Name:
                                                  -------------------------
                                             Title:
                                                  -------------------------

                                           Attest:
                                                  -------------------------
                                             Name:
                                                  -------------------------
                                             Title:
                                                  -------------------------

                                           [CORPORATE SEAL]

                                   EXHIBIT A-2

                                FORM OF TERM NOTE

US $ _______________                                       Date:  March __, 1998


            FOR VALUE RECEIVED, ITHACA INDUSTRIES, INC., a Delaware corporation (the "Borrower") promises to pay to the order of ___________________________ (hereinafter, together with any holder hereof, called "Holder"), at the Atlanta, Georgia office of the Agent (as hereinafter defined) (or at such other place as the Holder may designate in writing to the undersigned), the principal amount of $____________.

            The Borrower shall pay the principal amount of this Note, and interest thereon, as provided in that certain Loan and Security Agreement (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"), dated as of March __, 1998, among the Borrower, the lenders party thereto from time to time (the "Lenders"), NationsBank, N.A., as agent for the Lenders (the "Agent"), BankAmerica Business Credit, Inc., as documentation agent, and NationsBanc Montgomery Securities LLC, as syndication agent and arranger.

            This Note is subject to the terms and conditions of the Loan Agreement. This Note is entitled to the benefits of the Security Documents (as defined in the Loan Agreement). The Loan Agreement contains provisions for the acceleration of the maturity hereof upon the happening of certain stated events, and provisions for voluntary and mandatory partial or full prepayments of this Note.

            No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder, under the Loan Agreement or at law or in equity shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

            Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.

            The Borrower waives presentment, notice of dishonor and protest.

            Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law or under advice therefrom, the Borrower agrees to pay all costs of collection, including reasonable attorneys' fees if collected by or through an attorney.

            The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Georgia.

            IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and sealed in its corporate name, by and through its duly authorized officers, as of the day and year first above written.


                             ITHACA INDUSTRIES, INC.


                                           ITHACA INDUSTRIES, Inc.


                                           By:
                                             ------------------------------
                                             Name:
                                                  -------------------------
                                             Title:
                                                  -------------------------

Attest:
     -------------------------
Name:
     -------------------------
Title:
     -------------------------

[CORPORATE SEAL]

                                    EXHIBIT B

                             Ithaca Industries Inc.
                       Form of Borrowing Base Certificate
                              Fiscal Month Ending ______    Certificate No._____

--------------------------------------------------------------------------------
Accounts Receivable
--------------------------------------------------------------------------------

        A/R Balance per General Ledger (see attached summary)
        Less Ineligible A/R:
          Returns, Discounts, Claims, Credit and Allowances
          Reserves affecting creditworthiness of Accounts
          Invoices over 90 days past due
          Cross ageing at 50%
          Customer concentrations above limits
          Intercompany or Affiliate receivables
          Offsetting Payables
          International sales
          Other Ineligible (incl. sold to Factor)           _________
               Total Ineligible
        Eligible Accounts Receivable
        A/R Advance Rate
        Accounts Receivable Availability                               =========

--------------------------------------------------------------------------------
Inventory
--------------------------------------------------------------------------------

   Gross Dollar Value of Inventory (FIFO)-see attached summary         _________

   Work In Process-Hosiery     ___________@55%
   Other Work in Process                                               _________
   Less:  Ineligibles                         __________
   Net Other Work in Process           __________ @_______%
   Work in Process Availability
                                                                       =========

   Raw Materials
   Less:  Ineligible
             Unscheduled                                    _________
   Sub-total
   Advance Rate
   Scheduled Raw Material Availability                                 _________
   Unscheduled
   Advanced Rate
   Unscheduled Raw Material Availability                               _________
   Raw Material Availability
                                                                       =========

   Finished Goods
   Less:  Ineligible                                                   _________
   Sub-total
   Advance Rate                                                        _________
   Finished Goods Availability
                                                                       =========

   Less: Reserves for Discontinued and Obsolete Goods
                                                                       =========

   Total Inventory Availability (Capped at $40,000M)
                                                                       =========

                             Ithaca Industries Inc.
                       Form of Borrowing Base Certificate
                               Fiscal Month Ending ______   Certificate No._____

--------------------------------------------------------------------------------
Total Gross Availability:  Lesser of $65,000M or
                                                                        ========
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Revolving Loan Activity
--------------------------------------------------------------------------------

        Beginning Balance (ending balance last report)
        Less:  Transfers to Loan Account
        Plus:  Advances from _____ to _____
        Plus/Minus Adjustments                                         _________
        Ending Balance                                                 _________
                                                                       _________

--------------------------------------------------------------------------------
Availability
--------------------------------------------------------------------------------

        Calculated Availability
        Plus:  Foreign Letter of Credit Amount_________________@55%
        Less:  Ending Revolv. Loan Balance
               Letter of Credit Reserve
               Other                                                   _________

     Net Availability                                                  =========

I, the undersigned, Chief Financial Officer of Ithaca Industries, Inc., do hereby certify that the computation of the Borrowing Base Certificate set forth complies with all applicable provisions of the Loan and Security Agreement dated as of (as amended and restated from time to time) between Ithaca Industries, Inc. ("Borrower"), the financial institutions party thereto and NationsBank N.A., as Agent. The data has been prepared from the books and records of the Borrower in accordance with GAAP and is true and correct as of the date first above written.

IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of __________, 19__.


                                    By
                                        ------------------------
                                        Richard P. Thrush
                                        Chief Financial Officer

                                    EXHIBIT C

                     FORM OF OPINION OF COUNSEL FOR BORROWER

                       [Letterhead of Counsel to Borrower]

                                 February , 1998


To the Agent, the Syndication
Agent, the Arranger, and the Lenders
Party to the Loan Agreement
Described Below

Ladies and Gentlemen:

            We have acted as general counsel to Ithaca Industries, Inc., a Delaware corporation ("Borrower"), in connection with the closing of the transactions contemplated by the Loan and Security Agreement dated as of February , 1998 (the "Loan Agreement") among Borrower, the lenders party thereto from time to time (the "Lenders"), NationsBank, N.A., as agent for the Lenders (together with its successors and assigns, the "Agent"), and NationsBanc Montgomery Securities LLC, as syndication agent (the "Syndication Agent") and arranger (the "Arranger"). Capitalized terms used herein, unless otherwise indicated, have the meanings indicated in the Loan Agreement.

            In our capacity as counsel to Borrower, we have examined executed copies of the following documents (the "Financing Documents"):

            (i) the Loan Agreement;

            (ii) the Revolving Credit Notes;

            (iii) the Term Notes;

            (iv) the Intercreditor Agreement;

            (v) the Acquisition Documents Assignment;

            (vi) the Mortgages described on Schedule 1 attached hereto;

            (vii) the Environmental Indemnity Agreement;

            (viii) the Trademark Assignment;

            (ix) the Patent Assignment;

            (x) the Stock Pledge Agreement;

            (xi) the Agency Account Agreements; and

            (xii) the Financing Statements described on Schedule 2 attached hereto.

            In so acting, we have examined each of the Financing Documents and originals or photostatic or certified copies of all such agreements, records, communications, instruments, certificates of public officials, certificates of officers of Borrower, financing statements, public records and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            Based upon the foregoing, we are of the opinion that:

            (a) Borrower is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all requisite power and authority, corporate or otherwise to conduct its business, to own and operate its properties, and to execute, deliver, and perform all of its obligations under the Financing Documents. Borrower is duly qualified, licensed or domesticated and in good standing as a foreign corporation duly authorized to do business in all jurisdictions in which the character of its properties owned or the nature of its activities conducted makes such qualification, licensing or domestication necessary.

            (b) The execution, delivery, and performance by Borrower of the Financing Documents have been duly authorized by all necessary action, whether corporate or otherwise, and do not and will not (a) require any consent or approval of shareholders of Borrower or violate the articles of incorporation or by-laws of Borrower, (b) violate any provision of any applicable law, rule, regulation or, to the best of our knowledge, any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, (c) result, to the best of our knowledge, in breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or its properties may be bound or affected or (d) result in, or require, to the best of our knowledge, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by Borrower. To the best of our knowledge, except as set forth in the Loan Agreement, Borrower is not in violation of any provision of any of the items described in (b) above or in default under any provision of any of the items described in (c) above.

            (c) Except for the filing of the Financing Statements and recording of the Mortgages in the appropriate offices, no authorization, consent, approval, license, exemption of, or filing or registration with any court or governmental department, commission, board, agency or other instrumentality, is or will be necessary as a condition to the validity or enforceability of the Financing Documents or the exercise by the Agent or the Lenders of their respective rights thereunder.

            (d) The Financing Documents have each been duly executed and delivered to you by Borrower.

            (e) To the best of our knowledge, except as set forth on Schedule 7.1(k) to the Loan Agreement, there are no actions, suits or proceedings pending or threatened against or affecting Borrower or any of its Subsidiaries, or the properties of Borrower or any of its Subsidiaries, before any court, arbitrator or governmental department, commission, board, bureau, agency or other instrumentality, state, federal or foreign, which, if determined adversely to Borrower or any of its Subsidiaries, would have a Materially Adverse Effect.

            (f) The fees, charges and interest to be paid by Borrower under the Financing Documents are not usurious under Applicable Law, whether or not any usury savings clause in the Notes or other Financing Documents limiting the payment or retention of interest is effective.

            (g) Borrower is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, or the Interstate commerce Act, or any other federal, state or local law, rule or regulation which materially limits Borrower's to incur indebtedness or to consummate the transactions contemplated by the Loan Agreement.

            (h) To our knowledge, Borrower has not received any notice to the effect that it is not in full compliance with any of the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations promulgated thereunder and, to the best of our knowledge, there exists no event described in Section 4043 of ERISA, excluding Subsections 4043(b)(2) and 4043(b)(3) thereof.

            (i) None of the transactions contemplated in the Loan Agreement (including without limitation, the use of the proceeds of the Loans made to Borrower thereunder) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., ss.ss. 207, 220, 221 and 224, respectively.

            This opinion letter may be relied upon by you and your counsel only in connection with the transactions contemplated by the Financing Documents. This opinion letter may not be relied upon by any other Person, other than Persons that become Lenders after the date hereof.


                                             Very truly yours,

                                            -------------------------------
                                             [         ], a partner

                                   Schedule 1

                                [List Mortgages]

                                   Schedule 2

                                [Filing Offices]

                                    EXHIBIT C

                 FORM OF OPINION OF NORTH/SOUTH CAROLINA COUNSEL
                                  FOR BORROWER

            [Letterhead of North/South Carolina Counsel to Borrower]

                                 February ____, 1998

To the Agent, the Syndication
Agent, the Arranger, and the Lenders
Party to the Loan Agreement
Described Below

Ladies and Gentlemen:

            We have acted as local North/South Carolina counsel to Ithaca Industries, Inc., a Delaware corporation ("Borrower"), in connection with the closing of the transactions contemplated by the Loan and Security Agreement dated as of February , 1998 (the "Loan Agreement") among Borrower, the lenders party thereto from time to time (the "Lenders"), NationsBank, N.A., as agent for the Lenders (together with its successors and assigns, the "Agent"), and NationsBanc Montgomery Securities LLC, as syndication agent (the "Syndication Agent") and arranger (the "Arranger"). Capitalized terms used herein, unless otherwise indicated, have the meanings indicated in the Loan Agreement.

            In our capacity as local North/South Carolina counsel to Borrower, we have examined executed copies of the following documents (the "Financing Documents"):

            (i)   the Loan Agreement;

            (ii)  the Revolving Credit Notes;

            (iii) the Term Notes;

            (iv)  the Intercreditor Agreement;

            (v)   the Acquisition Documents Assignment;

            (vi) the Mortgages described on Schedule 1 attached hereto (the "North/South Carolina Mortgages");

            (vii) the Environmental Indemnity Agreement;

            (viii) the Trademark Assignment;

            (ix) the Patent Assignment;

            (x) the Stock Pledge Agreement;

            (xi) the Agency Account Agreements;

            (xii) the Financing Statements executed by Borrower with respect to fixtures on form UCC-1 under the Uniform Commercial Code as in effect in the State of North/South Carolina (the "UCC") for filing in the office(s) listed on
Schedule 2 attached hereto (the "Fixture Financing Statements"); and

            (xiii) the Financing Statements executed by Borrower with respect to personal property on form UCC-1 under the UCC for filing in the office(s) listed on Schedule 3 attached hereto (the "Personal Property Financing Statements").

            In so acting, we have examined each of the Financing Documents and originals or photostatic or certified copies of all such agreements, records, communications, instruments, certificates of public officials, certificates of officers of Borrower, financing statements, public records and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            Based upon the foregoing, we are of the opinion that:

            (a) The execution, delivery, and performance by Borrower of the Financing Documents do not and will not violate any provision of any applicable law, rule or regulation.

            (b) Except for the filing of the Financing Statements and recording of the Mortgages as set forth in paragraphs 5 and 7 hereof, no authorization, consent, approval, license, exemption of, or filing or registration with any court or governmental department, commission, board, agency or other instrumentality, is or will be necessary as a condition to the validity or enforceability of the Financing Documents or the exercise by the Agent or the Lenders of their respective rights thereunder.

            (c) The fees, charges and interest to be paid by Borrower under the Financing Documents are not usurious under applicable law, whether or not any usury savings clause in the Notes or other Financing Documents limiting the payment or retention of interest is effective.

            (d) Each of the North/South Carolina Mortgages and Fixture Financing Statements constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms. Each of the other Financing Documents (the "Georgia Financing Documents") provides that it will be governed by the laws of the State of Georgia. In any action or proceeding arising out of the Georgia Financing

Documents in any court of the State of North/South Carolina or federal court sitting in the State of North/South Carolina, such court would recognize and give effect to such choice of Georgia law, including all such laws relating to interest and usury, unless application of Georgia law would violate the public policy of the State of North/South Carolina. Notwithstanding the foregoing, if a court of the State of North/South Carolina or a federal court sitting in the State of North/South Carolina were to apply the laws of the State of North/South Carolina to the Financing Documents, each of the Financing Documents would constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

            (e) Each of the North/South Carolina Mortgages is in appropriate form for recording as a deed of trust in the land records of the county in which the property described therein is satisfied and is sufficient, as to form, to create the encumbrance and security interest it purports to create in the real property, including fixtures, described in such North/South Carolina Mortgage. Upon the recording of the North/South Carolina Mortgages in the offices set forth on Schedule 1 attached hereto, the filing of the Fixture Financing Statements in the offices set forth on Schedule 2 attached hereto, and the payment of the applicable filing fees and taxes described on Schedule 4 attached hereto, the security interest created under the North/South Carolina Mortgages in the real property, including fixtures, described therein will be a perfected security interest.

            (f) The Loan Agreement creates in favor of the Agent, for the benefit of the Secured Creditors, a valid security interest in all right, title and interest of Borrower in and to those items and types of Collateral described in the Loan Agreement in which a security interest may be created under Article 9 of the UCC (the "UCC Collateral").

            (g) Upon the filing of the Personal Property Financing Statements in the offices set forth on Schedule 3 attached hereto, and the payment of the applicable filing fees described on Schedule 4 attached hereto, the security interest created under the Loan Agreement in the UCC Collateral will be a perfected security interest.

            (h) Neither the Agent nor any of the Lenders is required, solely by reason of the transactions contemplated by the Financing Documents, to qualify to do business in the State of North/South Carolina or to pay any taxes to the State of North/South Carolina or any instrumentality thereof (other than the recording taxes described in Schedule 3 attached hereto). The transactions contemplated by the Financing Documents will not cause the Agent or any of the Lenders to be subject to any "doing business" laws, rules or regulations of the State of North/South Carolina and will not obligate the Agent or any of the Lenders to report to any governmental agency of the State of North/South Carolina or any political subdivision thereof.

            (i) Except as set forth on Schedule 4 attached hereto, no recording taxes, stamp taxes, intangibles taxes or other fees, charges or taxes are required to be paid in connection with the Financing Documents or the recording thereof.

            This opinion letter may be relied upon by you and your counsel only in connection with the transactions contemplated by the Financing Documents. This opinion letter may not be relied upon by any other Person, other than Persons that become Lenders after the date hereof.

                                             Very truly yours,


                                            -------------------------------
                                             [         ], a partner

                                   Schedule 1

                                [List Mortgages]

                                   Schedule 2

                [Filing Offices for Fixture Financing Statements]

                                   Schedule 3

           [Filing Offices for Personal Property Financing Statements]

                                   Schedule 4

                                 [Fees / Taxes]

                                    EXHIBIT C

                 FORM OF OPINION OF GEORGIA COUNSEL FOR BORROWER

                   [Letterhead of Georgia Counsel to Borrower]

                                 February , 1998

To the Agent, the Syndication
Agent, the Arranger, and the Lenders
Party to the Loan Agreement
Described Below

Ladies and Gentlemen:

            We have acted as local Georgia counsel to Ithaca Industries, Inc., a Delaware corporation ("Borrower"), in connection with the closing of the transactions contemplated by the Loan and Security Agreement dated as of February , 1998 (the "Loan Agreement") among Borrower, the lenders party thereto from time to time (the "Lenders"), NationsBank, N.A., as agent for the Lenders (together with its successors and assigns, the "Agent"), and NationsBanc Montgomery Securities LLC, as syndication agent (the "Syndication Agent") and arranger (the "Arranger"). Capitalized terms used herein, unless otherwise indicated, shall have the meanings indicated in the Loan Agreement.

            In our capacity as local Georgia counsel to Borrower, we have examined executed copies of the following documents (the "Financing Documents"):

            (i)   the Loan Agreement;

            (ii)  the Revolving Credit Notes;

            (iii) the Term Notes;

            (iv)  the Intercreditor Agreement;

            (v)   the Acquisition Documents Assignment;

            (vi) the Mortgages described on Schedule 1 attached hereto (the "Georgia Mortgages");

            (vii) the Environmental Indemnity Agreement;

            (viii) the Trademark Assignment;

            (ix)  the Patent Assignment;

            (x)   the Stock Pledge Agreement;

            (xi)  the Agency Account Agreements;

            (xii) the Financing Statements executed by Borrower with respect to fixtures on forms UCC-1 and UCC-2 under the Uniform Commercial Code as in effect in the State of Georgia (the "UCC") for filing in the office(s) listed on
Schedule 2 attached hereto (the "Fixture Financing Statements"); and

            (xiii) the Financing Statements executed by Borrower with respect to personal property on form UCC-1 under the UCC for filing in the office(s) listed on Schedule 3 attached hereto (the "Personal Property Financing Statements").

            In so acting, we have examined each of the Financing Documents and originals or photostatic or certified copies of all such agreements, records, communications, instruments, certificates of public officials, certificates of officers of Borrower, financing statements, public records and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

            Based upon the foregoing, we are of the opinion that:

            (a) The execution, delivery, and performance by Borrower of the Financing Documents do not and will not violate any provision of any applicable law, rule or regulation.

            (b) Except for the filing of the Financing Statements and recording of the Mortgages as set forth in paragraphs 5 and 7 hereof, no authorization, consent, approval, license, exemption of, or filing or registration with any court or governmental department, commission, board, agency or other instrumentality, is or will be necessary as a condition to the validity or enforceability of the Financing Documents or the exercise by the Agent or the Lenders of their respective rights thereunder.

            (c) The fees, charges and interest to be paid by Borrower under the Financing Documents are not usurious under applicable law, whether or not any usury savings clause in the Notes or other Financing Documents limiting the payment or retention of interest is effective.

            (d) Each of the Financing Documents constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

            (e) Each of the Georgia Mortgages is in appropriate form for recording as a deed to secure debt in the land records of the county in which the property described therein is situated and is sufficient, as to form, to create the encumbrance and security interest it purports to create in the real property, including fixtures, described in such Georgia Mortgage. Upon the recording of the Georgia Mortgages in the offices set forth on Schedule 1 attached hereto, the filing of the Fixture Financing Statements in the offices set forth on
Schedule 2 attached hereto, and the payment of the applicable filing fees and taxes described on Schedule 4 attached hereto, the security interest created under the Georgia Mortgages in the real property, including fixtures, described therein will be a perfected security interest.

            (f) The Loan Agreement creates in favor of the Agent, for the benefit of the Secured Creditors, a valid security interest in all right, title and interest of Borrower in and to those items and types of Collateral described in the Loan Agreement in which a security interest may be created under Article 9 of the UCC (the "UCC Collateral").

            (g) Upon the filing of the Personal Property Financing Statements in the offices set forth on Schedule 3 attached hereto, and the payment of the applicable filing fees described on Schedule 4 attached hereto, the security interest created under the Loan Agreement in the UCC Collateral will be a perfected security interest.

            (h) The provisions of the Trademark Assignment create a valid security interest in favor of the Agent, for the benefit of the Secured Creditors, in the U.S. registered trademarks and trademark applications set forth on Schedule A to the Trademark Assignment, and, to the extent that the trademark laws of the United States are applicable thereto, such security interests will be effective against third parties as of the date hereof upon recordation of the Trademark Assignment with the United States Patent and Trademark Office.

            (i) The provisions of the Patent Assignment create a valid security interest in favor of the Agent, for the benefit of the Secured Creditors, in the U.S. registered patents and patent applications set forth on Schedule A to the Patent Assignment, and, to the extent that the patent laws of the United States are applicable thereto, such security interests will be effective against third parties as of the date hereof upon recordation of the Patent Assignment with the United States Patent and Trademark Office.

            (j) The execution and delivery of the Stock Pledge Agreement creates a valid lien on and a security interest in the "Pledge Collateral" (as such term is defined in the Stock Pledge Agreement) which was duly perfected by the delivery of the stock certificates evidencing the Borrower's ownership of the Pledged Securities to the Agent. Assuming that the Agent has acquired its security interest in the Pledged Securities in good faith and without notice of any adverse claim, the Agent's security interest in the Pledged Securities will not be subject to any adverse claim.

            (k) The pledge of the Pledged Securities to the Agent by the Borrower pursuant to the Stock Pledge Agreement will not violate or result in the violation of

Section 5 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereto, or any blue sky or similar state laws applicable thereto.


            (l) Neither the Agent nor any of the Lenders is required, solely by reason of the transactions contemplated by the Financing Documents, to qualify to do business in the State of Georgia or to pay any taxes to the State of Georgia or any instrumentality thereof (other than the recording taxes described in Schedule 3 attached hereto). The transactions contemplated by the Financing Documents will not cause the Agent or any of the Lenders to be subject to any "doing business" laws, rules or regulations of the State of Georgia and will not obligate the Agent or any of the Lenders to report to any governmental agency of the State of Georgia or any political subdivision thereof.

            (m) Except as set forth on Schedule 4 attached hereto, no recording taxes, stamp taxes, intangibles taxes or other fees, charges or taxes are required to be paid in connection with the Financing Documents or the recording thereof.

            This opinion letter may be relied upon by you and your counsel only in connection with the transactions contemplated by the Financing Documents. This opinion letter may not be relied upon by any other Person, other than Persons that become Lenders after the date hereof.

                                             Very truly yours,


                                            -------------------------------
                                             [         ], a partner

                                   Schedule 1

                                [List Mortgages]

                                   Schedule 2

                [Filing Offices for Fixture Financing Statements]

                                   Schedule 3

           [Filing Offices for Personal Property Financing Statements]

                                   Schedule 4

                                 [Fees / Taxes]

                                    EXHIBIT D
                        FORM OF ASSIGNMENT AND ACCEPTANCE

                          ___________________, Assignee

                        Dated: _____________ ____, ______

            Reference is made to the Loan and Security Agreement, dated as of March __, 1998 (as amended to the date hereof, the "Loan Agreement"), by and among ITHACA INDUSTRIES, INC., a Delaware corporation (the "Borrower"), the lenders party to the Loan Agreement from time to time (the "Lenders"), NATIONSBANK, N.A., a national banking association, as agent for the Lenders (the "Agent"), BANKAMERICA BUSINESS CREDIT, INC., as documentation agent, and NATIONSBANC MONTGOMERY SECURITIES LLC, as syndication agent and arranger. Terms used herein that are defined in the Loan Agreement are used with the meanings therein ascribed to them.

            ____________________________ (the "Assignor") and _______________
_________________ (the "Assignee") agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse (except with respect to any representation of the Assignor expressly set forth herein or in the Loan Agreement), an interest in and to such of the Assignor's rights and obligations as a Lender under the Loan Agreement as of the Effective Date (as hereinafter defined) as represent a _____% interest in and to the Assignor's Commitment as of the Effective Date and all of the outstanding rights and obligations of the Assignor thereunder (including, without limitation, such percentage interest in the Loans owing to the Assignor outstanding on the Effective Date, and such percentage interest in the Notes owing to the Assignor). The Assignee shall have no interest in any interest that is payable with respect to a period prior to the Effective Date.

            2. The Assignor (i) represents that as of the date hereof, its Commitment under the Loan Agreement is $_____________, the outstanding balance of its Revolving Credit Loans is $_____________, the outstanding balance of its Term Loan is $___________, and the aggregate amount of its interest in Letter of Credit Amounts is $____________ (in each case unreduced by any assignments thereof which have not yet become effective); (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien or encumbrance; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower or any other Person of any of its obligations under the Loan Agreement or any other Loan Documents.

3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 11.1 thereof and such other documents and information (including a copy of the Intercreditor Agreement) as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; and (vii) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

            4. The effective date for this Assignment and Acceptance shall be _____________ ____, ______ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

            5. Upon such acceptance and recording, and the payment to the Agent of the processing fee described in Section 14.1 of the Loan Agreement, from and after the Effective Date, (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released form its obligations under the Loan Agreement.

            6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this Assignment and Acceptance directly between themselves.

            7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia, without reference to any provision which would render such choice invalid.

                                            ASSIGNOR:


                                            By:
                                                ------------------------
                                                Name:
                                                     -------------------
                                                Title:
                                                     -------------------

                                            ASSIGNEE:


                                            By:
                                                ------------------------
                                                Name:
                                                     -------------------
                                                Title:
                                                     -------------------

                                                Address:




Accepted and agreed to as of the date first written above:

NationsBank, N.A., as Agent


By:
    ------------------------
    Name:
         -------------------
    Title:
         -------------------


ITHACA INDUSTRIES, INC.


By:
    ------------------------
    Name:
         -------------------
    Title:
         -------------------

                                    EXHIBIT E

                            FORM OF SETTLEMENT REPORT

            Pursuant to Section 5.8 of the Loan and Security Agreement dated as of March __, 1998, as amended, restated, supplemented or otherwise modified through and including the date hereof (the "Loan Agreement", terms defined in the Loan Agreement and not otherwise defined herein being used herein as therein defined), among ITHACA INDUSTRIES, INC., a Delaware corporation, as Borrower, the lenders party to the Loan Agreement from time to time (the "Lenders"), NationsBank, N.A., as agent for the Lenders (the "Agent"), BankAmerica Business Credit, Inc., as documentation agent, and NationsBanc Montgomery Securities LLC, as syndication agent and arranger, the Agent hereby delivers this report to the Lenders for the ____________ ____, [199___/20___] Settlement Date.

1.      Principal amount of Revolving Credit
        Loans outstanding as of Settlement
        Date (before settlement)

        (a)       NationsBank, N.A.                  $______________________

        (b)       ___________________                $______________________

        (c)       ___________________                $______________________

        (d)       ___________________                $______________________

        (e)       Total                              $______________________

2.      Principal amount of Revolving
        Credit Loans outstanding as of
        preceding  Settlement Date
        (after settlement on such date)

        (a)       NationsBank, N.A.                  $______________________

        (b)       ___________________                $______________________

        (c)       ___________________                $______________________

        (d)       ___________________                $______________________

        (e)       Total                              $______________________

3.      Proportionate Share of outstanding
        Revolving Credit Loans
        of each Lender (line 1(e) x
        Commitment Percentage)

        (a)       NationsBank                        $______________________

        (b)       ___________________                $______________________

        (c)       ___________________                $______________________

        (d)       ___________________                $______________________

        (e)       Total                              $______________________


4.      Excess (shortfall) of each
        Lender's Commitment
        Percentage amount over its
        outstandings

        (a)       NationsBank (line
                  3(a) minus line 1(a)                $______________________



        (b)       _______________ (line)
                  3(b) minus line 1(b)                $______________________


        (c)       ______________ (line)
                  3(c) minus line 1(c)                $______________________


        (d)       ______________ (line)
                  3(d) minus line 1(d)                $______________________

            5. Each Lender for which an excess (a positive dollar amount) is shown in item 4 shall pay an amount equal to such excess to the Agent, for payment by the Agent to each Lender for which a shortfall (a negative dollar amount) is shown in item 4 to the extent of such shortfall.


                                       NATIONSBANK, N.A., as Agent


                                       By:
                                          ------------------------
                                       Name:
                                               -------------------
                                       Title:
                                               -------------------

                                    EXHIBIT F
                          FORM OF OFFICER'S CERTIFICATE
                             Ithaca Industries, Inc.

            The undersigned, ___________________, the _______________ of Ithaca
Industries, Inc. (the "Company"), pursuant to that certain Loan and Security Agreement dated as of March ___, 1998 (as amended from time to time, the "Agreement"), among the Company, the lenders from time to time party thereto (the "Lenders"), NationsBank, N.A., as agent for the Lenders (the "Agent"), NationsBanc Montgomery Securities LLC, as syndication agent and arranger, and BankAmerica Business Credit, Inc., as documentation agent, does hereby certify in the name and on behalf of the Company to the Agent and the Lenders pursuant to Section 11.3 of the Agreement that as of the date of this Certificate:

            (a) based on a reasonably diligent examination, no Default or Event of Default exists [or, if a Default or Event of Default exists: set forth on Annex B attached hereto is complete and accurate information specifying the Default or Event of Default, when it occurred, whether it is continuing and the steps being taken by the Company with respect to such Default or Event of Default]; and

            (b) the information set forth on Annex A attached hereto is complete and accurate.

            Unless defined herein, capitalized terms used herein shall have the meanings set forth in the Agreement.

            IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate in the name and on behalf of the Company as of __________________,
____.

                                    ITHACA INDUSTRIES, INC.


                                    By:
                                        ------------------------
                                        Name:
                                             -------------------
                                        Title:
                                             -------------------

                                        ANNEX A

                            Financial Covenant Calculations

        As at [fiscal quarter] [fiscal year] ended on _________, [19/20] _____:

Section 12.1(a)
Minimum Consolidated Tangible Net Worth Requirement                $_________
Actual Consolidated Tangible Net Worth                             $_________

Section 12.1(b)
Minimum Consolidated Operating Cash Flow Requirement(1)            $7,500,000
Actual Consolidated Operating Cash Flow                            $_________


Section 12.1(c)
Minimum Consolidated Fixed Charge Coverage
Ratio Requirement(2)                                                 ___ to 1
                 -

Adjusted Consolidated Operating Cash Flow   =    Consolidated Operating
                                                 Cash Flow minus Unfunded
                                                 Capital Expenditures (other
                                                 than Unfunded Capital
                                                 Expenditures consisting of
                                                 capitalized Enterprise
                                                 Resource Planning
                                                 expenditures) minus cash
                                                 dividends paid minus cash
                                                 taxes paid

Consolidated Operating Cash Flow            =    $                       , minus
                                                  -----------------------
Cash Taxes Paid                             =    $                       , minus
                                                  -----------------------
Unfunded Capital Expenditures               =    $                       , minus
                                                  -----------------------
Cash Dividends Paid                         =    $
                                                  -----------------------

Adjusted Consolidated Operating Cash Flow   =    $
                                                  -----------------------

Consolidated Fixed Charges                  =    cash Interest Expense
                                                 (excluding the Agent's
                                                 annual $75,000 fee) plus
                                                 scheduled payments of
                                                 principal

Cash Interest Expense                       =    $                       , plus
                                                  -----------------------
Scheduled payments of principal             =    $

Consolidated Fixed Charges                  =    $

--------
(1) Measured only as of the end of the second fiscal quarter of fiscal year 1999 on a fiscal year to date basis.
(2) Calculated on a rolling four-quarter basis, except for calculations as of the end of the third fiscal quarter of fiscal year 1999, which shall be on a year to date basis.

Actual Consolidated Fixed Charge Coverage
        Ratio                                =     $       to $      (__ to 1)
                                                    ------     ------

Section 12.1(d)
Maximum Consolidated Funded Indebtedness to
Consolidated Operating Cash Flow Ratio Requirement                       __ to 1

Consolidated Funded Indebtedness             =     all Indebtedness under the
                                                   Agreement plus all
                                                   Indebtedness under the Second
                                                   Lien Senior Secured Facility
                                                   plus all other Indebtedness
                                                   for Money Borrowed of the
                                                   Borrower and its
                                                   Consolidated Subsidiaries

Indebtedness under the Agreement             =     $          , plus
                                                   -----------
Indebtedness under the Second Lien
   Senior Secured Facility                   =     $          , plus
                                                   -----------
All other Indebtedness for Money Borrowed    =     $
                                                   -----------
Consolidated Funded Indebtedness             =     $
                                                   -----------

Consolidated Operating Cash Flow(3)          =     $
                                                   -----------
Actual Consolidated Funded
  Indebtedness to Consolidated
  Operating Cash Flow ratio                  =     $          to $     (__ to 1)
                                                   -----------   ------


Section 12.2(e)
Maximum Permitted Purchase Money Indebtedness
  and Capitalized Lease Obligations Requirement                      $10,000,000

Actual Permitted Purchase Money Indebtedness =     $         , plus
                                                   -----------
Actual Capitalized Lease Obligations         =     $
                                                   -----------
Actual Permitted Purchase Money
  Indebtedness and Capitalized Lease Obligations                     $
                                                                     -----------

Section 12.2(g)
Maximum other unsecured Indebtedness                                 $ 1,000,000
Actual other unsecured Indebtedness                                  $
                                                                     -----------
--------
(3) Calculated on an annualized fiscal year to date basis as of the end of the second and third fiscal quarters for fiscal year 1999 and on a rolling four-quarter basis for all calculations thereafter.

Section 12.5(4)
Maximum fiscal year Capital Expenditures Requirement                 $
                                                                     -----------

Actual fiscal year Capital Expenditures                              $
                                                                     -----------

Section 12.6(b)(5)
Maximum Restricted Dividend Payments,
  Restricted Payments and Restricted Purchases (10% of Excess
  Cash Flow)                                                         $
                                                                     -----------
Actual Restricted Dividend Payments,
  Restricted Payments and Restricted Purchases                       $
                                                                     -----------
Section 12.6(c)(6)
Maximum repurchase of stock or options owned by the Company's
  terminated employees                                               $   250,000
Actual repurchase of stock or options owned by the Company's
  terminated employees                                               $
                                                                     -----------

Section 12.10
See calculation for Section 12.2(e)

Section 12.11
Maximum annual rental payable under all Operating
  Leases of the Borrower and its Subsidiaries Requirement            $15,000,000
Actual annual rental payable under all Operating
  Leases of the Borrower and its Subsidiaries                        $
                                                                     -----------
Section 12.14
Minimum Availability                                                 $ 5,000,000
Actual Availability                                                  $
                                                                     -----------

--------
(4)   Measured only on a fiscal year basis.

(5)   Measured only on a fiscal year basis.

(6)   Measured only on a fiscal year basis.

                                     ANNEX B

                           Defaults/Events of Default